UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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ROWAN COMPANIES PLC

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Rowan Companies plc 2017 Annual General Meeting of Shareholders May 25, 2017

Dear Fellow Shareholder:

I am pleased to invite you to the Rowan Companies plc Annual General Meeting of Shareholders to be held on May 25, 2017 at 2:00 p.m., London time at 99 Bishopsgate, London EC2M 3XF, United Kingdom.

You will be asked to vote on the proposals listed in the Notice of Annual Meeting. The Board of Directors recommends that you vote FOR each of these proposals. As a shareholder, it is important that your shares are represented at the meeting by proxy or in person. I encourage you to cast your vote and to continue your support of Rowan.

PRIDE IN ACCOMPLISHMENTS DESPITE ONGOING MARKET STRUGGLES

The offshore drilling industry faced severe market challenges throughout 2016. Operator budgets generally declined for the third straight year, an event that has not occurred since the 1980s, driving further contract cancellations and reduced demand. The overhang of a substantial number of newbuild units also added to the supply and demand imbalance causing worldwide utilization to further decline during the year.

Rowan bolstered its solid position among our peer group notwithstanding the trials of 2016. We announced a new joint venture with Saudi Aramco, the world’s largest oil producer, continued to reduce our cost structure, strengthened our liquidity and balance sheet, all while demonstrating outstanding operational and safety performance. We also made continued progress divesting assets as they near the end of their useful lives.

A NEW JOINT VENTURE PROVIDES AN UNPARALLELED LONG-TERM GROWTH OPPORTUNITY

In the fourth quarter of 2016, we agreed to form a joint venture with Saudi Aramco, utilizing our Saudi Arabian operations as the foundation for the new company, with an anticipated start-up in the second quarter of 2017. The new company will be a world-class driller, benefitting from Rowan’s strong jack-up operating experience and Saudi Aramco’s financial and contractual support. The new company will add 20 newbuild jack-up rigs to its fleet over a ten-year period, with the first jack-up delivered as early as 2021. The new jack-up rigs will be backed by long-term Saudi Aramco contracts for their useful lives. The new company is expected to provide multi-decade growth and stability for Rowan through a growing fleet, high utilization levels and secure, long-term rig commitments.

STRONG FINANCIAL RESULTS AND EFFECTIVE COST REDUCTIONS

Notwithstanding declining utilization and dayrates, we successfully executed a favorable blend and extend agreement with Anadarko providing backlog for our deepwater fleet into 2018, and extended several contracts with long-term customers. Rowan’s share price improved nearly 12% in 2016, and remained among the top of our peer group on a relative total shareholder return (TSR) basis, and on the heels of peer leading TSR performance in 2014 and 2015. Additionally, following significant cost reductions in 2015 we continued to right size our cost structure for the current environment, reducing drilling expenses and selling, general and administrative expenses by approximately 24% and 7%, respectively, for the fourth quarter 2016 versus fourth quarter 2015 results. These efficiencies have positioned us well to endure the downturn and deliver stronger margins during the inevitable upturn.

SOLID AND CONSERVATIVE CAPITAL MANAGEMENT

We significantly strengthened our liquidity in 2016, increasing our cash position by approximately $770 million during 2016 to end the year with approximately $1.26 billion in cash. We extended our $1.5 billion undrawn revolving credit facility by one year to 2021 despite a significant tightening of credit for oilfield service companies. We also issued $500 million in new senior notes due 2025, and retired over $500 million of debt that was coming due between 2017 and 2019. These transactions meaningfully extended our liquidity and demonstrated our creditors’ confidence in our ability to navigate the challenging market ahead.

DEDICATED TO SAFE, RELIABLE AND EFFICIENT OPERATIONS

Our highest priorities are to maintain an injury-free workplace and protect the environment. We achieved our safest year on record in 2016 and our environmental spill rate was reduced by 30% compared to 2015. Our dedicated crews also continued to deliver strong downtime performance. During the year, we also launched several significant operational and process improvements to strengthen the reliability and efficiency that our customers deserve. Our 2016 improvements include introducing LEAN initiatives, using data analytics projects to drive drilling performance, piloting enhanced crew training programs and starting an ambitious and far reaching plan to upgrade our offshore operational systems.

PREPARING FOR THE RECOVERY

Our 94-year history has built a solid foundation of operational excellence and financial strength that we believe will carry us through this cyclical trough. Our premium fleet is backed by a proven and talented workforce, we are guided by financially conservative principles, and we believe we are on course to take advantage of the anticipated recovery of the offshore drilling industry. Although we expect our financial results to likely deteriorate in 2017 and potentially 2018 as we work through our backlog that was contracted during a stronger market environment, we believe we are well-positioned to weather this downturn through our cost reduction initiatives and conservative balance sheet. We begin 2017 with a sense of cautious optimism for market improvements over the next year.

Sincerely,

Thomas P. Burke

President and Chief Executive Officer

Notice of 2017 Annual General Meeting of Shareholders

Rowan Companies plc

Registered Company No. 07805263

Thursday, May 25, 2017

2:00 p.m., London Time

Rowan Companies plc (the “Company”, “Rowan”, “us” or “we”), a public limited company incorporated under the laws of England and Wales, will hold its 2017 annual general meeting of shareholders (the “Meeting”) on May 25, 2017, beginning at 2:00 p.m., London time (9:00 a.m., New York time), at 99 Bishopsgate, London EC2M 3XF, United Kingdom. At the Meeting, you will be asked to approve the resolutions below.

ITEMS OF BUSINESS

Proposal	Description	Board Recommendation
ORDINARY RESOLUTIONS
1.	To, in the case of William E. Albrecht, Thomas P. Burke, Thomas R. Hix, Jack B. Moore, Suzanne P. Nimocks, John J. Quicke and Tore I. Sandvold, re-elect and, in the case of Charles L. Szews and Thierry Pilenko, elect, by separate ordinary resolutions, as directors of the Company for a term to expire at the annual general meeting of shareholders to be held in 2018.	FOR
2.	To approve, as a non-binding advisory resolution, the Company’s named executive officer (“NEO”) compensation as reported in this proxy statement (in accordance with requirements applicable to companies subject to Securities and Exchange Commission (“SEC”) reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).	FOR
3.	To approve, as a non-binding advisory resolution, the frequency of future advisory votes, selecting among once every year, every two years or every three years, on the compensation of the NEOs pursuant to the compensation disclosure rules of the SEC.	FOR EVERY YEAR
4.	To approve the Company’s directors’ remuneration policy (the “Directors’ Remuneration Policy”).	FOR
5.	To approve, as a non-binding advisory resolution, the Company’s directors’ remuneration report (the “Directors’ Remuneration Report”) for the year ended December 31, 2016, excluding the Directors’ Remuneration Policy.	FOR
6.	To receive the Company’s U.K. annual report and accounts for the year ended December 31, 2016 (the “U.K. Annual Report and Accounts”).	FOR
7.	To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s U.S. independent registered public accounting firm.	FOR
8.	To re-appoint Deloitte LLP (“Deloitte U.K.”) as the Company’s U.K. statutory auditor under the U.K. Companies Act 2006 (the “Companies Act”).	FOR
9.	To authorize the Audit Committee to determine the remuneration of Deloitte U.K., in its capacity as the Company’s U.K. statutory auditor.	FOR
10.	To approve an amendment to the 2013 Rowan Companies plc Incentive Plan (the “Incentive Plan”).	FOR
11.	To approve forms of share repurchase contracts and repurchase counterparties.	FOR

Proposal	Description	Board Recommendation
12.	To authorize the Board of Directors (the “Board”), in accordance with section 551 of the Companies Act, to exercise all the powers of the Company to allot shares in the Company and to grant rights to subscribe for or convert any security into shares in the Company.	FOR
SPECIAL RESOLUTIONS
13.	To authorize the Board, in accordance with section 570 of the Companies Act, to allot equity securities (as defined in section 560 of the Companies Act) pursuant to the authority contemplated by the ordinary resolution included in Proposal 12 for cash without the rights of pre-emption provided by section 561 of the Companies Act.	FOR
14.	To authorize the Board in accordance with section 570 of the Companies Act, to allot equity securities (as defined in section 560 of the Companies Act) pursuant to the authority contemplated by the ordinary resolution included in Proposal 12 for cash without the rights of pre-emption provided by section 561 of the Companies Act in connection with an acquisition or specified capital investment. The special resolution in this proposal is in addition to the special resolution in Proposal 13.	FOR

The foregoing items are more fully described (and the full text of each proposal is set out) in the accompanying proxy statement, which shall be deemed to form a part of this notice. At the date of this proxy statement, the Company does not know of any other matters to be raised at the Meeting other than those described in this proxy statement. If any other matters are, in accordance with the Companies Act, other applicable law or our articles of association (the “Articles”), properly presented for consideration at the Meeting, such matters will be considered at the Meeting and the individual(s) named in the proxy card will vote on such matters in their discretion.

VOTING REQUIREMENTS

In accordance with the Articles, all resolutions will be taken on a poll. Voting on a poll will mean that each Class A Ordinary Share is entitled to one vote for each proposal.

The resolutions proposed in Proposals 1, 4 and 7 through 12 will be proposed as ordinary resolutions, which means that assuming a quorum is present, each such resolution will be approved if a simple majority of the votes cast are cast in favor thereof. Abstentions and broker non-votes will not be counted as a vote either for or against these resolutions. If the number of votes cast against a resolution exceeds the number of votes cast for the resolution, the resolution will not be passed.

With respect to the ordinary resolution included in Proposal 6 (regarding the receipt of the Company’s U.K. Annual Report and Accounts) and the non-binding advisory resolutions in Proposal 2 (regarding the compensation of our NEOs), Proposal 3 (regarding frequency of future advisory votes to approve compensation of NEOs) and Proposal 5 (regarding approval of the Directors’ Remuneration Report), the results of the vote are advisory and will not be legally binding on the Board or any committee thereof to take any action (or refrain from taking any action). However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory votes.

The resolution proposed in Proposals 13 and 14 (regarding disapplication of pre-emption rights) will be proposed as special resolutions, which means that assuming a quorum is present, the resolutions will be approved if shareholders representing at least 75% of the votes cast vote in favor thereof. Abstentions and broker non-votes will not be counted as a vote either for or against these resolutions. If fewer than 75% of the votes cast on the resolution are voted in favor of the resolution, the resolution will not be passed.

Please review the proxy statement accompanying this notice for more complete information regarding the Meeting and the full text of the resolutions to be proposed at the Meeting.

We appreciate the continuing interest of our shareholders in the Company, and we hope you will be able to attend the Meeting. Please contact the Company Secretary if you plan to attend the Meeting in person.

March 31, 2017	By order of the Board of Directors,

Melanie M. Trent

Executive Vice President, General Counsel,
Chief Administrative Officer and Company Secretary

YOUR VOTE IS IMPORTANT. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS INCLUDED WITH THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD INCLUDED WITH THE PROXY MATERIALS.

ORGANIZATIONAL MATTERS

We have established the close of business on March 29, 2017 as the record date for determining the shareholders listed in our share register (registered shareholders) entitled to attend, vote or grant proxies to vote at the meeting or any adjournments or postponements of the Meeting. This notice, proxy statement, proxy card and the annual reports (“proxy materials”) are first being sent on or about April 13, 2017 to each shareholder in our share register as of the record date.

Beneficial owners may have received a notice of Internet availability of proxy materials (the “Notice”) containing instructions on how to access our proxy materials and vote online. If you received a Notice, you will not receive a printed copy of the proxy materials unless you have previously made a permanent election to receive these materials in hard copy. Instead, the Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Only shareholders who are registered in our share register as of the record date will be entitled to attend, vote or grant proxies to vote at the Meeting. Any such registered shareholder may appoint one or more proxies (provided each proxy is appointed to exercise the rights attached to a different share or shares held by him or her) to attend, speak and vote in his place at the Meeting. A proxy need not be a registered shareholder.

A list of the shareholders entitled to vote at the Meeting is available at our Houston, Texas office.

CERTAIN PROPOSALS MANDATED BY ENGLISH LAW

Certain proposals on which you are being asked to vote are customary or required for public limited companies incorporated in England and Wales to present to shareholders at each annual general meeting. These proposals may be unfamiliar to shareholders accustomed to proxy statements for companies organized in other jurisdictions. Specifically, Proposals 4 through 6, 8, 9 and 11 through 14 are customary proposals, and may be mandated by English law.

PROXY STATEMENT FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS

This proxy statement relates to the solicitation of proxies by the board of directors (the “Board”) of Rowan Companies plc (the “Company”, “Rowan”, “us” or “we”) for use at the 2017 annual general meeting of shareholders (the “Meeting”) to be held on May 25, 2017, beginning at 2:00 p.m., London time (9:00 a.m., New York time), at 99 Bishopsgate, London EC2M 3XF, United Kingdom, and at any adjournment or postponement of the Meeting.

The proxy is solicited by the Board and is revocable by you any time before it is voted. These proxy materials and voting instructions are being made available to you on or about April 13, 2017 at www.proxyvote.com. You may also request a printed copy of this proxy statement and the form of proxy by any of the following methods: (a) Internet at www.proxyvote.com; (b) telephone at 1-800-579-1639; or (c) e-mail at sendmaterial@proxyvote.com. Our U.S. annual report on Form 10-K, including consolidated financial statements for the year ended December 31, 2016 (“U.S. Annual Report”) and our U.K. annual report and accounts for the year ended December 31, 2016 (the “U.K. Annual Report and Accounts”) are being made available at the same time and by the same methods. The U.S. Annual Report and U.K. Annual Report and Accounts are not to be considered part of the proxy solicitation material or as incorporated by reference.

Our registered office is located at Cannon Place, 78 Cannon Street, London, EC4N 6AF, United Kingdom and our principal executive office is located at 2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056. Our telephone number in our Houston office is +1-713-621-7800 and our website address is www.rowan.com. Information contained on our website, including information referred to in this proxy statement, is not to be considered as part of the proxy solicitation material and is not incorporated into this proxy statement.

Recipients of this proxy statement may not use any electronic address provided in this proxy statement or the accompanying notice of meeting to communicate with the Company for any purpose other than expressly stated.

Rowan Companies plc is a public limited company incorporated under the laws of England and Wales, and our Class A Ordinary Shares trade on the New York Stock Exchange (“NYSE”) under the symbol “RDC.” As a result, the Company is governed by both the U.K. Companies Act 2006 (the “Companies Act”) and U.S. securities laws and regulations and NYSE rules.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This proxy statement and our U.S. Annual Report and our U.K. Annual Report and Accounts are available at www.proxyvote.com and at our website, www.rowan.com.

Your Vote is Important

Your vote is very important, regardless of the number of shares you own. Whether or not you are able to attend the Meeting in person, it is important that your shares be represented. Please vote as promptly as possible by telephone or via the Internet or by signing, dating and returning the proxy card mailed to those who receive paper copies of this proxy statement. Voting promptly, regardless of the number of shares you hold, will aid us in reducing the expense of an extended proxy solicitation. If you hold Class A Ordinary Shares with a broker or bank, you may also be eligible to vote by telephone or via the Internet. For specific information regarding the voting of your shares, please refer to the section entitled “Questions and Answers about the Meeting and Voting.”

How to Vote

By internet	By telephone	By mailing your Proxy Card

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Mark, sign and date your proxy card and return in the postage-paid envelope

Votes must be received before 11:59 p.m. (Eastern (New York) time) on May 23, 2017.

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting. For further information regarding our 2016 financial performance, please review our U.S. Annual Report.

2017 Annual General Meeting of Shareholders

Time and Date: Thursday, May 25, 2017, 2:00 p.m. (London time)

Location: Latham & Watkins, 99 Bishopsgate, London EC2M 3XF, United Kingdom

Record Date: March 29, 2017

Voting: In accordance with the Company’s articles of association (the “Articles”), all resolutions will be taken on a poll. Voting on a poll will mean that each Class A Ordinary Share is entitled to one vote for each proposal to be voted on.

Materials: Our proxy materials are available at www.rowan.com under the heading “Investor Relations-Financial/Proxy Reports-Annual/ Quarterly/Proxy Reports.”

Voting Matters and Board Recommendations

The Board recommends that you vote as follows:

	Proposals to be Voted Upon	Board Recommendation	Rationale
Proposals No. 1	Re-election and Election of Directors	FOR	The Board and the Nominating & Corporate Governance Committee believe that the nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.
Proposals No. 2	Advisory Resolution on Executive Compensation	FOR	The Company is seeking a non-binding advisory vote from its shareholders to approve the compensation of its named executive officers (“NEO”) as described in this proxy statement. The Board values shareholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation.
Proposals No. 3	Advisory Resolution on the Frequency of Future Advisory Votes to Approve Compensation of NEOs	FOR EVERY YEAR	The Board has determined that holding an advisory vote on executive compensation every year continues to be the most appropriate policy for the Company in order to receive timely and meaningful feedback on executive compensation from the Company’s shareholders.
Proposals No. 4	Resolution to approve the Directors’ Remuneration Policy	FOR	The ordinary resolution in this proposal is required to approve the Company’s directors’ remuneration policy (the “Directors’ Remuneration Policy”) as set out in the Company’s directors’ remuneration report (the “Directors’ Remuneration Report”). At the 2014 annual general meeting, shareholders approved the Directors’ Remuneration Policy. However, pursuant to the Companies Act, we are required to obtain shareholder approval of our Directors’ Remuneration Policy at least every three years and are therefore seeking approval at the Meeting.
Proposals No. 5	Advisory Resolution on the Directors’ Remuneration Report	FOR	The Company is seeking a non-binding advisory vote from its shareholders to approve the Directors’ Remuneration Report. The Board values shareholders’ opinions and will take into account the outcome of the advisory vote when considering future executive and non-executive compensation.
Proposals No. 6	Resolution to Receive the Company’s U.K. Annual Report and Accounts	FOR	The Board is required to present at the meeting the Company’s U.K. audited annual accounts and related directors’ and auditor’s reports for the year ended December 31, 2016.

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	Proposals to be Voted Upon	Board Recommendation	Rationale
Proposals No. 7	Resolution Regarding the Ratification of Appointment Deloitte U.S. as U.S. Independent Registered Public Accounting Firm	FOR	The Board and the Audit Committee believe that the continued retention of Deloitte & Touche LLP (“Deloitte U.S.”) to serve as the U.S. independent registered accounting firm for the year ending December 31, 2017 is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of Deloitte U.S. as the Company’s U.S. independent registered accounting firm.
Proposals No. 8	Resolution Re-Appointing Deloitte U.K. as the Company’s U.K. Statutory Auditor under the Companies Act	FOR	The Board and the Audit Committee believe that the continued retention of Deloitte LLP (“Deloitte U.K.”) to serve as our U.K. statutory auditor for the year ending December 31, 2017 and until the conclusion of the next annual general meeting of the shareholders at which accounts are laid is in the best interests of the Company and its shareholders. If this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at the annual meeting, the Board may appoint an auditor to fill the vacancy.
Proposals No. 9	Resolution to Authorize the Audit Committee to Determine Deloitte U.K.’s Remuneration as the Company’s U.K. Statutory Auditor	FOR	The remuneration of our U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. We are asking our shareholders to authorize the Audit Committee to determine Deloitte U.K.’s remuneration as our U.K. statutory auditor for the year ending December 31, 2017.
Proposals No. 10	Resolution to approve an Amendment to the Incentive Plan	FOR	Based on the recommendation of the Compensation Committee, the Board believes it is in the best interest to amend the Company’s incentive plan to, among other things, replenish shares in the plan in order to continue to have sufficient shares to make annual grants under the plan in the future.
Proposals No. 11	Resolution to Approve Forms of Share Repurchase Contracts and Repurchase Counterparties	FOR	Under the Companies Act, we may only repurchase our Class A Ordinary Shares in accordance with specific procedures for “off market purchases” of such shares. This is because, and solely for the purposes of the Companies Act, any repurchase of our Class A Ordinary Shares through the NYSE constitutes an “off market” transaction. As such, these repurchases may only be made pursuant to a form of share repurchase contract which has been approved by our shareholders. In addition, we must only conduct share repurchases through counterparties approved by our shareholders. The Company seeks the approval for two forms of share repurchase contract as set forth in Exhibit II and Exhibit III to this proxy statement.
Proposals No. 12	Resolution to Authorize the Board to Allot Equity Securities	FOR	The ordinary resolution in this proposal is required periodically under the Companies Act and is customary for public limited companies incorporated under the laws of England and Wales. The Company proposes that our shareholders authorize our directors to generally and unconditionally, subject to the provisions of our Articles and the Companies Act, exercise all the powers of the Company to allot shares in the Company and to grant rights to subscribe for, or to convert any security into, shares in the Company (a) up to an aggregate nominal amount of $5,281,175, equivalent to approximately 33% of the nominal value of the issued shares in the capital of the Company (as of March 1, 2017); and (b) up to a further aggregate nominal amount of $5,281,175 of equity securities by way of a rights issue. Unless previously renewed, revoked or varied, the authority conferred by this resolution shall apply in substitution for all existing authorities under section 551 of the Companies Act and expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2018), save that the Board may, before such expiry, make offers or enter into agreements which would or might require shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted after such expiry and the directors may allot shares or grant such rights in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

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	Proposals to be Voted Upon	Board Recommendation	Rationale
Proposals No. 13	Resolution to Authorize the Board to Allot Equity Securities without Pre- emptive Rights	FOR	The special resolution in this proposal is required periodically under the Companies Act and is customary for public limited companies incorporated under the laws of England and Wales. The Company proposes that, subject to the passing of the resolution included in Proposal 12, our directors be generally empowered to allot equity securities pursuant to the authority conferred by Proposal 12 for cash free of the restrictions in section 561 of the Companies Act. This special resolution would give directors the ability to raise additional capital by selling Class A Ordinary Shares for cash or to conduct a rights issue without first offering them to existing shareholders in proportion to their existing shareholdings, in each case, up to the maximum amounts specified in the resolution. Unless previously renewed, revoked or varied, the power conferred by this resolution shall apply in substitution for all existing powers under section 570 of the Companies Act and expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2018), save that the Company may, before such expiry make offers or enter into agreements which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.
Proposals No. 14	Resolution to Authorize the Board to Allot Equity Securities without Pre-emptive Rights in connection with an Acquisition or Specified Capital Investment	FOR	The special resolution in this proposal is in addition to the special resolution in Proposal 13 and is being proposed as a separate resolution to authorise the directors to allot a further 5% of the issued ordinary share capital as at March 1, 2017 otherwise than in connection with a pre-emptive offer for the purposes of an acquisition or a specified capital investment which is announced at the same time as the allotment, or which has taken place in the preceding six-month period and is disclosed in the announcement of that allotment.

Questions and Answers about the Meeting and Voting

Please see the “Questions and Answers about the Proxy, Meeting and Voting” beginning on page 76 for important information about the proxy materials, the Meeting and voting.

Board of Directors and Nominees

Independent Board. Our Board is comprised of a majority of independent directors.

Non-executive Chairman of the Board. Sir Graham Hearne served as the independent, non-executive Chairman of the Board during 2016.

Independent Board Committees. All members of our Audit, Compensation and Nominating & Corporate Governance Committees are independent directors.

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At our Meeting, the following nominees will be elected, each for a one-year term.

Nominees	Age	Director Since	Principal Occupation	Current Committees	Independent*	Experience/ Skills/Qualifications
William E. Albrecht	65	2015	Former Executive Chairman and current non-Executive Chairman of the Board, California Resources Company	Audit HSE		• Various executive positions with extensive managerial oversight • Over 37 years in the domestic oil and gas industry • Petroleum engineer
Thomas P. Burke	49	2014	CEO & President, Rowan Companies plc	Executive		• Current CEO & President • Extensive managerial and industry experience
Thomas R. Hix	69	2009	Independent business consultant and former CFO, Cameron International Corporation	Audit Compensation (Chair) Executive NCG		• Former CFO • Financial, management and M&A experience • Public company directorships
Jack B. Moore	63	2016	Former Chairman of the Board and CEO, Cameron International Corp.	Compensation HSE

•   Former CEO and Chairman positions

•   Over 35 years in oil field service and energy industry

•   Extensive management and leadership experience in the oilfield services and energy industries

•   Public company directorships

Suzanne P. Nimocks	58	2010	Former Director, McKinsey & Company	Compensation HSE (Chair) NCG		• Global management consulting and energy sector experience • Public company directorships
Thierry Pilenko	59	Nominee	Former Chairman and CEO of Technip S.A.; current Executive Chairman of TechnipFMC plc	To be appointed after election		• Former CEO and Chairman positions • Over 30 years in the oil and energy industry • Extensive management and international experience in the energy industry • Public company directorships
John J. Quicke	67	2009	Former Managing Director and Operating Partner, Steel Partners LLC; Chairman of the energy group of Steel Partners Holdings L.P.	Audit (Chair) Executive Compensation		• Former CEO, COO and CPA positions • Shareholder activism background • Operational and manufacturing experience • Public company directorships
Tore I. Sandvold	69	2013	Executive Chairman of Sandvold Energy AS; Former Director General, Norwegian Ministry of Industry, Oil & Energy and Executive Chairman, Petoro AS	Audit HSE		• Energy, regulatory policy and international sector experience • Public company directorships
Charles L. Szews	60	2016	Former CEO of Oshkosh Corporation	Audit

•   Extensive executive management experience, having served in CEO and CFO positions

•   Member of audit, finance, NGC, and compensation committees of various publicly traded companies

•   Significant experience with capital allocation, mergers and acquisitions, supply chain management, and international business management

*	As determined by the Board.

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CORPORATE GOVERNANCE

Governance Highlights

The Company is committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens Board and management accountability, and helps build public trust in the Company. Highlights include:

BOARD AND GOVERNANCE PRACTICES
Size of Board(a)	9 members
Average Age of Nominees	62 years
Average Tenure of Nominees	3.6 years
Number of Independent Nominees(b)	8 out of 9
Independent Audit, Compensation and Nominating & Corporate Governance Committees	Yes
Annual Election of All Directors	Yes
Majority Voting for Directors	Yes
Independent Non-Executive Chairman	Yes
Regular Executive Sessions of Independent Directors	Yes
Regular Board, Committee and Individual Director Self-Evaluations	Yes
Equity Grants to Non-Executive Directors	Yes
Number of Board Meetings Held	7
Code of Business Conduct Applicable to Directors	Yes
Corporate Compliance Program	Yes
Policy on Related Person Transactions	Yes
Board-Level Health, Safety and Environment Committee	Yes
Director Term Limits (12 years)(c)	Yes
Disclosure Committee for Financial Reporting	Yes
Annual Advisory Vote on Executive Compensation	Yes
Mandatory Vote on Director Compensation Policy at least every three years	Yes
Shareholder Ability to Call Special Meetings (5% Threshold)	Yes
Material Restrictions on Right to Call Special Meetings	No
Share Ownership Guidelines	Yes
Anti-Hedging and Anti-Pledging Policies	Yes
Clawback Provisions	Yes
Shareholder Approved Maximum Caps on Director Compensation (per our U.K. remuneration policy)	Yes

(a)	Messrs. Hearne and Peacock will be retiring from the Board at the end of their terms. Assuming all nominees are elected by shareholders, the Board will be comprised of nine members after the Meeting.
(b)	All nominees, other than Dr. Burke, have been deemed independent by the Board of Directors.
(c)	New director term limit policy beginning January 2017.

Corporate Governance Actions

The Board recognizes the importance of acting in accordance with the Company’s high principles of corporate governance. Maintaining and enhancing these standards is critical to the effective oversight of the Company’s business and is an important element of fulfilling the Company’s duties to shareholders.

The Board proactively addresses the Company’s corporate governance policies, including effecting corporate governance improvements, recruiting new talent for the management team and the Board, and improving processes and procedures throughout the Company. Specific examples include:

•	Elimination of our classified Board; each of our directors is elected annually;

•	A thorough, independent Board assessment and succession plan, continuing to review the skills, experience and tenure of each director to ensure appropriate membership, and actively refreshing the Board with the appointment of Mr. Sandvold in 2013, Mr. Albrecht in 2015, Messrs. Moore and Szews in 2016 and Mr. Pilenko in 2017;

•	A majority of independent Board members and an independent, non-executive Chairman;

•	Active communication with shareholders;

•	Improvements to Corporate Governance Guidelines, Nominating & Corporate Governance Committee charter and constituent documents to continuously improve corporate governance;

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•	Termination of all remaining excise tax gross-ups in change of control agreements;

•	Implementation of new twelve-year term limit for directors beginning in January 2017; and

•	Incorporation in the U.K., a country with a stable and well-developed legal system that we believe encourages high standards of corporate governance and provides shareholders with substantial rights.

In addition, prior to our redomestication to the U.K., we eliminated supermajority voting provisions in our charter documents. However, as a U.K. domiciled company, we are now subject to the U.K. Companies Act 2006 which has mandatory provisions requiring 75% shareholder approval in certain circumstances (which cannot be waived or amended by our shareholders).

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that, along with the charters of the Board committees, provide the framework for the governance of the Company. The Board’s Nominating & Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines at least annually, and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines are available on our website at www.rowan.com under the heading “Our Company-Governance Documents.”

Board Leadership Structure

•	Non-executive Chairman: Sir Graham Hearne has served as the independent, non-executive Chairman since April 2016 and lead independent director since April 2015.

•	CEO and President: Thomas P. Burke

The Board of Directors:

•	will have 8 (out of 9) independent directors after the annual shareholders meeting;

•	has a broad range of leadership, professional skills and experience which, when taken as a whole, complement the nature of our business and support the Company’s long-term strategic focus;

•	had active participation with each director attending 100% of the Board meetings held during his/her service on the Board in 2016;

•	ensures that the Company’s risk management framework is sufficient given the risks related to the Company’s business;

•	regularly considers and addresses Board refreshment and succession planning;

•	has access to senior management and engages independent advisors;

•	engages in a comprehensive self-evaluation process; and

•	approves executive and director compensation arrangements that align the interests of executives and directors with those of shareholders.

The Company’s governance framework provides the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareholders. Upon the retirement of Mr. Ralls in April 2016, Sir Graham Hearne became the independent non-executive Chairman. The current CEO also serves as a director and the remainder of directors are independent. The Board believes this structure provides an effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. Upon Sir Graham’s expected retirement from the Board at the Meeting, the Board plans to appoint Mr. William (Bill) Albrecht to serve as the independent, non-executive Chairman.

Please see “Director Evaluations and Board Succession Plan” below for further discussion regarding our Board succession plan.

Executive Sessions of the Board

During each of our Board’s regularly scheduled meetings, the non-executive directors meet in executive session with the non-executive Chairman presiding.

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Director Independence

Majority Independent Board. All directors and nominees up for election, other than our CEO, are independent under NYSE rules as determined by the Board of Directors.

Independent Board Committees. All members of our Audit, Compensation and Nominating & Corporate Governance Committees are independent directors.

Our Corporate Governance Guidelines require that a substantial majority of the Board consist of independent directors. In general, the Guidelines require that an independent director must have no material relationship with the Company, directly or indirectly, except as a director. The Board, through the Nominating & Corporate Governance Committee, determines director independence (usually in the first quarter of each year) on the basis of the standards specified by the NYSE, additional standards referenced in our Corporate Governance Guidelines, and other facts and circumstances the Nominating & Corporate Governance Committee and Board considers relevant. During the review, the Nominating & Corporate Governance Committee and Board consider transactions, charitable contributions by the Company and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. Based on that review, the Board determined that all non-executive directors and nominees are independent. The Board also determined that each member and potential nominee of the Audit, Compensation and Nominating & Corporate Governance Committees is independent.

Transactions considered in independence determinations. In recommending that each non-executive director and nominee be deemed independent, the Nominating & Corporate Governance Committee and Board noted that certain of our directors have relationships with, serve on boards of directors of, or own minor interests in, entities with which we may do business. For example:

Mr. Hix is a director of Health Care Service Corporation, the parent company of Blue Cross Blue Shield of Texas, the Company’s health insurance provider, and a director of the general partner of Western Gas Partners, LP, a downstream publicly traded partnership controlled by Anadarko Petroleum Corporation, an exploration and production company which is a drilling customer.

In 1997, Mr. Peacock retired as a partner of Andrews Kurth LLP, a law firm which has provided certain legal services to the Company from time to time. Such engagement of Andrews Kurth was approved by the Board. Mr. Peacock does not actively practice law or participate in the earnings of the firm and is not eligible for bonuses or other incentive payments from the firm. Like other retired partners of the firm, Mr. Peacock retained the title Of Counsel and receives a fixed annual stipend of $100,000. Payments made by the Company to Andrews Kurth in 2016 were approximately $100,000, which constituted less than 0.1% of the law firm’s gross revenues. In addition, Mr. Peacock’s son is the General Counsel of the general partner of Western Gas Partners, LP, an affiliate of Anadarko Petroleum Corporation which is one of the Company’s customers.

Mr. Sandvold is a director of Schlumberger Limited, which provides services to the Company in the ordinary course of business. Schlumberger acquired Cameron International Corporation, one of the Company’s primary equipment and service providers, in 2016. Annual payments made by the Company to the combined entity in 2016 constituted less than 1% of the recipient’s consolidated gross revenues.

Mr. Moore retired as Chief Executive Officer of Cameron International Corporation in October 2015 and served as non-executive Chairman of the Board until Cameron’s acquisition by Schlumberger.

Mr. Szews was recommended to the Company by one of its largest shareholders, Blue Harbour Group, LP., and was appointed in accordance with the terms of a nomination and support agreement entered into by the Company and Blue Harbour Group. Mr. Szews is not otherwise affiliated with Blue Harbour Group. There are no arrangements between Mr. Szews and any other person pursuant to which he was appointed to serve as a director, and there are no transactions in which the Company is a participant in which Mr. Szews has a material interest.

Mr. Pilenko is the Executive Chairman of TechnipFMC which from time to time has provided limited goods and services to the Company in the ordinary course of business.

In addition, from time to time, the Company may make a charitable donation in honor of a director or to a charitable entity with which a director is affiliated. Any contributions are reviewed and approved by the Company’s Charitable Contributions Committee, which is comprised of three officers of the Company. During 2016, in honor of Mr. Fox’s retirement from the Board, the Company made a charitable donation of $10,000 to a non-profit organization of Mr. Fox’s choice. In addition, in honor of Mr. Peacock’s upcoming retirement in 2017, the Company made a charitable donation of $5,000 to a non-profit organization of Mr. Peacock’s choice.

Role of the Board in Risk Oversight

Enterprise Risk Management (“ERM”). Effective risk oversight is a priority of the Board. Executive management is responsible for the day-to-day management of Company risks through robust internal processes and effective internal controls, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In connection with its oversight role, the Board evaluates whether the risk management processes designed and implemented by management are integrated with the Company’s corporate strategy, are functioning as designed and that steps are taken to foster a culture in which employees understand their responsibility for acting within appropriate limits, and their ultimate accountability.

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The Company’s Internal Audit department facilitates an annual ERM assessment. The annual ERM assessment is designed to take an enterprise view of risk and to identify potential events that may affect the Company, to manage risks to be within the Company’s risk profile and to provide reasonable assurance regarding the achievement of Company objectives.

Each year, the management team (including the CEO) conducts an in-depth assessment of potential risks facing the Company. In that regard, management:

•	Reviews appropriate changes to the Company’s policies and procedures regarding risk management;

•	Identifies and evaluates the severity and likelihood of operational, commercial, strategic, financial, macroeconomic and geopolitical risks facing the Company;

•	Evaluates the effectiveness and adequacy of the Company’s risk management activities and whether existing or additional mitigation efforts are appropriate; and

•	Reports to the Board and relevant committees on a periodic basis with respect to risk management.

The Company’s annual enterprise risk assessment typically occurs during the fourth quarter of each year, followed by management’s report to the Board and relevant committees during the first quarter of the following year. Management monitors identified enterprise risks and mitigation steps throughout the year in management meetings and through audits, safety calls, and analysis of capital decisions.

In addition, the Board and committees play significant roles in carrying out the risk oversight function. In particular:

The Board oversees enterprise-wide risks such as those related to the macroeconomic and political climate, strategic decisions, entry into new markets, significant operating risks, customer issues, and significant operating incidents or disruptions. The Board also reviews the Company’s insurance program and is apprised of material variations in coverage or premiums in connection with each annual insurance renewal.

The Audit Committee oversees risks related to the Company’s financial performance and financial statements, the financial reporting process and internal controls, internal and external audit functions, tax and accounting matters, anti-bribery and corruption, cybersecurity and information technology systems and other exposures. For example, the Audit Committee:

•	Reviews reports from the Company’s independent auditors and Internal Audit and Compliance at each regular quarterly meeting and meets in executive session with representatives as needed;

•	Reviews and approves the annual internal audit plan and also receives reports on all internal audits;

•	Reviews a quarterly report on tax matters that may have a significant impact on the Company; and

•	Reviews the Company’s risks and mitigation plans related to cybersecurity and information technology systems.

The Nominating & Corporate Governance Committee is actively involved in CEO and Board succession planning.

The Health, Safety and Environment Committee oversees the Company’s management of risk in the areas of health, safety and environment. For example, the HSE Committee:

•	Reviews quarterly and annual statistics regarding safety and environmental incidents, including an in-depth review of the most serious incidents;

•	Reviews the Company’s crisis management, security and emergency response plans at least annually;

•	Reviews regional risks to employees, assets and the Company’s operations; and

•	Reviews any material compliance issues or any material pending or threatened proceedings regarding health, safety or environmental matters.

On a quarterly basis and more frequently as appropriate, the General Counsel reports to the Board on legal matters that may have a significant impact on the Company.

The Compensation Committee is responsible for evaluating risks relating to the Company’s compensation and benefit plans, and performs an annual review of such risks, typically in first quarter of each year. In that regard, the Compensation Committee:

•	Approves all NEO compensation to ensure decisions are made by independent directors;

•	Engages independent compensation consultants;

•	Assesses individual CEO performance on an annual basis in connection with setting CEO compensation;

•	Manages the Company’s compensation programs to be competitive with those of peer companies and monitors the programs against trends in executive compensation and risks on an annual basis;

•	Evaluates the mix of short-term and long-term compensation to appropriately balance incentive and performance based compensation;

•	Establishes rigorous financial, operational and strategic metrics for the Company’s annual cash bonus program;

•	Approves annual cash bonuses based on audited financial statements for the performance year;

•	Monitors the Company’s clawback policy;

•	Meets regularly with management to understand the financial, human resources and shareholder implications and risks of compensation decisions being made; and

•	Reviews management’s annual assessment of potential risks associated with the Company’s incentive compensation practices and policies and solicits input from the Committee’s independent compensation consultants regarding programs and factors which could mitigate or encourage excessive risk taking; in the first quarter of 2017, the Committee determined that risks arising from such programs are not reasonably likely to have a material adverse effect on the Company.

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Board Evaluations

The Board, committees and each individual director conduct annual performance evaluations to assess the qualifications, attributes, skills and experience represented on the Board and committees and to determine whether the Board, its committees and its individual members are functioning effectively and have key competencies. The Company Secretary oversees the annual review and reports results to the committees and full Board.

Director Selection Process and Board Succession Planning

The Nominating & Corporate Governance Committee is responsible for Board succession planning, refreshment, and identifying and evaluating Board nominees and for recommending a slate of nominees for election or appointment. Working closely with the full Board, the Nominating & Corporate Governance Committee develops criteria for Board positions, taking into account such factors as it deems appropriate in light of the Board’s current composition, diversity, committee structure and effectiveness; each individual member’s skills, qualifications, independence, contributions and retirement plans; and areas of improvement or additional skill sets needed.

Board Refreshment Plan. Beginning in 2013, the Nominating & Corporate Governance Committee developed a multi-year succession and refreshment plan, with five of the nine nominees having been appointed to the Board in the last several years:

	2013	2014	2015	2016	2017
New Directors	Tore I. Sandvold	Thomas P. Burke	William E. Albrecht	Jack B. Moore Charles L. Szews	Thierry Pilenko
Retirements	Robert G. Croyle	Henry E. Lentz	Lord Colin Moynihan	William T. Fox III W. Matt Ralls	Sir Graham Hearne P. Dexter Peacock

In evaluating potential nominees, the Nominating & Corporate Governance Committee considers, among other things, a candidate’s:

•	Judgment, integrity, values, ethics, experience, reputation and understanding of the Company’s business or other related industries;

•	Ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company;

•	Commitment to representing the interests of all shareholders of the Company;

•	Proven record of success in his or her field and demonstrated ability to evaluate and analyze innovatively;

•	Prior Board and committee experience;

•	Independence and expertise qualifications that satisfy applicable NYSE rules and regulations;

•	Commitment to corporate governance requirements and practices;

•	Ability to govern and provide oversight, while respecting management’s operating and business role;

•	Length of service on the Board (if a current director);

•	Appreciation of multiple cultures and diversity;

•	Commitment to dealing responsibly with social issues;

•	Ability to think independently, to ask difficult questions and to work collaboratively and collegially with other members of the Board to contribute to the effective functioning of the Board as a whole; and

•	Such other factors the Committee determines are relevant in light of the current needs of the Board.

Based on the criteria described above, the Nominating & Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. From time to time, the Committee also retains executive search firms to identify and review candidates.

Once the Nominating & Corporate Governance Committee has identified a prospective nominee (including prospective nominees recommended by shareholders), it makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Committee considers information provided with the recommendation of the candidate, information obtained through inquiries to third parties and input from Board members, as appropriate. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the candidate can satisfy the criteria that the Committee

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has established. If the Committee determines that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience and report its findings to the Board.

If the Nominating & Corporate Governance Committee decides to proceed with further consideration on the basis of its preliminary review, members of the Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, and the full Board makes the final determination whether to nominate or appoint the candidate after considering the Committee’s recommendation.

Diversity. The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership because the Board believes that a variety of points of view contributes to a more effective decision-making process.

New Term Limit Policy. Upon the recommendation of the Nominating & Corporate Governance Committee, the Board approved a new director term limit policy. Beginning in January 2017, directors have a maximum term limit of 12 years. Notwithstanding the term limit policy, to ensure that the Board remains comprised of active members able to keep their commitments to Board service, the Nominating & Corporate Governance Committee evaluates the qualifications and performance of each incumbent director before recommending the nomination of that director for an additional term.

Shareholder Nominations for Director

Shareholders of record, whose interest in shares, individually or in the aggregate, represents at least 5% of our paid-up share capital, may nominate candidates for election as directors if they follow the procedures and comply with the deadlines specified in our Articles. A copy of our Articles is available to any qualifying shareholder who makes a written request to the Company Secretary. Qualifying shareholders may submit in writing recommendations for consideration by the Nominating & Corporate Governance Committee to the Company Secretary at 2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056.

Recommendations should contain a detailed discussion of the qualifications of each recommended candidate and any other material information the shareholder wants the Nominating & Corporate Governance Committee to consider. It is expected that, at a minimum, Director nominees would satisfy the standards set by the Nominating & Corporate Governance Committee and meet the criteria of independence and expertise that satisfy applicable NYSE rules and legal regulations.

Shareholder Proposals

Shareholder proposals intended for inclusion in our proxy materials for our 2018 annual general meeting of shareholders must be submitted in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and received by us at our executive offices no later than the close of business on December 14, 2017. Such proposals should be addressed to the Company Secretary, 2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056.

In addition, our Articles establish an advance notice procedure outside of Rule 14a-8 for shareholders who wish to present a proposal or nominations for the election of directors at an annual general meeting. Any such proposals or nominations must be submitted in accordance with the requirements of our Articles and received no earlier than the 120th day and no later than the 90th day prior to the anniversary of the 2017 annual general meeting of shareholders. As a result, such proposals or nominations submitted pursuant to the provisions of our Articles for our 2018 annual general meeting must be received no earlier than January 25, 2018 and no later than the close of business on February 24, 2018.

In the event that the 2018 annual general meeting of shareholders takes place more than 30 days before or more than 70 days after the anniversary of the 2017 annual general meeting of shareholders, then alternative cut-off dates will apply in accordance with our Articles. Shareholders are advised to review our Articles, which contain further details and additional requirements about advance notice of shareholder proposals and director nominations.

Communication with Directors

Shareholders and other interested parties may communicate with the Chairman, the chairs of the Audit, Compensation, and Nominating & Corporate Governance Committees of the Board, or with any of our other independent directors, by sending a letter to:

Rowan Companies plc
c/o Company Secretary
Re: Board Matters
2800 Post Oak Blvd., Suite 5450
Houston, Texas 77056

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Shareholder Outreach Efforts

Company officers meet routinely with shareholders and investors throughout the year to discuss issues and perspectives relating to the Company, including executive compensation practices. During 2016, management actively engaged with shareholders through approximately 355 one-on-one and group meetings and conference calls, 24 analyst conferences and 3 non-deal investor roadshows. In addition, various Board members participated in one-on-one meetings with a certain shareholder during 2016. The Board and Compensation Committee also carefully consider the results from annual shareholder advisory votes, as well as other shareholder input, when reviewing executive compensation programs, principles and policies.

Business Conduct Policies

We have a Code of Business Conduct and Ethics that applies to all of our employees and directors and we have a Code of Ethics for Senior Financial Officers of the Company that applies to our CEO, CFO and chief accounting officer. Both policies are available on our website www.rowan.com under the heading “Our Company-Governance Documents”.

Related Party Transaction Policy

All transactions with related parties must be made in compliance with the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), and our Code of Business Conduct and Ethics. Such transactions must have a legitimate business purpose, and must be on terms no less favorable to us than could be obtained from unrelated third parties.

All executive officers, directors, director nominees and certain employees are required to identify, to the best of their knowledge after reasonable inquiry, business and financial affiliations involving themselves or their immediate family members that could reasonably be expected to give rise to a reportable related party transaction. In addition, pursuant to our Code of Business Conduct and Ethics policy, all directors and employees must report any actual or potential conflicts of interest to our Company Secretary and/or Compliance Officer. Based on this information, we review the Company’s own records and make follow-up inquiries as may be necessary to identify potentially reportable transactions. A report summarizing such transactions and including a reasonable level of detail is then provided to the Audit Committee for further review, with consultation with the Board if warranted.

The following transaction was reviewed and approved by the Audit Committee. The Audit Committee approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

The Company employs an individual who is related to one of our NEOs. Since October 2011, Mr. Matt G. Keller, who is the brother of Mr. Mark A. Keller, our Executive Vice President – Business Development, has served as a sales and marketing director. In 2016, he received approximately $200,000 in base salary, $91,500 in bonus and a grant of restricted share units valued at approximately $100,000 on the grant date.

No Hedging or Pledging Policy

Section 16 insiders, directors and other designated employees are prohibited from entering into any hedging transactions or pledging Company securities. In addition, Section 16 insiders may not hold Company securities in a margin account. The Company requires that executive officers and directors confirm annually that they do not hold any shares subject to any hedging or pledging arrangements.

Political Contributions Policy

The Company generally does not use company funds for political contributions. The Company’s Code of Business Conduct and Ethics prohibits the use of company funds and assets for political contributions, directly or indirectly, without the prior written permission from either the Compliance Officer or the General Counsel. Additionally, the Company’s Charitable Contributions policy prohibits the Company from contributing to political campaigns or parties. The Company has not made any political contributions in the past five years but is a member of various industry organizations, such as International Association of Drilling Contractors (IADC) and American Petroleum Institute (API), which may undertake lobbying efforts related to our industry.

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PROPOSALS 1 (a) - (i) Resolutions Regarding the Election of Directors

The Articles provide that the number of directors shall be determined by the Board. In 2012, our shareholders approved our Articles, which declassified our directors. Beginning in 2015, each nominee now stands for re-election annually.

Upon the recommendation of the Nominating & Corporate Governance Committee, the Board has nominated the following candidates to be elected at the Meeting:

a.	William E. Albrecht	f.	Suzanne P. Nimocks
b.	Thomas P. Burke	g.	John J. Quicke
c.	Thomas R. Hix	h.	Tore I. Sandvold
d.	Jack B. Moore	i.	Charles L. Szews*
e.	Thierry Pilenko*

*	Messrs. Pilenko and Szews are being nominated for election by shareholders for this first time at this Meeting. Mr. Pilenko was nominated for election to the Board in 2017; Mr. Szews was appointed as a director in August 2016.

Each director elected will hold office until the 2018 annual general meeting and each director will continue in office until the election and qualification of his or her respective successor, or until his or her earlier death, retirement, resignation or removal. All nominees have consented to serve as directors. Our Board has no reason to believe that any of the nominees will be unable to act as a director.

Information with respect to the nominees for directors is set forth below.

Vote Required

The election of each of the nominees will be decided by ordinary resolution, which means that the nominee will be elected if a simple majority of the votes cast are cast in favor of the nominee’s election, assuming a quorum is present.

Recommendation of the Board

The Board and the Nominating & Corporate Governance Committee recommend that the shareholders vote FOR each of the ordinary resolutions to elect the director nominees at the Meeting.

Nominees for Election

Our Board is comprised of highly qualified individuals with unique and special skills that we believe assist in effective management of the Company for the benefit of our shareholders. Each of our nominees possesses certain experience, qualifications, attributes and skills, as further described below, that led to our conclusion that he or she will be a valuable a member of our Board.

William E. Albrecht

Age 65
Director since 2015
Independent Director

Principal Occupation: Current non-Executive Chairman of the Board of California Resources Corporation, a publicly traded oil and natural gas exploration and production company

Business Experience, Specific Qualifications and Skills:

•	Over 37 years in the domestic oil and gas industry
•	Executive Chairman of California Resources Corporation from July 2014 to May 2016; Non-Executive Chairman since May 2016
•	Vice President of Occidental Petroleum Corporation from May 2008 to July 2014, President of Oxy Oil & Gas, Americas from January 2012 to July 2014, and President of Oxy Oil & Gas, USA from April 2008 to January 2012, with extensive managerial oversight over upstream assets
•	Executive officer of EOG Resources, a domestic energy producer, for eight years, including Vice President of acquisitions and engineering
•	Petroleum engineer for Tenneco Oil Company for ten years
•	Former Chairman of the Board of Trustees of Spindletop Charities International
•	Former Captain in the U.S. army
•	Credentialed by the National Association of Corporate Directors as a Board Leadership Fellow

Current Public Company Directorships:

•	California Resources Corporation
•	Halliburton Company

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Thomas P. Burke

Age 49
Director since 2014

Principal Occupation: Current Chief Executive Officer and President

Business Experience, Specific Qualifications and Skills:

•	CEO of the Company since April 2014, and President since March 2013
•	Industry experience serving as Chief Operating Officer of the Company from July 2011 to March 2013, and CEO and President of LeTourneau Technologies, Inc., a subsidiary of the Company, from December 2009 to June 2011
•	Division President from 2006 to 2009 and Vice President of Corporate Development from 2004 to 2006 of Complete Production Services, an oilfield services company
•	Membership in International Association of Drilling Contractors (IADC) – Chairman for 2016, and American Petroleum Institute (API) – Board of Directors

Current Public Company Directorships: None

Thomas R. Hix

Age 69
Director since 2009
Independent Director

Principal Occupation: Independent business consultant since January 2003

Business Experience, Specific Qualifications and Skills:

•	Former Senior Vice President of Finance and CFO of Cameron International Corporation, an oil and gas products and services company, from 1995 to 2003 with extensive financial and mergers and acquisitions experience
•	Board member of a public exploration and production company and public board service for 15 years
•	Significant experience as a member of compensation, finance and audit committees of publicly traded companies
•	Significant management experience in offshore contract drilling
•	Former Certified Public Accountant (CPA)
•	Director of Health Care Service Corporation (the parent company of Blue Cross and Blue Shield, the Company’s health insurance provider), Finance Committee Chairman

Current Public Company Directorships:

•	Western Gas Equity Partners LP (an affiliate of Anadarko Petroleum)
•	EP Energy Corp.

Prior Public Company Directorships:

•	TODCO
•	El Paso Corporation

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Jack B. Moore

Age 63
Director since 2016
Independent Director

Principal Occupation: Retired President and Chief Executive Officer of Cameron International Corp. from April 2008 to October 2015 and Chairman of the Board from May 2011 until April 2016, when Schlumberger acquired Cameron.

Business Experience, Specific Qualifications and Skills:

•	Extensive operating, management and leadership experience as Vice President and General Manager, Western Hemisphere of Cameron’s Drilling and Production Systems group from July 1999 to July 2002, President of the group from July 2002 to January 2007, and Cameron’s President and Chief Operating Officer from January 2007 to April 2008
•	Prior to Cameron, served in various management positions with Baker Hughes Incorporated for 23 years
•	Chairman of the Compensation Committee and member of the Nominating and Corporate Governance Committee of KBR, Inc.
•	Prior audit committee service for a publicly traded company
•	Over 35 years of experience in the energy and oilfield services industry
•	Board of Directors of the American Petroleum Institute (API)
•	Various leadership roles in the energy business community

Current Public Company Directorships:

•	KBR, Inc.
•	Occidental Petroleum Corporation
•	ProPetro Holding Corp.

Prior Public Company Directorships:

•	Cameron International Corp

Suzanne P. Nimocks

Age 58
Director since 2010
Independent Director

Principal Occupation: Former Director (Senior Partner) of McKinsey & Company, a global management consulting firm, from June 1999 to March 2010

Business Experience, Specific Qualifications and Skills:

•	McKinsey management consultant for over 20 years, since 1989, including leader of the firm’s Global Petroleum Practice, Electric Power & Natural Gas Practice, Organization Practice, Risk Management Practice and Strategy Practice
•	Member of the firm’s worldwide personnel committees for many years
•	Manager of the Houston office for eight years including significant management expertise gained from managing a large office of an international consulting firm
•	Service on compensation, audit and corporate governance committees of publicly traded companies, including as chairperson of a compensation committee and a finance committee

Current Public Company Directorships:

•	ArcelorMittal
•	Encana Corporation
•	Owens Corning

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Thierry Pilenko*

Age 59
Nominee 2017

Principal Occupation: Former Chairman and Chief Executive Officer of Technip S.A., a leading provider of project management, engineering, and construction services for the energy industry, from April 2007 to January 17, 2017, when FMC Technologies, Inc. consummated its merger with Technip S.A. and current Executive Chairman of TechnipFMC plc

Business Experience, Specific Qualifications and Skills:

•	Chairman and Chief Executive Officer, Veritas DGC, Inc., a seismic services company, from March 2004 to January 2007
•	Managing Director, SchlumbergerSema, a Schlumberger Ltd. company in Paris, from 2001 to March 2004
•	President, Schlumberger GeoQuest from 1998 to 2001
•	Extensive management roles and operating experience at Schlumberger beginning in 1984, including international positions in Europe, Africa, the Middle East and Asia
•	Over 30 years of experience in the oil and energy industry, including CEO leadership positions
•	Significant international oil and energy policy expertise
•	Service on boards and committees of publicly traded companies

Current Public Company Directorships:

•	TechnipFMC plc

Prior Public Company Directorships:

•	Hercules Offshore, Inc.
•	CGG Veritas (formerly Veritas DGC)
•	Peugeot SA

John J. Quicke

Age 67
Director since 2009
Independent Director

Principal Occupation: Retired as Managing Director and an operating partner of Steel Partners LLC, a global management firm, as of December 31, 2015 (a position held since 2005); Chairman of the energy group of Steel Partners Holdings L.P. since January 2016

Business Experience, Specific Qualifications and Skills:

•	Previously served as President, CEO and a director of DGT Holdings Corp. from September 2009 to October 2012
•	Served in various capacities at Sequa Corporation, a diversified manufacturer, including Vice Chairman and Executive Officer (2004-2005), President and COO (1993-2004), and as a director of the company
•	Served as President and CEO of the energy group of Steel Excel, Inc. from March 2013 to December 2015
•	Served as Vice President of Handy & Harman Ltd from 2005 to 2015
•	Board service on ten public companies over 23 years
•	Significant operating experience for over 25 years
•	Financial and accounting expertise, including as a CPA
•	Appointed to Board in 2009 to represent activist shareholder, Steel Partners LLC

Current Public Company Directorships:

•	Aviat Network Systems, Inc.

Prior Public Company Directorships:

•	JPS Industries, Inc.
•	DGT Holdings Corp.
•	Angelica Corporation
•	Layne Christensen Company
•	Handy & Harman Ltd.
•	NOVT Corporation
•	Sequa Corporation
•	Steel Excel, Inc.

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Tore I. Sandvold

Age 69
Director since 2013
Independent Director

Principal Occupation: Executive Chairman of Sandvold Energy AS, an advisory company in the energy business, since September 2002

Business Experience, Specific Qualifications and Skills:

•	Executive Chairman of Petoro AS, the Norwegian state-owned oil company from 2001 to 2002
•	Director General of the Norwegian Ministry of Oil & Energy, with overall responsibility for Norway’s national and international oil and gas policy, from 1990 to 2001
•	Counselor for Energy in the Norwegian Embassy in Washington, D.C. from 1987 to 1990
•	Norwegian Ministry of Industry, Oil & Energy in a variety of positions in the areas of domestic and international energy policy from 1987 to 1990
•	Board member of Lambert Energy Advisory Ltd., Energy Policy Foundation of Norway and Njord Gas Infrastructure
•	Over 30 years of experience in the oil and energy industry
•	Significant international oil and energy policy expertise
•	Service on boards and committees of both private and publicly traded companies

Current Public Company Directorships:

•	Schlumberger Limited
•	Teekay Corporation

Prior Public Company Directorships:

•	Former Chairman and CEO of Misen Energy AB

Charles L. Szews*

Age 60
Director since August 2016
Independent Director

Principal Occupation: Chief Executive Officer of Oshkosh Corporation from January 2011 until retirement in December 2015

Business Experience, Specific Qualifications and Skills:

•	Various executive management positions of Oshkosh Corporation, including President and CEO from 2011 to 2012, President and Chief Operating Officer from 2007 to 2011 and Executive Vice President and Chief Financial Officer from 1997 to 2007
•	Significant experience as a member of audit, finance, compensation and nominating and corporate governance committees of publicly traded companies, including as a financial expert
•	Prior to Oshkosh, various executive positions with Fort Howard Corporation for eight years
•	Former auditor with Ernst & Young
•	Former Certified Public Accountant (CPA)
•	Significant experience with capital allocation, mergers and acquisitions, Lean, new product development, supply chain management and international sales and business management

Current Public Company Directorships:

•	Commercial Metals Company
•	Group 1 Automotive, Inc.

Prior Public Company Directorships:

•	Oshkosh Corporation
•	Gardner Denver Inc.

Directors Retiring and Not Standing for Re-Election

Sir Graham Hearne will be retiring as Chairman of the Board and Mr. Peacock will be retiring as director at the end of their terms and will not be standing for re-election. The Board wishes to record its appreciation for Sir Graham Hearne’s and Mr. Peacock’s dedication, commercial insight and wise counsel during their valued service to the Company.

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BOARD OF DIRECTORS INFORMATION

Board

The Board held seven meetings in 2016 (four in-person quarterly meetings and three telephonic meetings). All of our incumbent directors attended all of the meetings of the Board and committees upon which they served during 2016.

Absent exceptional circumstances, directors are expected to attend annual general meetings of shareholders. All of our current directors attended our annual general meeting of shareholders in 2016.

Committees

The Board has the following committees:

•	Audit

•	Compensation

•	Health, Safety and Environment

•	Nominating & Corporate Governance

•	Executive

Only non-executive, independent directors may serve on the Audit, Compensation, and Nominating & Corporate Governance Committees.

Written Charters. Each committee, other than the Executive Committee, has a written charter. The charters are posted on our website, www.rowan.com under the heading “Our Company-Governance Documents,” and available in print to any shareholder who requests a copy from the Company Secretary.

Current Committee Composition. The current members of each committee and the number of meetings are shown in the following table. Committee assignments for 2017 will be made after the election of directors at the Meeting.

	Audit Committee	Compensation Committee	Health, Safety & Environment Committee	Nominating & Corporate Governance Committee	Executive Committee
William E. Albrecht
Thomas P. Burke
Sir Graham Hearne(a)				Chair	Chair
Thomas R. Hix		Chair
Jack B. Moore(b)
Suzanne P. Nimocks			Chair
P. Dexter Peacock(a)
John J. Quicke	Chair
Tore I. Sandvold
Charles L. Szews(c)
Number of Meetings in 2016	5	5	4	6	0
Deemed Audit Committee financial experts by the Board.
(a)	Sir Graham Hearne and Mr. Peacock will be retiring from the Board in 2017 at the end of their terms.
(b)	Mr. Moore was elected a director and a member of the applicable committees in April 2016.
(c)	Mr. Szews was appointed a director in August 2016 and a member of the Audit Committee in October 2016.

Mr. Pilenko will be appointed to committees upon his election to the Board.

The Nominating and Corporate Governance Committee evaluates committee membership annually, and typically makes changes, if any, at the second quarter meeting. New directors are appointed to committees when they join the Board, based on experience, qualifications and committee composition.

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Audit Committee

Members. Messrs. Quicke (Chair), Albrecht, Hix and Sandvold served on the Audit Committee during all of 2016. Upon Mr. Fox’s retirement in April 2016, the Board appointed Mr. Quicke as Chairman of the Audit Committee. The Board appointed Mr. Szews to the Audit Committee in October 2016.

Primary Responsibilities. The Audit Committee is directly responsible for the engagement, compensation and oversight of both the U.S. independent registered public accounting firm engaged to issue an audit report on our consolidated financial statements and the independent U.K. auditor firm engaged to act as our U.K. statutory auditor. In addition, the Audit Committee oversees our financial and accounting processes, certain compliance matters, performance of our internal audit function and our enterprise risk management assessment.

Independence and Financial Qualifications. The Board has determined that all of the members of the Audit Committee are independent within the meaning of the U.S. Securities and Exchange Commission (“SEC”) regulations and the NYSE rules, and are financially literate and have accounting or related financial management expertise as such qualifications are interpreted by the Board in its business judgment. The Board has determined that each of Messrs. Quicke, Hix, and Szews are qualified as audit committee financial experts within the meaning of SEC regulations.

Compensation Committee

Members. Mr. Hix (Chair), Sir Graham Hearne, Ms. Nimocks and Mr. Quicke served on the Compensation Committee during all of 2016. Mr. Moore was appointed to the Compensation Committee upon his election to the Board in April 2016.

Primary Responsibilities. The Compensation Committee is responsible for, among other things:

•	Reviewing and approving evaluation criteria relevant to CEO compensation;

•	Evaluating the CEO’s performance in light of corporate goals and evaluation criteria in order to make a compensation recommendation to the full Board; and

•	Determining CEO and NEO compensation.

In addition, the Compensation Committee advises on director compensation, administers the Company’s incentive and equity-based compensation plans, and performs the duties outlined under those plans, including making grants and awards. The Compensation Committee also reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviews at least annually the relationship between risk management policies and practices and compensation, and evaluated compensation policies and practices that could mitigate any such risk.

Pursuant to its charter, the Compensation Committee has sole authority to retain and terminate any compensation consultant, outside counsel or any other advisors engaged to assist in the evaluation of compensation of directors or executive officers, including sole authority to approve the consultant’s fees and its terms. The Compensation Committee will consider appropriate standards in selecting its compensation consultants consistent with NYSE rules, SEC rules and requirements under the Dodd-Frank Act.

Additional information on the roles and responsibilities of the Compensation Committee is provided in the Compensation Committee’s charter and under the heading “Compensation Discussion and Analysis” below.

Independence. The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the NYSE rules.

Health, Safety & Environment Committee

Members. Ms. Nimocks (Chair) and Messrs. Albrecht, Peacock and Sandvold served on the Health, Safety & Environment Committee during all of 2016. Mr. Moore was appointed to the Health, Safety & Environment Committee upon his election to the Board in April 2016.

Primary Responsibilities. The Health, Safety & Environment Committee reviews our performance and policies with respect to health, safety and environmental matters and makes recommendations to the Board regarding such matters.

Nominating & Corporate Governance Committee

Members. Sir Graham Hearne (Chair) and Mr. Peacock served on the Nominating & Corporate Governance Committee during all of 2016. Mr. Hix and Ms. Nimocks were appointed to the Nominating & Corporate Governance Committee in April 2016, upon the retirement of Mr. Fox.

Primary Responsibilities. The Nominating & Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of our Guidelines. In addition, the Nominating & Corporate Governance Committee assists the Board in developing criteria for open Board positions, reviews background information on potential candidates and makes recommendations to the Board regarding such candidates. The Nominating & Corporate Governance Committee also supervises the Board’s annual review of director independence and the Board’s annual self-evaluation, makes recommendations to the Board with respect to committee assignments and oversees the Board’s director education practices.

Independence. The Board has determined that all of the members of the Nominating & Corporate Governance Committee are independent within the meaning of the NYSE rules.

Executive Committee

Members. Sir Graham Hearne (Chair), Dr. Burke, and Mr. Hix served on the Executive Committee during all of 2016. Sir Graham Hearne was appointed Chairman of the Committee upon the retirement of Mr. Ralls in April 2016, and Mr. Quicke was appointed to the Committee upon the retirement of Mr. Fox in April 2016.

Primary Responsibilities. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved under the U.K. Companies Act 2006 to the Board. In practice, the Committee meets only when it is impractical to call a meeting of the full Board.

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NON-EXECUTIVE DIRECTOR COMPENSATION

No Director Pay Increases since 2012. In light of industry conditions, the Board has not increased annual Board or Committee retainer fees or annual equity award grant date values since 2012.

Decrease in Retainers. In July 2016, to show support for management’s voluntary decrease in base salary, the Board implemented a 10% reduction in retainer fees.

Non-executive director compensation elements are designed to:

•	Ensure alignment with long-term shareholder interests;

•	Ensure the Company can attract and retain outstanding director candidates;

•	Recognize the substantial time commitments necessary to oversee the affairs of the Company; and

•	Support the independence of thought and action expected of directors.

Non-executive director compensation levels are reviewed by the Compensation Committee each year, and resulting recommendations are presented to the full Board for approval. The Committee uses independent consultants, Frederic W. Cook & Co., Inc. (“FW Cook”) and FIT Remuneration Consultants LLP (“FIT”), a U.K. compensation consultant, to provide information on current developments and practices in director compensation. FW Cook and FIT are the same consultants retained by the Compensation Committee to advise on executive compensation, but they perform no other work for the Company.

Non-executive directors receive:

•	annual cash retainers,

•	an annual equity award and

•	reimbursement of reasonable expenses incurred to attend Board meetings or other functions relating to their responsibilities as a director of the Company.

Reduction in 2016 Retainers. Annual cash retainers for non-executive directors in 2016 are set forth in the table below. In early 2016, the Compensation Committee evaluated non-executive director compensation compared to peer group data and industry practice. Based on the recommendation by the Compensation Committee, the Board did not approve any annual increases to Board retainers or annual equity value granted to non-executive directors at that time. As such, there have been no increases to annual Board and committee retainers and annual equity award values since 2012.

Effective July 1, 2016, in light of the sustained decline in market conditions in the offshore drilling industry, the Company’s ongoing cost control efforts, and to show good faith with the Company’s management, shareholders and employees, the Board elected to voluntarily implement a 10% reduction in the Board service retainers. The Board will evaluate changes, if any, in annual cash retainers or annual equity awards to non-executive directors later in 2017.

	2015	2016(a)
Annual retainer	$80,000	$72,000
Additional retainers:
Chairman	$150,000	$135,000
HSE and NCG Committee Chairs	$10,000	$9,000
Audit and Compensation Committee Chairs	$15,000	$13,500
(a)	Reflects a 10% decrease effective July 2016.

Directors do not receive additional meeting fees.

A significant portion of non-executive director compensation is paid in annual equity awards to align director compensation with the long-term interests of shareholders. In 2016, the annual equity grant for non-executive directors was approximately $200,000 (based on grant date value). Beginning in 2016, annual equity awards were, at the election of each director, either non-deferred (in the form of restricted shares awards or “RSAs”) or deferred (in the form of restricted share units or “RSUs”). The economic value and vesting schedule of each type of award is the same, but RSAs are settled in shares upon vesting (as opposed to RSUs, which settle in cash or shares at the discretion of the Compensation Committee upon departure from the Board) and dividends with respect to RSAs are payable in cash upon vesting (as opposed to RSUs, which receive additional RSUs in lieu of dividends).

RSAs and RSUs held by non-executive directors vest in full on the earlier of the date of the annual general meeting subsequent to the grant date or the first anniversary date of the grant. The Board no longer makes initial sign-on equity grants to new non-executive directors upon joining the Board. Instead, new non-executive directors receive a pro-rated annual equity grant. Shares issued in settlement of RSAs are subject to the Company’s share ownership requirements. All RSUs granted to date provide that directors are required to hold them until their departure from the Board.

As a result of being a U.K. company, non-U.K. resident directors are required to file tax returns in the U.K. in addition to their home country. As with our employees who work outside of their home country, the Company offers U.K. tax return preparation services to the non-U.K. resident directors. Fees paid by the Company for these services are approximately $1,500 for each director who chooses to use such services.

Non-executive directors are not entitled to additional payments or benefits as a result of leaving the Board or death. The non-executive directors are not entitled to any payments or benefits resulting from a change in control of the Company.

W. Matt Ralls retired from his position as our Executive Chairman in April 2016. Mr. Ralls was an executive officer, other than a named executive officer, who did not receive any additional compensation for services provided as a director and, accordingly, is not included in the table.

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2016 Non-Executive Director Compensation

			Grant Date
			Value of
		Grant Date	Additional RSUs
		Value of Annual	in lieu of Cash
	Fees Earned	Equity Awards	Dividends	Total
Name	($)(a)	($)(b)(c)(d)	($)(c)	($)
William E. Albrecht	76,000	199,989	—	275,989
William T. Fox III(e)	31,667	—	—	31,667
Sir Graham Hearne	184,667	199,989	—	384,656
Thomas R. Hix	90,250	199,989	—	290,239
Jack B. Moore	50,194	199,989	—	250,183
Suzanne P. Nimocks	85,500	199,989	—	285,489
P. Dexter Peacock	76,000	199,989	—	275,989
John J. Quicke	85,250	199,989	—	285,239
Tore I. Sandvold	76,000	199,989	—	275,989
Charles L. Szews(f)	25,898	116,662	—	142,560

(a)	Reflects retainers earned with respect to Board service in 2016.
(b)	On the date of our 2016 annual general meeting of shareholders, each non-executive director received an annual equity grant under the Company’s incentive plan equal in grant date value to approximately $200,000. The value reported reflects the aggregate grant date fair value related to the awards based upon the number of RSAs or RSUs, as applicable, granted and the grant date fair market value of $18.60 per share calculated in accordance with ASC 718. We account for RSUs granted to non-employee directors as a liability award under ASC 718. We account for RSAs, which require share settlement, under ASC 718 as equity awards. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 9 of the Notes to Consolidated Financial Statements included in our Form 10-K. As of December 31, 2016, the aggregate number of RSUs and RSAs, including RSUs issued in lieu of cash dividends, held by each non-executive director was as follows:

	Number of RSAs	Number of RSUs
Name	Held	Held
Albrecht	10,755	5,374
Fox(e)	—	—
Hearne	10,755	51,317
Hix	10,755	40,993
Moore	—	10,755
Nimocks	—	43,768
Peacock	—	62,072
Quicke	10,755	40,993
Sandvold	10,755	22,549
Szews(f)	—	8,838

(c)	Pursuant to the terms of the RSU award notices, non-executive directors are entitled to receive additional RSUs in lieu of cash dividends. However, no dividends were declared during 2016.
(d)	We have not issued share options to non-executive directors since 2004 and there are no outstanding options held by non-executive directors as of December 31, 2016.
(e)	Mr. Fox retired from the Board in April 2016 and did not receive an annual equity grant in 2016. Vested RSUs previously earned for service were settled as of his retirement date. At the discretion of the Compensation Committee, Mr. Fox’s RSUs were settled in 27,293 shares and the remainder in cash, for an aggregate dollar value of approximately $1,015,027 based on the fair market value per share of $18.60 on the settlement date.
(f)	Mr. Szews was appointed to the Board in August 2016 and received a prorated annual grant of RSUs at a grant date fair market value of $13.20.

Executive Director Compensation. In 2016, the Board approved a compensation package for Dr. Burke as CEO. Dr. Burke is an employee of the Company and does not receive any additional compensation for serving as a director.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial ownership of outstanding shares as of March 15, 2017 for the following persons:

•	Each director or nominee;

•	Our NEOs; and

•	All of our directors, director nominees and executive officers as a group.

As of March 15, 2017, none of the shares shown below were pledged. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to the shares shown below. None of the officers or directors owns one percent or more of our shares.

					Aggregate
	Restricted				Beneficial	Percent of
	Shares(a)	RSUs(b)	Shares	Options/SARs(c)	Ownership	Class(d)
Directors (including nominees):
William E. Albrecht	10,755	5,374	—	—	16,129	*
Thomas P. Burke (NEO)		4,940	154,367	—	159,307	*
Sir Graham Hearne	10,755	51,317	7,185	—	69,257	*
Thomas R. Hix	10,755	40,993	5,000	—	56,748	*
Jack B. Moore		10,755	—	—	10,755	*
Suzanne P. Nimocks		43,768	1,200	—	44,968	*
Thierry Pilenko	—	—	1,000	—	1,000	*
P. Dexter Peacock		62,072	10,505	—	72,577	*
John J. Quicke	10,755	40,993	2,000	—	53,748	*
Tore I. Sandvold	10,755	22,549	5,000	—	38,304	*
Charles L. Szews		8,838	—	—	8,838	*
Other NEOs:
Stephen M. Butz	—	—	28,898	—	28,898	*
T. Fred Brooks	—	—	51,974	—	51,974	*
Mark A. Keller	—	57,087	236,962	—	294,049	*
Melanie M. Trent	—	—	53,530	—	53,530	*
All Directors, Nominees and Executive Officers, including NEOs, as a group (17 persons)	53,775	353,037	560,802	—	967,614	*
*	Ownership of less than one percent of the shares issued and outstanding.
(a)	As of March 15, 2017, all restricted share awards previously granted to executive officers had vested. RSAs previously granted to non-executive directors vest on April 28, 2017.
(b)	Includes (i) in the case of non-executive directors, RSUs that are vested or will vest on or before May 14, 2017 and, in the case of employees (such as Mr. Keller), RSUs that are no longer at risk of forfeiture due to the Company’s retirement policy and (ii) RSUs that will vest between March 15, 2017 and May 14, 2017. RSUs granted to non-executive directors in 2016 and prior vest annually but are not settled (in cash or shares) until termination of service from the Board. For executive officers, RSUs are granted annually and generally vest and are settled in shares in one-third increments annually. Unlike restricted shares, RSUs do not carry voting rights prior to the issuance of shares upon settlement.
(c)	Includes shares that could be acquired through May 14, 2017 by the exercise of share options or share appreciation rights (“SARs”). The number of shares issuable under SARs is based on the fair market value per share on March 15, 2017 of $15.55, but excludes SARS for which the exercise price is above that price.All outstanding options are fully vested, other than options granted to Dr. Burke in February 2017 which cliff vest four years from the grant date and are therefore not included in this table.
(d)	Based upon 126,135,187 issued and outstanding shares on March 15, 2017, which excludes 1,893,305 shares held by an affiliated employee benefit trust. For purposes of computing the percentage of shares held by the persons above, includes outstanding RSAs, RSUs, options and SARs for that person and any group of which that person is a member that vest or otherwise could be acquired by such person through May 14, 2017, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

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5% Beneficial Owners. As of March 15, 2017, the Company did not know of any person who beneficially owned in excess of 5% of our outstanding shares, except as set forth in the table below:

5% Beneficial Owner	Shares Beneficially Owned	Percent of Class
AJO, LP(a) 230 S. Broad Street, 20th Floor Philadelphia, PA 19102	9,756,334	7.7%
BlackRock, Inc.(b) 55 East 52nd Street New York, NY 10055	10,333,082	8.2%
Blue Harbour Group, LP(c) 646 Steamboat Road Greenwich, CT 06830	9,992,812	7.9%
Dimensional Fund Advisors LP(d) Building One 6300 Bee Cave Road Austin, Texas 78746	10,137,966	8.0%
The Vanguard Group, Inc.(e) 100 Vanguard Boulevard Malvern, PA 19355	12,961,638	10.3%
(a)	As reported on Schedule 13G/A (filed with the SEC on February 10, 2017) by AJO, LP (“AJO”).AJO reports sole voting power over 5,677,789 shares and sole dispositive power over 9,756,334 shares. The securities are owned of record by clients of AJO. No such client is known to own more than five percent of this class of securities.
(b)	As reported on Schedule 13G/A (filed with the SEC on January 25, 2017) by BlackRock, Inc. (“BlackRock”). BlackRock is the beneficial owner of these shares through various of its subsidiaries: BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Life Limited. BlackRock has sole voting power over 9,701,139 shares and sole dispositive power of 10,333,082 shares.
(c)	As reported on Schedule 13D/A (filed with the SEC on August 23, 2016, which is the most recent filing) filed jointly by Blue Harbour Group, LP (“Blue Harbour”), Blue Harbour Holdings, LLC (“Blue Harbour LLC”), and Clifton S. Robbins (“Robbins”). Each of Blue Harbour, Blue Harbour LLC and Robbins share voting and dispositive power over 9,992,812 shares. Blue Harbour LLC is the managing member of Blue Harbour, and Robbins is the managing member of Blue Harbour LLC.
(d)	As reported on Schedule 13G (filed with the SEC on February 9, 2017) by Dimensional Fund Advisors LP and certain of its subsidiaries (“Dimensional Fund”). Dimensional Fund reports sole voting power over 10,019,401 shares and sole dispositive power over 10,137,966 shares. Dimensional Fund furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such as investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund or its subsidiaries may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional Fund disclaims beneficial ownership of such securities. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the securities held in their respective accounts.
(e)	As reported on Schedule 13G/A (filed with the SEC on February 10, 2017) by The Vanguard Group, Inc. and certain of its subsidiaries (“Vanguard”). Vanguard reports sole voting power over 73,759 shares, shared voting power over 13,703 shares, sole dispositive power over 12,880,333 shares and shared dispositive power over 81,305 shares. Of the 12,961,638 shares beneficially owned by Vanguard, Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 67,602 shares as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 19,860 shares as a result of its serving as investment manager of Australian investment offerings.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2016 with management. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A to be filed with the SEC.

Compensation Committee of the Board of Directors

Thomas R. Hix, Chairman
Sir Graham Hearne
Jack B. Moore
Suzanne P. Nimocks
John J. Quicke

February 22, 2017

In accordance with the recommendation of the Compensation Committee, the Board approved inclusion of the Compensation Discussion and Analysis in this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2016, the Compensation Committee was comprised of Messrs. Hix, Moore and Quicke, Sir Graham Hearne and Ms. Nimocks, all of whom were independent non-executive directors. None of the Compensation Committee members has served as an officer or employee of the Company, and none of our executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of our Board.

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COMPENSATION DISCUSSION AND ANALYSIS AND U.K. STATUTORY DIRECTORS’ REMUNERATION REPORT (PART I)

Rowan Companies plc is subject to disclosure regimes in the U.S. and U.K. While some of the disclosure requirements in these jurisdictions overlap or are otherwise similar, some differ and require distinct disclosures. As a result, you will find our U.K. statutory Directors’ Remuneration Report (the “Report”) required by English law in two parts: (i) the information included in this Part I (also known as Compensation Discussion and Analysis or CD&A), which includes disclosure required by the SEC as well as English law and (ii) the information included in Part II (labeled Annex A), which includes additional disclosure required under English law. Part II shown in Annex A should be read in conjunction with Part I. Pursuant to English law, the Report also forms part of the statutory Annual Accounts and Reports of Rowan Companies plc for the year ended December 31, 2016.

Named Executive Officers

Officer	Title
Thomas P. Burke	President and CEO
Stephen M. Butz	Executive Vice President and CFO
Mark A. Keller	Executive Vice President, Business Development
Melanie M. Trent	Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary
T. Fred Brooks	Executive Vice President, Operations and Engineering*
*	Mr. Brooks was promoted to Executive Vice President in February 2017.

Strong Performance in 2016 Despite Challenging Market Conditions

The offshore drilling industry continued to face severe market challenges throughout 2016. Operator budgets generally declined for the third straight year, an event that has not occurred since the 1980s, driving further contract cancellations and reduced demand in the industry. The overhang of a substantial number of newbuild units also added to the supply and demand imbalance causing worldwide utilization to decline further during the year.

Rowan bolstered its financial and operating performance notwithstanding the trials of 2016 as demonstrated by an absolute total shareholder return (TSR) of nearly 12% during the year and ranking first among its peer group in relative TSR for the three years ended December 31, 2016. We also announced a new joint venture with Saudi Aramco, the world’s largest oil producer, continued to reduce our cost structure, and strengthened our liquidity and balance sheet, all while demonstrating outstanding operational and safety performance.

As a result of management’s timely strategic decisions, strong operational performance, numerous cost cutting measures and solid execution of well-timed financial transactions, we believe Rowan is well-positioned to navigate the challenging market ahead and take advantage of strategic opportunities as they arise in this counter-cyclical market.

Key accomplishments in 2016 included:

•	ranking among the top of our peer group in terms of relative TSR for the third year in a row;

•	generating adjusted EBITDA* of approximately $834.2 million in 2016 as a result of continued strong operational performance and control over costs;

•	generating approximately $783 million in cash from operations, after capital expenditures;

•	Rowan being selected by Saudi Aramco over a number of our larger peer competitors to enter into an offshore drilling joint venture, utilizing our Saudi Arabian operations as the foundation of a new world-class drilling company, benefitting from our strong jack-up operating experience and Saudi Aramco’s financial and contractual support to add substantial long-term value to Rowan;

•	successfully executing a $500 million public debt offering at an attractive interest rate, with investment grade covenants;

•	retiring over $500 million of public notes in open market purchases and tender offers, further improving our liquidity and debt maturity profile;

•	strengthening our liquidity of nearly $2.76 billion with approximately $1.26 billion in cash, nearly $244 million above our original forecast;

*	For a reconciliation of adjusted EBITDA to a U.S. GAAP financial measure please see the Company’s year-end earnings release on Form 8-K filed with the SEC.

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•	extending the maturity date of our revolving credit facility by one year despite a significant tightening of credit for oilfield service companies;

•	negotiating favorable settlements of contract terminations with Freeport McMoRan, Cobalt and Repsol, with substantial recovery of backlog amounts;

•	executing an advantageous blend and extend arrangement with Anadarko providing $154 million of backlog into 2018 at an attractive market rate;

•	reducing overhead costs through centralization and outsourcing of certain functions, and executing several cost savings initiatives that resulted in reducing:

	–	drilling expenses by approximately 24% for the fourth quarter 2016 versus fourth quarter 2015;

	–	selling, general and administrative costs by approximately 7% for the fourth quarter 2016 versus fourth quarter 2015;

	–	capital expenditures (excluding newbuilds) approximately 34% below budget;

•	realizing strong downtime performance in our jack-up fleet;

•	executing successful ultra-deepwater operations with an improvement in downtime of 75% over the previous year and improved safety results despite a short operating history in the sector;

•	completing the sale of two idle jack-up rigs despite reduced demand for older assets;

•	achieving for the second year in a row our best safety performance on record, with a 20% reduction in total recordable incident rate (TRIR) over the previous year;

•	advancing our drilling performance initiative by implementing an innovative data analytics platform;

•	deploying a new maintenance and supply chain system across the fleet to improve the maintenance of our equipment, and better track assets and inventory; and

•	implementing significant operational and process improvements, including upgrading our offshore IT platform and enhancing crew training.

Rowan Outpaced Peer Group on a Comparative Basis in Year-Over-Year Revenue and EBITDA

Rowan ranked first on a comparative basis with its compensation reference group in terms of revenue and EBITDA from 2015 to 2016.*

*	Information provided by FW Cook from Standard & Poor’s Capital IQ as of March 13, 2017. Represents financial results as of each company’s latest fiscal year.

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Rowan at Top of Performance Peer Group in Relative Total Shareholder Return

Due to Rowan’s strong execution, significant backlog and solid balance sheet, we ranked first and second, respectively, in relative total shareholder return (TSR) compared to our PU peer group for the three-year and one-year periods ending December 31, 2016, despite the dramatic decline in oil and gas prices during the year and a weak offshore drilling market.

ROWAN’S RELATIVE TSR AT TOP OF PEER GROUP

Responsiveness to Industry Conditions: 2016 Reductions in Base Salary and Caps on AIP for NEOs

Voluntary Reductions in NEO Compensation. Despite the fact that Rowan was at the top of the peer group in terms of relative TSR for the past three years, the Company’s senior executive officers, including each NEO, voluntarily reduced salary and target bonus opportunity by 10% effective July 1, 2016 for a period of at least one year. Senior executives requested these salary reductions in light of market conditions in the offshore drilling industry, ongoing cost control efforts, and to show good faith with the Company’s shareholders and employees during the steep and sustained downturn in the offshore drilling industry. Based on our review of peers’ public disclosures, we believe our management team was the only one among peers to voluntarily make such adjustments in 2016. NEO base salaries and short-term and long-term target percentages have not increased since 2014 other than with respect to promotions.

2016 AIP Cap. In addition, at management’s recommendation, the 2016 AIP metrics component was capped at 150% of target for NEOs and certain other executive officers. As a result, NEOs received a bonus approximately 26% lower than the bonus that would have been attained without the base salary reduction and cap on the metrics.

Performance-Related Compensation

Key performance-related compensation outcomes for 2016 included the following:

•	Despite the prolonged market challenges throughout 2016, the Company achieved outstanding performance on the 2016 AIP, with actual performance under metrics at 194.7%. However, as noted above, the metrics component of the 2016 AIP was capped at 150% of target for NEOs and certain other officers.

•	The performance units for the 2014 to 2016 cycle paid out at $191.33 per PU based on Rowan’s near maximum performance in total shareholder return relative to our direct industry peers.

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Pay-for-Performance

The Compensation Committee believes that the Company’s programs are designed to benefit shareholders through stringent pay-for-performance requirements, while still permitting the Company to effectively compete for and retain executive talent in the offshore drilling industry.

The CEO Target and Realized Pay vs Market Realized Pay chart on the left compares our CEO’s three-year target and realized total direct compensation to the median target and realized total direct compensation of the CEOs of our compensation reference peers. Over the past three years, our CEO’s realized compensation exceeded target compensation by approximately $2.4 million due primarily to the Company’s outstanding annual performance which resulted in above-target bonus payouts, and the Company’s strong relative TSR performance over successive three-year periods which resulted in above-target payouts on performance units for the 2013-2015 and 2014-2016 awards.

The CEO Pay-for-Performance Alignment graph on the right illustrates the alignment of the Company’s pay and performance relative to that of its compensation reference group by comparing the percentile rank for three-year realized pay to the percentile rank for TSR for the three-year period from January 1, 2014 through December 31, 2016.

Over the past three-years, Rowan has ranked the highest in TSR and the highest in realized pay, indicating strong alignment between our pay and performance.

For purposes of the chart on the left, target total direct compensation for the past three years is comprised of the following compensation elements: base salary paid; target bonus; grant date fair value of RSUs and target value of PUs.

Realized total direct compensation for the past three years is comprised of the following compensation elements: base salary paid; actual bonus paid; the intrinsic value of share options and SARs (if applicable) granted over the past three years using the December 31, 2016 closing price; the value of RSUs granted over the past three years using the December 31, 2016 closing share price; and actual performance unit cash payouts for the performance periods completed during the past three years. For this analysis, no value is included for the performance units granted in 2015 and 2016 because the performance periods are not yet complete.

Compensation Philosophy and Goals

We operate in a highly cyclical and competitive global offshore drilling market with relatively few publicly traded peers. The offshore drilling environment is strongly influenced by the factors shown below that significantly affect strategic long-term decision making and company performance over time. Retaining and motivating executives who understand and can evaluate this complex business and operating environment is key to our success. These factors include:

•	complex technical expertise;

•	overarching effect of global oil and gas markets;

•	large concentrated capital investments with long payback horizons;

•	demand for employees with highly specialized skill sets;

•	cyclical nature of oil and gas demand and pricing;

•	stringent and evolving customer demands; and

•	impact of laws, regulations, customs, safety and environmental considerations around the world.

These factors also influence how we design and administer our executive pay programs to ensure they are competitive and drive superior company performance. We believe the design of our executive compensation programs in order to retain and motivate

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executive talent and encourage good long-term business decisions is key to the Company’s success, particularly during a market downturn. Most notably, these influences are seen in the following:

•	our annual incentive plan design which includes financial, operational and strategic measures;

•	our mix of long-term incentive compensation vehicles, including RSUs and PUs linked to performance-based and/or time-based vesting conditions;

•	our process for comparing executive compensation against a small group of primary offshore drilling peer companies of varying sizes.

This is necessary because:

–	our business requires executives with highly specialized industry experience;

–	there are a limited number of truly comparable companies from which to recruit this specialized executive talent; and

–	compensation levels and practices in the offshore drilling industry are not driven by company size but rather by highly specialized offshore drilling industry expertise.

We believe our executive compensation programs are closely aligned with our shareholders as follows:

What We Do	What We Don’t Do
Maintain share ownership guidelines and retention requirements	Provide excise tax gross-ups to executives; all excise tax gross-ups were terminated by April 2016
Maintain clawback provisions that allow us to recoup compensation made under our incentive plans	Allow “single-trigger” cash payments upon a change-in-control
Use independent compensation consultants	Allow repricing of underwater stock options without shareholder approval
Award incentive compensation that is intended to qualify for deductibility under Section 162(m) of the U.S. Internal Revenue Code	Provide employment agreements to NEOs
Use relative Total Shareholder Return (TSR) metric for our Performance Units	Provide significant perquisites to NEOs
Perform an annual risk assessment of our executive compensation programs
Prohibit hedging and pledging by insiders
Provide at least 50% of our long-term incentive mix in the form of performance-based awards

Executive Compensation Program Objectives

Our compensation philosophy is to offer pay programs that motivate executive management to make decisions leading to the long-term creation of shareholder value and retain executive talent. In order to do this, the programs must reflect the complexities and nuances of the offshore drilling industry against which we compete for executive talent. We take a long range view of the market, and reward tactical, strategic, and financial performance. We also attempt to balance the incentive leverage of our programs so they motivate management to take appropriate risks, while responding to year-over-year changes in company performance. Our philosophy also deemphasizes indirect elements of compensation such as perquisites.

To reward both short- and long-term performance and to further our compensation objectives, the Compensation Committee has structured our executive compensation program by focusing on the following key objectives:

Objectives	How We Meet Our Objectives
Attract and retain knowledgeable, experienced and high performing talent	Provide a competitive total pay package taking into account base salary, incentives and benefits in order to attract, retain and motivate our employees.
Regularly evaluate our pay programs against the competitive market of our offshore drilling reference group, comparing both fixed and variable, at-risk compensation that is tied to short and long-term performance.
Compete effectively for the highest quality people who will determine our long-term success.
Pay for performance and reward the creation of long-term shareholder value	Provide a significant portion of each NEO’s potential total direct compensation in the form of variable compensation.
Align our executive compensation with short-term and long-term performance of the Company.
Administer plans to include three-year performance cycles on long-term incentive plan awards, three-year vesting schedules on equity incentives, and competitive total benefit programs.
Tie payment on our performance units to our relative TSR performance compared to our offshore drilling peer group.
Reward employees for implementing strategic objectives that further long-term shareholder value.

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Objectives	How We Meet Our Objectives
Drive and reward performance that supports our core values	Emphasize financial and operational performance measures that contribute to value creation over the longer term.
Create a culture of continuous improvement by using incentives to increase earnings and improve cost effectiveness.
Annual incentive program includes specific targets related to health, safety and the environment.
Uphold the highest level of integrity by maintaining a clawback policy for awards made under our incentive plans.
Allow limited discretion in application of incentive awards to ensure solid individual performance is rewarded and to reduce awards if objectives are not met.
Address the complexities in managing a highly complex and cyclical global business that is subject to world demand for oil and gas	Annual incentive program includes financial, operational and strategic metrics that drive company performance and reward managers for achievements.
Long term incentive plan utilizes a combination of share price performance and full-value awards, balancing retention and appreciation through the business cycles.
The cash-based performance unit component of the long-term incentive plan measures relative TSR to ensure close alignment with our shareholders.
Provide a significant percentage of total compensation that is variable and at risk	Annual and long-term incentive compensation constitutes, on average, more than 80% of total direct compensation for NEOs.
Motivate management to take prudent but not excessive risks	Pay programs emphasize long-term incentive compensation with time-based vesting schedules and three year cliff vesting on performance units.
Share ownership guidelines motivate alignment between long-term shareholder value and management decisions.
Utilize multiple performance measures for short-term and long-term incentives, as well as peer comparisons.
Align executive and shareholder interests	Share ownership guidelines for executive officers and directors.
Tie significant value of our annual equity grants to share price performance.

Company’s Compensation Reference Group

We operate in a highly competitive and technically complex global offshore drilling market with relatively few publicly traded peers, including several which are significantly larger than we are. We compete with this small group of companies on a daily basis in everything we do, including competing for investors, employees and customers.

Recruiting, hiring, retaining and motivating executives and employees with specialized industry experience necessary to manage and operate our global offshore drilling business is key to our success, particularly during the past several years as the Company has entered the ultra-deepwater drilling sector. As a result, we compete for talent within a small reference group of companies, many of which are larger than us. Compensation levels and practices in the offshore drilling industry are significantly influenced by highly specialized offshore drilling industry experience rather than by company size. The Committee strongly believes that we must compare our executive pay with pay of the most similar offshore drilling reference companies, regardless of size. The Committee uses the reference company data to design and administer our executive pay programs to ensure that our programs remain competitive so that we are able to hire and retain the necessary talent to drive the Company’s success.

Process for Developing the Compensation Reference Group and Performance Peer Group

The Company utilizes two different groups for compensation decisions:

•	A compensation reference group, which is used to compare executive compensation and to generate information related to broader pay practices; and

•	A performance peer group, which is used to measure relative TSR performance for the Company’s Performance Units.

Each year, the Committee, with its independent compensation consultant, FW Cook, reviews the appropriateness of the Company’s compensation reference group and performance peer group using the following process:

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It is both the Committee’s and FW Cook’s objective view that the Company’s selected compensation reference group and performance peer group listed below is the most appropriate group of companies against which both pay and performance should be compared based on the factors listed below.

2016 Compensation Reference Group and Performance Peer Group

In 2016, the Committee used the following compensation reference group for its executive compensation and pay practice analysis and performance peer group for the relative TSR calculation for the PUs:

	2016 Compensation	2016 Performance
Company	Reference Group	Peer Group for PUs
Atwood Oceanics, Inc.
Diamond Offshore Drilling, Inc.
Ensco plc
Noble Corp plc
Seadrill Limited(a)	N/A
Transocean Ltd.
(a)	Seadrill is in our performance peer group but was not used in our compensation reference group because compensation data was not publicly available.

Why We Chose Our Compensation Reference Group

Although some of these offshore drilling companies are larger than us in terms of revenue or market capitalization, we compete directly with these companies for investors, employees and customers due to the highly complex nature and demands of our offshore drilling operations. Based on an independent and objective analysis, the Committee and our independent compensation consultant believe that this offshore drilling group is the most appropriate reference group comparison in setting executive compensation levels given:

•	Our world-class, global operations, including our high-spec, harsh environment and ultra-deepwater operations, which compete directly with our larger peers;

•	The technical complexity of our business and need to retain and motivate highly skilled and experienced employees;

•	The specialized nature of our fleet;

•	The global nature of our operations and the necessity of a deep understanding of each market in which we operate;

•	The large-scale capital decisions involved in our offshore drilling operations;

•	The long-lead times associated with market cycles and asset deployment decisions in our business and industry; and

•	Our diverse international customer base, including integrated and national oil companies, with stringent operational demands and requirements.

In the offshore drilling industry, the quality, experience and competency of employees is a key strategic factor in the performance among peer companies. We must therefore offer competitive compensation compared to our peers, including our larger peers, in order to successfully attract, hire, retain and motivate top offshore drilling talent in this highly complex marketplace. Based on our offshore drilling peer group, we believe our NEOs’ total compensation is in line with market practices as shown in the charts below.

How We Use Our Compensation Reference Group

We use the reference group:

•	As an input, along with compensation survey data, in developing base salary ranges, annual incentive targets and long-term incentive award ranges;

•	To evaluate share utilization by reviewing overhang levels and annual run rate;

•	To evaluate the form and mix of equity awarded to NEOs;

•	To evaluate share ownership guidelines and other compensation practices;

•	To assess the competitiveness of total direct compensation awarded to NEOs; and

•	As an input in designing compensation and benefit plans.

The Committee takes into account the varying sizes of companies in the offshore drilling reference group when making pay decisions. Targets for annual and long-term incentive compensation are based on market comparisons with a view to having a significant percentage of variable compensation dependent on individual and company performance.

The Committee reviews comparative information among our reference group for each component of compensation compiled by FW Cook. The Committee has deliberately not set a percentile target for compensation but rather subjectively considers the competitive conditions and the circumstances of each NEO’s situation, including experience, scope of responsibility, tenure in current position, retention needs and individual performance. FIT Remuneration Consultants LLP, the Committee’s U.K. compensation consultant, also advises the Company on U.K. compensation issues and practices.

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Target Total Direct Compensation Compared to Reference Group

The following charts show both pre-reduction and post-reduction target total direct compensation for our CEO and other current NEOs are below the median of the Company’s reference group in 2016.

For the charts above, target total direct compensation for the peer companies was calculated using the most recent publicly available data compiled by FW Cook and CEO and NEO base salaries for both pre and post 10% reduction.

Elements of Executive Compensation

We have three primary elements of total direct compensation for NEOs:

•	base salary;

•	annual short-term incentive; and

•	annual long-term equity-based awards under our long-term incentive plan.

Approximately 85% of our CEO’s and 78% of our NEOs’ total direct compensation is performance-based and not guaranteed. We also provide various retirement and benefit programs and limited business-related perquisites.

What We Pay and Why We Pay

What We Pay	Why We Pay
Base Salary	•	To attract and retain talent
	•	Fixed base of cash compensation
Annual Incentive	•	To drive achievement of key business results on an annual basis
	•	To recognize individuals based on their contributions
	•	Performance-based and not guaranteed
Long-Term Equity	•	To directly tie interests of executives to the interests of our shareholders
Compensation	•	To retain and motivate key talent
	•	PUs are performance-based and not guaranteed
Benefits	•	To provide a safety net to protect against the financial catastrophes that can result from illness, disability or death
	•	NEOs generally participate in the same benefit plans as the broader US employee population
	•	Includes medical, dental, life and disability plans
Perquisites	•	Limited perquisites
Retirement Programs	•	To provide for basic retirement needs and as an additional means to attract and retain employees
	•	Includes pension plans, retirement savings plans and a benefit restoration plan

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The balance among the three elements of total direct compensation is established annually by the Committee and is designed to recognize past performance, retain key employees and encourage future performance. When conducting its annual deliberations, the Committee reviews each component against both historical and recent comparative statistics as well as anticipated trends in compensation with comparisons to the reference group. The Committee also considers pay and employment conditions of other employees within the Company in determining executive compensation. The Committee believes that the design of our compensation program is appropriate and competitive.

Pay Mix

Variable compensation, which includes annual cash bonus and long-term incentives, represents approximately 85% of total compensation for our CEO, and approximately 78% for our current NEOs.

In deriving this figure, we consider our NEOs’ total compensation pay to include 2016 salary rate, target bonus, long-term equity and other (including perquisites). We do not include in this calculation the increase in actuarial value of a historic pension plan shown in the summary compensation table because that figure is based on pension plan accounting and is not indicative of any change in compensation that the NEOs have or may ultimately realize.

Base Salary

Base salaries for our NEOs are determined annually by the Committee. For each NEO, the Committee reviews pay information for such position among our reference group to ensure that NEO salaries remain competitive. The Committee does not target a specific percentile of the market data, but instead takes into consideration the competitive conditions and the circumstances of the individual, such as scope, responsibilities and complexity of the position, tenure, level of expertise and subjective judgment of individual performance. There is no specific weighting given to each factor.

For the CEO, the Committee reviews and discusses the Board’s evaluation of the CEO’s annual performance and makes preliminary determinations about base salary, annual incentive and long-term equity compensation. For NEOs other than the CEO, the Committee reviews the performance of such NEOs and receives an annual recommendation from the CEO as to suggested compensation adjustments, if any. While the Committee examines comparative data related to our reference group provided by FW Cook, compensation paid at other companies is not a primary factor in the decision-making process. The Committee may recommend adjustments to base salary for annual merit increases, due to promotions or changes in role or to reflect market factors. No increase in base salary is automatic or guaranteed. The Committee then discusses the compensation recommendations for all NEOs, including the CEO, with the full Board and the Board approves final compensation decisions after this discussion.

In February 2016, based on management’s recommendation, the Compensation Committee determined that no increases to base salaries or targets for short and long term compensation for NEOs would be made in 2016 except in connection with promotions. As such, NEOs have not received merit increases since 2014 other than with regard to promotions.

Voluntary Base Salary Reductions. Effective July 1, 2016, each NEO voluntarily requested a 10% reduction in base salary for a period of at least one year. The reduced base salaries were also used for purposes of calculating 2016 AIP payments. The NEOs (plus other senior executive officers) implemented these pay reductions in light of market conditions in the offshore drilling industry, ongoing cost control efforts, and to show good faith with the Company’s shareholders and employees during the downturn in the price of oil.

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Executive	% Decrease from Year End 2015	2015 Base Salary	2016 Base Salary*
Burke	10%	$800,000	$720,000
Butz	10%	$420,000	$378,000
Keller	10%	$475,904	$428,314
Trent	10%	$400,000	$360,000
Brooks	10%	$344,432	$309,989
*	Reflects a 10% reduction in base salary effective July 1, 2016. The Board expects to evaluate NEO base salaries and other compensation levels later in 2017 to ensure that NEO compensation is competitive to motivate and retain executive talent in this challenging environment.

Annual Incentive Compensation

We provide incentive compensation to our executive officers in the form of an annual cash incentive bonus for the purpose of rewarding and recognizing their contributions toward approved Company goals and metrics and encouraging further individual contributions to shareholder value. In 2016, approximately 505 employees, including our NEOs, participated in the Annual Incentive Plan (“AIP”). Each participant in the 2016 AIP had an incentive target denominated as a percentage of base salary. For 2016, the NEOs were eligible to receive incentive target payments at the target percentages in the table below (which were unchanged from the prior year).

Executive	% Increase/Decrease from Year End 2015	2016 Target Multiple (as a % of base salary)(a)
Burke	No increase	100%
Butz	No increase	70%
Keller	No increase	70%
Trent	No increase	70%
Brooks	No increase	60%
(a)	Except for changes to AIP percentages in connection with promotions or new hires occurring during the year, AIP percentage targets are generally effective April 1st of each year. Actual AIP amounts are pro-rated based on the target percentage in effect January 1 through March 31 of each year and the increased target percentage, if any, in effect from April 1 through December 31 of each year. Reduced base salaries were used for purposes of calculating 2016 AIP payments to NEOs and other executive officers.

The target percentage levels for each executive were originally set based on a review of target bonus levels of our compensation reference group and the executive’s relative position, responsibilities and title within the Company.

The 2016 AIP required the Company to achieve an initial performance hurdle of either at least $100 million of EBITDA or at least $10 million of pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items. The initial threshold performance goals were established by the Compensation Committee to preserve the deductibility of AIP payments that are intended to qualify as performance-based compensation under Section 162(m) of the Code for federal income tax purposes, and do not necessarily represent the actual financial results we expect to achieve. If this threshold performance hurdle was met, then a bonus pool under the 2016 AIP for all 2016 AIP payments would be funded at the maximum bonus opportunity, but would be subject to downward adjustment based the Company’s performance against the financial, operational and strategic metrics shown below and other factors considered by the Compensation Committee. Determination of whether the performance criteria are met is made by the Compensation Committee after the end of each performance period. While this design is intended to preserve deductibility under tax regulations, the Compensation Committee reserves the right to grant non-deductible compensation and there is no guarantee that compensation payable pursuant to the Company’s compensation programs will ultimately be deductible.

2016 AIP: Financial, Operational and Strategic Performance

For the Company’s 2016 AIP, the Compensation Committee certified that the Company met the initial funding hurdles described above and the bonus pool for executive officers was fully funded, with the actual AIP percentage payout determined by the Compensation Committee based on the Company’s performance against the financial, operational and strategic objectives included in the 2016 AIP below.

The 2016 AIP comprises a metrics component representing 75% of the bonus value and a discretionary component representing 25%. The payout under the 75% metrics component may range from 0% to 200% depending on performance against the metrics (0% to 150% on a weighted basis); however, at management’s recommendation, that component was capped at 150% (112.5% on a weighted basis) for executive officers. The discretionary 25% component may range from 0% to 50% on a weighted basis.

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2016 Performance on Metrics Near Maximum, but Capped at 150% for NEOs

Metrics Component. For 2016, outstanding achievement of the AIP metrics that determine 75% of the bonus plan resulted in near maximum payout:

	2016 Performance Goals
Performance Measure	Threshold* (50% of target)	Target (100% of target)	Maximum (200% of target)	Actual Performance	Resulting % of Target Achieved	X	Weighting	=	Weighted % of Target Earned
Adjusted EBITDA(a)	$733.2	$814.7	$896.1	$985.3 MM	200%		50%		100%
Change in Cash Balance(b)	$372.8	$469.7	$566.6	$778.5 MM	200%		20%		40%
Total Recordable Incident Rate (TRIR)(c)	≥1.0	0.8	≤0.6	0.59	200%		15%		30%
Total Potential Hurt Rate (TPHR)(d)	≥6.5	5.5	≤4.0	5.61	95%		5%		4.7%
Contracted Non-Productive Time (NPT)(e)	≥3.80%	3.20%	≤2.60%	2.54%	200%		10%		20%
TOTAL									194.7%
*	There is no AIP payout below this threshold. AIP payout is interpolated between 50% and 100% and between 100% and 200%.
(a)	The actual performance level above reflects the following: (i) a positive adjustment to remove the negative 2016 impact of the blend and extend contract on the Rowan Resolute drillship and (ii) a negative adjustment to remove the impact of accelerated earnings into 2016 from the contract termination settlement on the Rowan Relentless drillship. However, the Company achieved the maximum threshold on this metric even without these adjustments.
(b)	Given the expected prolonged industry downturn, the cash metric was added to the 2016 AIP to focus on maintaining a strong cash and liquidity position. Change in cash balance is the change in cash from the end of the prior year compared to the end of the current year utilizing a 30-day average cash balance from December 15 through January 15, adjusted for special circumstances such as share or debt repurchases, blend and extend contract amendments, contract terminations, acquisitions and other unique circumstances.
The actual performance level above reflects the following: (i) a positive adjustment to account for year-to-date debt repurchases in excess of the new issuance of debt; (ii) a positive adjustment to remove the negative 2016 impact of the blend and extend contract on the Rowan Resolute drillship; and (iii) a negative adjustment to remove the accelerated impact of cash received in 2016 for the termination of the Rowan Reliance drillship contract. However, the Company achieved the maximum threshold on this metric even without these adjustments.
(c)	Derived from our internal incident reporting by comparing the trailing TRIR with Company goals.
(d)	TPHR was added as a new metric for the 2016 AIP to focus on the severity or potential severity of incidents as an additional safety metric and is derived from our internal incident reporting by comparing the trailing TPHR with Company goals.
(e)	NPT refers to any period when a rig is on location and under contract but was not operational due to equipment failure or other unplanned stoppage. Represents the percentage of total offshore contracted hours down versus the total offshore hours (excluding significant periods of standby hours). NPT excludes hours for inspections and planned maintenance.

Rigor of AIP Goals

Each year, the threshold, target and maximum levels for each performance metric are rigorously evaluated by the Compensation Committee in light of any changes to the Company’s business or operations, previous years’ targets, actual performance levels, management’s budget estimates and expected market and operating conditions.

Although the Company strives for continuous year-over-year improvement in all areas of its business, the Compensation Committee recognizes that AIP target levels should reflect goals which are rigorous yet reasonable in light of market conditions and prior performance. All but one metric from the prior year were set at more aggressive target levels in 2016, with EBITDA set below the prior year for the first time since 2012 in light of the continuing decline in the offshore drilling industry.

EBITDA. The Company’s EBITDA target is set each year by comparison to the Company’s annual budget, which reflects contract backlog, assumed uncontracted work and expected operating and SG&A costs. Given the continuing decline in the offshore drilling market and reduced worldwide fleet utilization across the industry, the EBITDA target for 2016 was set below the prior year for the first time since 2012, with the 2016 target slightly reduced to $815 million from $842 million in 2015. Despite low commodity prices, reduced operator spending, low worldwide fleet utilization and an overcapacity of drilling rigs, the Company successfully exceeded the 2016 EBITDA target primarily due to strong operational performance and aggressive cost reductions.

EBITDA TARGETS AND ACTUAL PERFORMANCE

* Adjusted down for the Relentless termination (accelerated revenue into 2016) and up for the Anadarko blend and extend.

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The chart below illustrates that despite revenue decreasing between 2015 and 2016 due to a deteriorating offshore drilling market, the Company continued to successfully reduce operating costs and SG&A year over year to attain higher than budgeted EBITDA in both 2015 and 2016.

BUDGET VERSUS ACTUAL PERFORMANCE
2015 vs. 2016

* Adjusted down for the Relentless termination (accelerated revenue into 2016) and up for the Anadarko blend & extend.

Total Recordable Incident Rate. TRIR targets have been set at or below prior year’s targets since 2012, and reflect 20% reduction in the TRIR target from 2015 to 2016.

TRIR TARGETS AND PERFORMANCE

Contracted Non-Productive Time. NPT targets and performance levels have varied over the last several years, primarily due to the Company’s entry into the deepwater drilling sector with four newly constructed drillships. However, the Compensation Committee set the 2016 NPT target at 3.2%, lower than the NPT target of 3.37% in 2015 despite 16% more drillship days available in 2016.

Discretionary Component

In determining the payout for the 25% discretionary component, the Committee reviewed, among other things, the Company’s operational and financial accomplishments of the year, absolute and relative share price performance, the Company’s liquidity profile, strategic transactions, and continuous improvement efforts that might not be reflected in the 75% metrics component. The Committee commended the management team for successfully executing several transactions including the signing of a joint venture agreement with Saudi Aramco after being selected over a number of our competitors, an extension of the Company’s credit facility, a successful notes offering and tender offer, and several continuous improvement initiatives to enhance operational performance. The Committee determined that management had achieved outstanding performance in 2016 as reflected in the Company’s relative and absolute stock performance and improved liquidity position. However, given the continued challenging market conditions in the offshore drilling sector, the Committee capped the discretionary portion for NEOs at 150% or 37.5% on a weighted basis, resulting in a total bonus pool for NEOs under the 2016 AIP of 150%.

The CEO made initial recommendations to the Committee regarding payouts to his direct reports, including the NEOs, based on individual performance. The Committee approved and the Board ratified the NEO 2016 AIP payouts as follows:

Individual AIP Calculation

Executive Officer	2016 Target AIP Opportunity (Unreduced)	2016 Target AIP Opportunity (Reduced)	2016 Actual AIP Payout(a)
Burke	$800,000	$720,000	$1,080,000
Butz	$294,000	$264,600	$396,900
Keller	$333,133	$299,819	$449,730
Trent	$280,000	$252,000	$378,000
Brooks	$206,659	$185,993	$278,990
(a)	Actual AIP payout is calculated based on reduced base salaries and reflects a 10% reduction in AIP payout in addition to the 150% cap.

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Long-Term Incentive Compensation

Our long-term incentive program allows our NEOs to earn compensation over a number of years as a result of share price performance and/or sustained financial performance over multiple years. Consistent with our at-risk pay philosophy, long-term incentives comprise a significant portion of our NEOs’ compensation package.

For 2016, the long-term compensation program for NEOs was composed of RSUs and PUs described below. A primary objective of the long-term incentive plan is to align the interests of NEOs with those of our shareholders and further our strategic goals.

Incentive Award	% of Total Incentive Awards in 2016(a)	Company Goals	Future Value Dependent On
RSUs	50%	Retain executive talent; drive share performance	Share price appreciation
PUs	50%	Motivate executives to outperform peers and retain executive talent	TSR relative to peers
(a)	The percentage for each element of compensation may change from year to year in the future as governance standards evolve or market conditions change.

Restricted Share Units (RSUs)

RSUs provide our NEOs the opportunity for capital accumulation and long-term incentive value. As share price increases, the NEOs reward increases as does shareholders value. Additionally, RSUs are intended to aid in the retention of NEOs through the use of long-term vesting (generally one-third increments annually after the original grant date).

Performance Units (PUs)

PUs represent a significant portion of our long-term incentive compensation program. Our PUs have a target value of $100 per unit, cliff vest on the third anniversary of the grant date and payout is achieved based on the Company’s relative TSR over multiple performance periods. For PUs awarded in 2016, the Committee has discretion to settle PUs in cash, shares or a combination of both.

The PUs are designed to align our executives’ interests with those of our shareholders by focusing a significant portion of the executives’ long term incentive award on relative TSR over the long term. In addition, the use of relative TSR as a performance measure helps to mitigate the volatility in goal setting for incentive plans in the energy industry.

Performance Unit Metric: Relative TSR. The payout with respect to the PUs is determined by comparing relative TSR performance among our offshore drilling peers and interpolating our results with the companies just above and just below us as follows. If the Company is at the bottom of the peer group for any performance period, there will be no cash value attributable to that period.

Performance Rank	7th	6th	5th	4th	3rd	2nd	1st
Unit Value	0%	33%	67%	100%	133%	167%	200%

Performance Measurement Periods. To further address incentive plan volatility, amounts payable under PU awards are based upon the Company’s performance during four performance measurement periods:

•	one three-year performance measurement period ending on December 31 of the third calendar year of measurement; and

•	three one-year performance measurement periods within that three-year period.

Annual Performance Periods Keep Management Motivated and Provide Line of Sight. As of the end of each of the four performance measurement periods, the Company’s relative TSR is measured against the performance of our peer group to determine 25% of the PU award value. Except as noted below, there is no payout with respect to the PUs until the end of the three-year cliff vesting period (typically in early spring), but the Company calculates the annual measurement amounts and informs holders of anticipated achievement annually. This design feature provides a better line of sight for participants during the three-year period compared to other plan designs, and payout volatility is reduced by spreading the measurements over three consecutive one-year periods and incorporating a fourth measurement covering the entire three-year performance period.

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This multiple measurement period approach preserves management’s incentive to perform over a three-year period and, combined with overlapping grants of PUs, also provides our NEOs with a meaningful incentive to provide superior sustainable returns to shareholders over the long-term.

The 2014, 2015 and 2016 PUs involve four performance measurement periods as follows.

	2014 Performance Units	2015 Performance Units	2016 Performance Units
25%	One-Year Period (2014)	One-Year Period (2015)	One-Year Period (2016)
25%	One-Year Period (2015)	One-Year Period (2016)	One-Year Period (2017)
25%	One-Year Period (2016)	One-Year Period (2017)	One-Year Period (2018)
25%	Three-Year Period (2014 to 2016)	Three-Year Period (2015 to 2017)	Three-Year Period (2016 to 2018)

Depending on relative TSR performance, the payout of vested PUs will range from 0% to 200% of the initial unit value of $100. An employee who terminates employment with the Company (other than for retirement) prior to the end of the three-year cliff vesting period will not receive any payout of PUs unless the payout is approved by the Committee or such termination of employment results in accelerated vesting of the PUs. Vested PUs will be settled in cash at the end of the three-year vesting period or, earlier, upon a change in control of the Company. Beginning with respect to PUs awarded in 2016, the Committee has discretion to settle PUs in cash, shares or a combination of both.

2016 Long Term Incentive Targets Multiples

The Committee determined the total value of all RSUs granted to NEOs (based on grant date fair value) and cash-based PUs awarded to NEOs (based on target value) as a multiple of base salary based on comparative marked data provided by the Committee’s compensation consultant. The LTI multiples for each NEO in 2016 were as follows.

Executive	% Increase/Decrease from Year End 2015	2016 Target Multiple (% of Base Salary)
Burke	No increase	450%
Butz	No increase	325%
Keller	No increase	325%
Trent	No increase	300%
Brooks	No increase	275%

2016 Long-Term Incentive Awards

In 2016, the Committee made long-term equity incentive awards to our NEOs with the following grant date fair values for the RSUs and PUs computed in accordance with ASC 718:

Executive	RSUs*	PUs*(a)
Burke	$1,799,989	$2,035,688
Butz	$682,495	$771,865
Keller	$773,334	$874,554
Trent	$599,996	$678,563
Brooks	$473,583	$535,499
*	Annual awards were granted on February 25, 2016, with RSUs valued at the grant date fair market value of $11.49 per share and PUs valued at the estimated grant date fair value of $113.09 per unit using a Monte Carlo simulation model.
(a)	The PUs granted in 2016 may be settled in cash or shares at the discretion of the Compensation Committee, and the value thereof will be determined with reference to the Company’s TSR performance relative to the Company’s offshore drilling peer group measured each year and over the three-year period.

Annual long-term incentive awards are generally made in the first quarter of each year. Any equity awards to newly hired or newly promoted employees below the NEO level (other than Section 16 officers) are approved by the CEO and reviewed by the Committee at the next regularly scheduled Committee meeting on or following the award date.

We have not granted stock option awards as part of our annual long-term incentive compensation since 2006, other than a sign-on grant of options made to Mr. Ralls in 2008 when he became our CEO and a special retention grant of options made to Dr. Burke in February 2017. We have not granted SARs as part of our annual mix of long-term incentive awards since 2013.

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Performance Results and Achieved Values

For the performance period listed below, the Company’s relative TSR rank, percentage of target and value per PU was as follows:

Performance Period Ending	Relative TSR Rank	Percentage of Target	Value per PU
One year ended December 31, 2014	2nd of 7	190%	$47.52
One year ended December 31, 2015	1st of 7	200%	$50.00
One year ended December 31, 2016	2nd of 7	175%	$43.81
Three years ended December 31, 2016	1st of 7	200%	$50.00

Any amounts achieved with respect to PUs will be payable if and when the PUs vest at the end of the applicable three-year cliff vesting period. Under the Company’s retirement policy, since Mr. Keller has reached 60 years of age and has five years of service, Mr. Keller’s PUs granted in 2014, 2015 and 2016 have vested and, subject to satisfaction of the performance conditions, will be paid at the end of the applicable three-year cliff even if he is no longer employed by the Company at those dates.

2016 – 2018 PU Grants. The actual and potential value of the 2016-2018 PUs is shown below:

2016	2017	2018	2016 to 2018
Actual Amount	Potential Amount	Potential Amount	Potential Amount
Achieved per PU	Achieved per PU	Achieved per PU	Achieved per PU
$43.81	$0 - 50	$0 - 50	$0 - 50

2015 – 2017 PU Grants. The actual and potential value of the 2015-2017 PUs is shown below:

2015	2016	2017	2015 to 2017
Actual Amount	Actual Amount	Potential Amount	Potential Amount
Achieved per PU	Achieved per PU	Achieved per PU	Achieved per PU
$50.00	$43.81	$0 - 50	$0 - 50

2014 – 2016 PU Grants. The actual and potential value of the 2014-2016 PUs is shown below:

2014	2015	2016	2014 to 2016
Actual Amount	Actual Amount	Actual Amount	Actual Amount
Achieved per PU	Achieved per PU	Achieved per PU	Achieved per PU
$47.52	$50.00	$43.81	$50.00

Payments to NEOs with respect to the 2014-2016 PUs are as follows. These amounts were paid in March 2017 at the end of the three-year cliff vesting period.

Officer	Total Aggregate Payout for 2014-2016 PUs(a)
Burke	$3,033,346
Butz(b)	$—
Keller	$1,422,921
Trent	$962,581
Brooks	$867,299
(a)	Based on total 2014-2016 performance periods resulting in an aggregate payout per PU of $191.33.
(b)	Mr. Butz joined the Company in December 2014 and therefore did not receive a PU award in 2014.

2017 Retention Awards

In light of Dr. Burke’s outstanding performance and leadership during his tenure as CEO and the Company’s outstanding performance relative to its peers during the prolonged downturn in the offshore drilling industry, the Board approved one-time long-term equity awards to Dr. Burke to further align his stake in the Company with that of our shareholders. On February 22, 2017, Dr. Burke received a grant value of approximately $5 million in RSUs and approximately $2.5 million in options. Both awards cliff vest in four years and the options have a seven year exercise term.

Mr. Butz also received a one-time retention award on February 22, 2017 equal to 150% of his LTI target, or approximately $2.05 million in RSUs that cliff vest on the fourth anniversary of the grant. The Compensation Committee felt such award was appropriate in light of Mr. Butz’ outstanding accomplishments since joining the Company in 2014 and in order to increase Mr. Butz’ ownership stake in the Company comparably with his peer executives.

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Benefits

We offer a variety of health, welfare and retirement programs to all eligible employees, including our NEOs. The NEOs generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees who work in the United States. Programs which provide a different level of benefits for NEOs are detailed below but generally include an annual physical program, long-term disability, a benefit restoration plan and tax preparation services for officers of Rowan Companies plc.

Programs and policies include:

•	Medical, dental and vision;

•	Flexible spending accounts;

•	Short and long-term disability;

•	Life insurance, accidental death and dismemberment;

•	Savings plan (401(k) plan);

•	Pension plan;

•	Benefit restoration plan (Rowan SERP below) (each of the NEOs receives incremental retirement benefits to restore benefits lost due to IRS limits); and

•	Retiree medical and life insurance (if hired before January 1, 2008 and at least age 50 as of January 1, 2016).

The Company’s long-term disability program provides continuation of a percentage of the NEO’s base pay until Social Security Normal Retirement Age if disability lasts longer than 90 days. The long-term disability benefit pays 66.67% of income replacement for certain executives, including the NEOs, up to $15,000 per month until Social Security Normal Retirement Age or recovery. The benefit is provided to executives tax-free since imputed income is included in the executive’s gross earnings.

The Company’s generally available defined contribution plan (the “Savings Plan” or 401(k) plan) provides a cash company match of up to 100% of the first 6% of eligible salary contributed by the employee, including executives. The Company also provides a defined benefit plan (the “Pension Plan”) generally available to employees, including executives.

The benefit restoration plan of Rowan Companies, Inc. (the “Rowan SERP”) provides additional retirement benefit accrual opportunity for NEOs to mitigate the effects of legal limitations on retirement benefits under the Savings Plan and the Pension Plan. Please see “Pension Benefits” for further discussion of these plans.

•	Tax Equalization Program. The Company recognizes that due to the Company’s global business and corporate legal structure, certain employees, including NEOs, traveling extensively to regions of operations and/or serving as an officer or director of certain foreign legal entities may incur additional and varying tax liabilities in foreign jurisdictions which are directly attributable to the individual’s positions with the Company. Like our non-rotational personnel who have a foreign tax obligation due to the nature of the individual’s position with the Company, NEOs may be eligible for tax equalization payments under the Company’s tax equalization program so that the NEO does not incur significantly different tax consequences compared to if he or she had been wholly subject to his or her home country taxes. In 2016, no tax equalization payments were made to any NEOs.

•	Tax preparation services. As with our employees who work outside of their home country, the Company provides host country tax return preparation services to NEOs who are required to file a U.K. tax return. Fees paid by the Company for these services are approximately $1,500 for each NEO.

Limited Perquisites

The Company generally provides only limited perquisites and other personal benefits to NEOs which the Company and the Committee believe are reasonable and consistent with its overall compensation program. Executives are provided with the following perquisites:

•	Use of club membership for one NEO. The Company pays the annual membership fees for country clubs for our Executive Vice President, Business Development to use for appropriate entertainment of customers for business purposes. No other NEO receives such a benefit.

•	Executive physicals. Executive physicals as a perquisite were discontinued beginning in 2016.

Clawback Provisions

All equity and cash awards, including bonus payments under the Company’s annual incentive plan, are subject to clawback provisions that provide, if within five years of the grant or payment of an award under the plan, (1) our reported financial or operating results are materially and negatively restated or (2) a participant engages in conduct which is fraudulent, negligent or not in good faith, and which disrupts, damages, impairs or interferes with the business, reputation or employees of the Company or its affiliates (as determined in the sole discretion of the Committee), then in each case the Committee may, in its discretion, seek to recoup all or a portion of such grant or payment. In addition, new grants will be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder if and when adopted, (ii) similar rules under the laws of any other jurisdiction and (iii) any other policies adopted by the Company to implement any clawback provisions, all to the extent determined by the Company in its discretion to be applicable to the participant.

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Share Ownership Guidelines

The Board believes that each director and key executive officer should have a substantial personal investment in the Company. The policy is designed to satisfy an individual executive’s need for portfolio diversification, while maintaining management share ownership at levels high enough to assure our shareholders of management’s commitment to value creation. NEOs and directors are required to adhere to the following share ownership guidelines:

Position	Value to be Retained
CEO	5x base salary
Other NEOs	3x base salary
Non-Executive Directors	5x annual retainer

To facilitate implementation of these guidelines, an officer is required to retain 35% of “available shares” received pursuant to equity grants until his or her ownership guideline is met, at which time the retention level is reduced to 15% until he or she has exceeded the applicable ownership guideline by 200%. Thereafter, there is no retention requirement unless and until his or her ownership drops (a) below the guideline, at which time the 35% retention requirement would apply again or (b) between the guideline and 200% of the guideline, at which time the 15% retention would apply again, until such ownership guidelines are achieved. The retention requirement does not apply once an officer has reached age 60.

“Available shares” are shares remaining after:

(i)	the payment of any exercise price and the payment of any applicable taxes,

(ii)	the vesting of restricted shares or RSUs and the payment of any applicable taxes, fees or commissions, and

(iii)	the earnout of any performance awards, if settled in shares, and the payment of any applicable taxes, fees or commissions.

Shares owned outright (i.e., vested) and shares held in a pension or other deferred compensation plan are included for determining value, but unvested shares and unexercised SARs and options do not qualify.

Our non-executive directors have five years to meet the guideline, and ownership of restricted shares and RSUs counts toward such retention.

As of December 31, 2016, NEOs and directors were either in compliance with the share ownership guidelines or within the applicable retention or grace periods.

Severance Arrangements

We do not have any employment agreements or severance arrangements with our NEOs, other than certain agreements related to a change in control described below. For pension and benefit restoration plan benefits payable to our NEOs as of December 31, 2016 upon a voluntary termination, involuntary termination or a change of control, please see the “Potential Post-Employment Payment Table.”

Change in Control Arrangements. Each of our NEOs and certain other officers have change in control agreements (“CIC agreements”) which provide that, in the event the employment of the executive officer is terminated or modified under certain circumstances during the remaining term of the applicable CIC agreement (which generally provide for two-year terms) and following a “change in control” of the Company (so-called “double trigger” agreements), the executive officers would be entitled to the following:

	Burke	Keller	Butz	Trent	Brooks
Cash Severance	2.99 times (Base Salary & Higher of Target Bonus or 3-Year Average Bonus)	2 times (Base Salary & Higher of Target Bonus or 3-Year Average Bonus)	2 times (Base Salary & Higher of Target Bonus or 3-Year Average Bonus)	2 times (Base Salary & Higher of Target Bonus or 3-Year Average Bonus)	2 times (Base Salary & Higher of Target Bonus or 3-Year Average Bonus)
Bonus	Pro-Rata Bonus for Year of Termination (based on actual performance)	Pro-Rata Bonus for Year of Termination (based on actual performance)	Pro-Rata Bonus for Year of Termination (based on actual performance)	Pro-Rata Bonus for Year of Termination (based on actual performance)	Pro-Rata Bonus for Year of Termination (based on actual performance)
Equity	Vest Upon CIC	Vest Upon CIC	Vest Upon CIC	Vest Upon CIC	Vest Upon CIC
Amounts Forfeited under Tax-Qualified Plans
Health & Welfare Benefit Continuation	36 Months	24 Months	24 Months	24 Months	24 Months
Outplacement Services	$ 25,000	$ 25,000	$ 25,000	$ 25,000	$25,000
Excise Tax Provisions	Better of Scaleback to Safe Harbor or Full Payment	Better of Scaleback to Safe Harbor or Full Payment**	Better of Scaleback to Safe Harbor or Full Payment	Better of Scaleback to Safe Harbor or Full Payment	Better of Scaleback to Safe Harbor or Full Payment

**	Mr. Keller’s CIC agreement with an excise tax gross-up terminated in April 2016 and was replaced with a new CIC without the gross up provision.

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No excise tax gross-ups. All excise tax gross-up provisions terminated in April 2016. None of the CIC Agreements contain tax gross-ups.

The CIC agreements include “best pay” provisions under Section 280G of the U.S. Internal Revenue Code under which the amount of any payments that would otherwise constitute parachute payments will be reduced to the extent necessary to avoid the imposition of any excise tax, unless providing the executive with the full amount of such payments (after taking into account any excise and other taxes) will result in a greater payment amount to the executive (in which case the executive will receive the full amount of such payments).

All of the CIC agreements also provide that equity awards held by the officer will become fully vested and exercisable upon a change in control. Share options and SARs will be exercisable until the earlier of the second anniversary of the change in control or the expiration of the original exercise period, and PUs will be paid out at the higher of the anticipated payout or the target value of the award.

Set forth below are the payments that would be made to each listed executive under the existing CIC agreements and the terms of outstanding incentive award agreements in the event his or her employment was terminated or modified following a change in control of the Company. The payments listed below assume a termination date of December 31, 2016.

		Economic Value of Parachute Payments(a)
Payments	Burke	Butz	Keller	Trent	Brooks
Cash Severance	$4,991,322	$1,781,535	$1,832,383	$1,460,403	$1,264,456
Bonus(b)	990,000	363,825	412,252	346,500	255,741
Share Appreciation Rights(c)	—	—	—	—	—
Restricted Shares / Units and Dividends(d)	4,367,924	1,825,210	1,886,402	1,452,272	1,154,804
Performance Units(e)	7,760,506	1,792,382	3,453,905	2,538,301	2,111,092
Forfeited Qualified Account Balance	—	36,485	—	—	—
Benefit Continuation	38,859	25,906	25,906	9,508	18,371
Outplacement Services	25,000	25,000	25,000	25,000	25,000
Total CIC Payments before Gross-Up or Reduction	$18,173,611	$5,850,343	$7,635,848	$5,831,984	$4,829,464
Reduction to Avoid Excise Tax	—	—	(475,001)	—	—
Excise Tax Gross-Up	N/A	N/A	—	N/A	N/A
Total Payments	$18,173,611	$5,850,343	$7,160,847	$5,831,984	$4,829,464

(a)	Equity payments are based on the closing market price of the Company’s shares on December 31, 2016 of $18.89.

(b)	The bonus amounts were calculated assuming performance was at 137.5% of target, which was the estimate as of December 31, 2016.

(c)	No share appreciation rights were in-the-money as of December 31, 2016.

(d)	Represents the gross value of restricted share units (RSUs) for which vesting would be accelerated upon the CIC. However, these amounts include $1,886,402 related to RSUs held by Mr. Keller that are vested as a result of the Company’s retirement policy regarding equity awards.

(e)	Represents the gross value of unvested PUs upon the CIC. However, these amounts include $2,487,230 related to PUs for Mr. Keller for which the measurement period had lapsed and no incremental benefit (other than accelerating the timing of payment) would be realized upon a change in control as a result of the Company’s retirement policy regarding such awards.

Policy for Vesting of Awards upon Retirement

The Board approved a policy, effective March 6, 2013 for awards made on or after that date, whereby upon retirement from the Company, certain long-term incentive awards granted more than six months prior to the retirement date and held by an employee, including a NEO, who has reached age 60 with five years of consecutive service will be accelerated to the retirement date.

Beginning with awards granted in February 2017, the Board modified the retirement policy such that RSUs will continue to vest and be settled on the regular vesting schedule set forth in the applicable award notice (as opposed to upon retirement date) and PUs will be pro-rated for period employed and paid on the regular payment date.

The vesting acceleration may be subject to any conditions or limitations as the Committee may determine with respect to specific awards, such as retirement notification requirements, post-termination covenants relating to non-competition or non-solicitation of employees or customers. The Committee may determine in its sole discretion whether the policy will apply to any award. The Committee may terminate, amend or modify the policy with respect to future awards at any time.

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Program Process and Administration

Our Compensation Committee

In 2016, all of the members of the Committee were independent directors:

•	Thomas R. Hix (Chair)

•	Sir Graham Hearne

•	Jack B. Moore

•	Suzanne P. Nimocks

•	John J. Quicke

The Chairman, with input from the other Committee members, directs the agenda for each meeting of the Committee and seeks input from management and the Committee’s independent compensation consultants.

Typically, the Company gathers information requested by the Committee and management makes recommendations with respect to certain compensation matters and ensures that the Committee members receive materials in advance of a meeting. The Chairman usually invites the CEO, CFO, General Counsel, Director of Compensation and compensation consultants to attend the Committee meetings. As needed, members of management are excused from meetings to permit the Committee to meet alone with its advisors and in executive session.

Role of the Independent Compensation Consultants

The Committee retains independent compensation consultants to assist in the continual development and evaluation of compensation policies, the review of competitive compensation information and the Committee’s determinations of compensation levels and awards. A representative from our compensation consultants attends Committee meetings, meets with the Committee without management present and provides third-party data, advice and expertise on proposed executive and director compensation and plan designs. At the direction of the Committee, the compensation consultants review management recommendations and advise the Committee on the matters included in the materials, including the consistency of proposals with the Committee’s compensation philosophy and comparisons to programs at other companies. At the request of the Committee, the compensation consultants also prepare their own analysis of compensation matters, including positioning of programs in the competitive market and the design of plans consistent with the Committee’s compensation philosophy.

Since 2010, the Committee has engaged FW Cook as its independent compensation consultant for advice on all executive and director compensation matters. FW Cook is headquartered in New York, New York and provides independent compensation advice to companies in the Fortune 500. FW Cook does not provide other services on behalf of executive management or otherwise to the Company.

The Committee has also engaged FIT as its independent U.K. compensation consultant for advice on all U.K. related compensation matters beginning in 2012 when the Company became a U.K. company. FIT is headquartered in London, England and provides independent compensation advice to FTSE100 companies. FIT does not provide other services on behalf of executive management or otherwise to the Company.

After review and consultation with FW Cook and FIT, the Committee determined that each of FW Cook and FIT are independent as required under NYSE rules and there is no conflict of interest resulting from retaining either FW Cook or FIT currently or during the year ended December 31, 2016.

Role of CEO in Compensation Decisions

The CEO performs the following functions in our compensation decision process:

•	Recommends, based on market data, compensation for the NEOs, other than himself;

•	With the management team, develops rigorous financial, operational and strategic goals to be considered by the Committee for the annual incentive plan; and

•	Approves other compensation or personnel matters including:

–	Changes in compensation to non-NEOs;

–	Aggregate payout levels for corporate and regional annual incentive plans related to non-NEOs;

–	Levels of equity awards for executives below the NEO level (other than Section 16 officers) and for key non-officer employees under our long-term incentive plan; and

–	Agreements or arrangements relating to the terms of employment, continued employment or termination of employment with respect to certain employees below the NEO level.

After review of the CEO’s recommendations and a review of compensation data presented to the Committee, the Committee makes its own assessment regarding compensation for each NEO and equity awards for Section 16 officers, and seeks Board ratification, as appropriate.

The Chief Executive Officer is not involved in any part of the setting of any component of his own compensation.

Role of Shareholder Say-on-Pay Votes

The Company provides its shareholders with the opportunity to cast an annual advisory vote on NEO compensation (a “U.S. say-on-pay proposal”). At our annual general meeting of shareholders held in April 2016, a substantial majority of the votes cast on the U.S. say-on- pay proposal (approximately 96%) were voted in favor of the proposal. The Committee believes that this is an overall endorsement by the shareholders of our approach to NEO compensation, and did not change its approach materially in 2016. The Committee will continue to take into account the outcome of our say-on-pay votes when making future compensation decisions, including the outcome of the shareholders’ advisory vote on the U.K. statutory Implementation Report.

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Indemnification Agreements

The Company has entered into indemnification arrangements with each of the NEOs (other than Mr. Brooks who is an officer of Rowan Delaware) and non-executive directors (as well as certain other officers of the Company). In addition, the prior existing indemnification agreements with Rowan Delaware remain in place. The form of such agreements has been filed with the SEC. These agreements provide for the Company to, among other things, indemnify the individual against certain liabilities that may arise by reason of his or her status or service as a director or officer, to advance expenses incurred as a result of certain proceedings and to cover him or her under our directors’ and officers’ liability insurance policy. These agreements are intended to provide indemnification rights to the fullest extent permitted under U.K. and Delaware law and under our governing documents and those of Rowan Delaware.

Accounting for Share-Based Compensation

We account for share-based compensation, including long-term incentive awards such as restricted stock awards, restricted share units and performance units, in accordance with ASC 718.

Tax Implications

Section 162(m) of the U.S. Internal Revenue Code generally limits the deductibility of executive compensation paid by a publicly held corporation to its CEO and the three other highest paid executive officers (excluding the CFO) to $1 million per year for federal income tax purposes, unless the compensation qualifies as “performance-based” compensation as described in Section 162(m) and related Department of Treasury Regulations.

Where reasonably practicable and to the extent that the Section 162(m) deduction disallowance becomes applicable to our NEOs, the Committee may seek to qualify the variable compensation paid to our NEOs for an exemption from such deductibility limits. In approving the amount and form of compensation for our NEOs, the Committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). However, the Committee may, in its judgment, authorize the compensation payments that do not comply with an exemption from the deductibility limit in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes executive compensation received by our NEOs for the applicable years.

Name and Principal Position	Year	Salary $(1)	Bonus $(2)	Share Awards $(3)	Option Awards/ SARs $(4)	Non-Equity Incentive Plan Compensation $(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $(6)	All Other Compensation $(7)	Total $
Thomas P. Burke	2016	760,000	270,000	3,835,677	—	810,000	218,263	42,618	5,936,558
President & CEO(8)	2015	800,000	305,000	3,724,278	—	915,000	113,620	28,330	5,886,228
	2014	735,886	194,983	3,245,501	—	584,948	179,810	11,515	4,952,643
Stephen M. Butz	2016	399,000	99,225	1,454,360	—	297,675	82,900	20,634	2,353,794
EVP, CFO	2015	420,000	117,692	1,412,124	—	353,076	54,953	18,940	2,376,785
	2014	35,000	300,000	326,550	—	—	—	—	661,550
Mark A. Keller	2016	452,109	112,432	1,647,888	—	337,297	181,798	67,472	2,798,996
EVP, Business	2015	475,904	127,007	1,600,135	—	381,021	79,452	47,693	2,711,212
Development	2014	471,328	105,354	1,560,096	—	316,060	324,757	28,408	2,806,003
Melanie M. Trent	2016	380,000	94,500	1,278,559	—	283,500	95,855	26,117	2,158,531
EVP, CAO & GC	2015	400,000	112,088	1,241,447	—	336,263	28,681	22,672	2,141,151
	2014	359,350	70,052	1,053,813	—	210,156	119,878	15,600	1,828,849
T. Fred Brooks	2016	327,210	893,748	1,009,082	—	209,243	149,877	23,718	2,612,878
EVP, Operations &	2015	344,432	82,728	980,017	—	248,185	51,858	23,529	1,730,749
Engineering	2014	340,724	65,356	950,869	—	196,069	56,485	17,830	1,627,333

(1)	Salary (column 1) Amounts reflect base salary earned by our NEOs during the applicable year. In light of the sustained decline in market conditions in the offshore drilling industry, the Company’s ongoing cost control efforts, and to show good faith with the Company’s shareholders and employees, each NEO voluntarily took a 10% reduction in base salary effective July 1, 2016.

(2)	Bonus (column 2) Amounts reflect the portion of annual cash awards paid to our NEOs pursuant to the discretionary portion of the AIP. Such payments reflect amounts achieved for performance of strategic objectives in that year which are generally paid in March of the following year. For a description of the 2016 AIP, please see “Annual Incentive Compensation.” For Mr. Brooks, the amount also includes a one-time cash retention bonus of $824,000 that was awarded in August 2013 in order to retain Mr. Brooks during the Company’s construction of its ultra-deepwater drillship fleet and initial entry into deepwater operations. This award cliff vested on the third anniversary of the grant date and was paid in August 2016.

(3)	Share Awards (column 3) For accounting purposes, grant-date fair values for RSUs and PU awards are measured under ASC 718 using the market value of our shares on the grant date and the estimated probable payout on the date of grant, respectively, as described in Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K. As a result, PUs are reported in the share awards column based on their estimated grant date fair value of $113.09 using the Monte Carlo simulation model.

Actual cash payments paid to NEOs with respect to the 2014-2016 PUs with the performance period ending December 31, 2016 are disclosed on page 46.

The amounts disclosed in this column represent the aggregate grant-date fair value of RSUs and PUs granted during 2016 as follows:

NEO	Number of RSUs	Grant Date Value of RSUs ($)	Grant Date Value per RSU ($)	Number of PUs	Grant Date Value of PUs ($)	Grant Date Value per PU ($)	Total Value ($)
Burke	156,657	1,799,989	11.49	18,000	2,035,688	113.09	3,835,677
Butz	59,399	682,495	11.49	6,825	771,865	113.09	1,454,360
Keller	67,305	773,334	11.49	7,733	874,554	113.09	1,647,888
Trent	52,219	599,996	11.49	6,000	678,563	113.09	1,278,559
Brooks	41,217	473,583	11.49	4,735	535,499	113.09	1,009,082

For information regarding amounts achieved in 2016 with respect to PUs, please see page 56.

(4)	Option Awards / SARs (column 4) The Company discontinued granting option awards and SARs as part of annual long-term incentive program. However, from time to time, the Company may grant retention awards in the form of options.

(5)	Non-Equity Incentive Plan Compensation (column 5) Amounts reflect each NEO’s payout under the metrics portion of the AIP (non-discretionary portion) based upon the level of achievement of our pre-established financial, operational and strategic metrics. Such payments reflect amounts achieved for performance in the applicable year which are generally paid in March of the following year. For a description of the 2016 AIP, please see “Annual Incentive Compensation.”

(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (column 6) Amounts reflect the aggregate increase in the actuarial present value of accumulated retirement plan benefits. The Company does not have a non-qualified deferred compensation plan. See the “Pension Benefits Table” and “Potential Post-Employment Payment Table” and related disclosure for further information regarding NEO retirement benefits.

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(7)	All Other Compensation (column 7) All other compensation for 2016 included the following amounts:

Name	Company Contributions to Savings Plan ($)(a)	Dividend Payments on RS and RSUs vesting in 2016 ($)(b)	Tax Preparation Services ($)	Other Compensation ($)(c)	Total ($)
Burke	15,900	25,218	1,500	—	42,618
Butz	15,900	3,234	1,500	—	20,634
Keller	15,900	12,772	1,500	37,300	67,472
Trent	15,900	8,717	1,500	—	26,117
Brooks	15,900	7,818	—	—	23,718

(a)	Amounts reflect matching contributions made by the Company on behalf of each NEO in 2016 to the Savings Plan.

(b)	Amounts reflect dividend payments to NEOs during 2016 with respect to restricted shares and RSUs which vested during 2016. Each restricted share and RSU awarded to employees is granted in tandem with a corresponding dividend equivalent which entitles the employee to receive an amount in cash equal to any cash dividends paid by the Company with respect to the underlying shares. Dividend equivalents are payable as and when the restricted shares or RSUs vest. Any dividend equivalent amounts are forfeited if the corresponding restricted shares or RSUs are forfeited or do not vest.

(c)	Amount for Mr. Keller includes approximately $24,300 in dues paid by the Company for membership to country clubs used primarily for business. The entire amount has been included, although we believe that only a portion of this cost represents a perquisite. Also includes expenses paid by the Company related to spouse and family attendance at business related entertainment events which combined with the club dues for Mr. Keller aggregate more than $10,000. All other individuals had either no perquisites or perquisites below the reporting threshold.

There were no tax equalization payments made to NEOs in 2016. Executive physicals as a perquisite were discontinued beginning in 2016.

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2016 Grants of Plan-Based Awards

The following table shows, with respect to our NEOs:

•	the estimated range of cash payouts for the 2016 AIP,

•	the potential estimated range of cash payouts with respect to the PUs awarded in 2016 and their grant date fair values, and

•	the actual number of RSUs granted during 2016 and their respective grant date fair values.

			Estimated Future Payouts,							All Other
			Under Non-Equity Incentive Plan			Estimated Future Payouts Under				Option
			Awards(a)			Equity Incentive Plan Awards(b)			All	Awards	Grant Date
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Other Share Awards (number of shares)(c)	(number of securities underlying options)(d)	Fair Value of Share Units and Option Awards ($)(e)
Burke	AIP	—	400,000	800,000	1,600,000
	PUs	2/25/2016				594,000	1,800,000	3,600,000			2,035,688
	RSUs	2/25/2016							156,657		1,799,989
Butz	AIP	—	147,000	294,000	588,000
	PUs	2/25/2016				225,225	682,500	1,365,000			771,865
	RSUs	2/25/2016							59,399		682,495
Keller	AIP	—	166,566	333,133	666,266
	PUs	2/25/2016				255,189	773,300	1,546,600			874,554
	RSUs	2/25/2016							67,305		773,334
Trent	AIP	—	140,000	280,000	560,000
	PUs	2/25/2016				198,000	600,000	1,200,000			678,563
	RSUs	2/25/2016							52,219		599,996
Brooks	AIP	—	103,330	206,659	413,318
	PUs	2/25/2016				156,255	473,500	947,000			535,499
	RSUs	2/25/2016							41,217		473,583

(a)	The amounts disclosed reflect the threshold (50%), target (100%) and maximum (200%) possible cash bonus payouts under the Company’s AIP (Annual Incentive Plan) that potentially could have been achieved by the NEOs for 2016 based on base salaries and AIP target percentages approved in February 2016 and the achievement of performance goals under our 2016 AIP. The amounts actually achieved by our NEOs under the 2016 AIP were paid in March 2017 and are disclosed on page 43.

If the threshold for the year is not met, no bonus will be paid on that component. Payments are calculated using straight-line interpolation for performance between the threshold and target and between the target and maximum for each component.

(b)	Reflects the grant date range of cash payouts that potentially could be achieved with respect to the PUs granted in 2016 depending on TSR performance relative to our peer group over the applicable performance periods. The actual final value is calculated by interpolating the results of our TSR relative to our peer group finishing just above and just below us. No payout is made unless the Company reaches the 33% threshold level. Each PU has a target value of $100, and amounts payable in respect of each vested PU range from $0 to $200 depending on our relative TSR performance.

Please see CD&A for information regarding the PUs and the related performance measures and Note 3 to the “Summary Compensation Table” for PUs awarded to each NEO in 2016. With respect to the PUs awarded in 2016, the Company’s relative TSR rank for the one-year period ended December 31, 2016 was second of seven peers, resulting in a value of 175% of target, or $43.81 per PU. Such amount will be payable at the end of the three-year cliff vesting period to the extent the employee satisfies the vesting requirement.

(c)	Reflects the number of RSUs granted during 2016 to our NEOs under our incentive plan. The awards to our NEOs vest pro rata over three years.

(d)	No SARs or options were awarded during 2016.

(e)	The dollar values reflect the aggregate grant date fair values computed in accordance with ASC 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 9 of the Notes to Consolidated Financial Statements in our Form 10-K.

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Outstanding Equity Awards at December 31, 2016

The following table shows the number of shares underlying unexercised share options and SARs, the number of shares and value of unvested RSUs and the number of PUs and value of unvested PUs outstanding on December 31, 2016 for our NEOs.

	Option/SAR Awards(a)				Share/Units Awards
Name	Number of Securities Underlying Exercisable Options/ SARs (#)	Number of Securities Underlying Unexercisable Options/SARs (#)	Option/ SAR Exercise Prices ($)	Option/ SARs Expiration Date	Type of Award	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Units That Have Not Vested ($)(d)
Burke	26,742	—	42.21	2/25/2021
	31,410	—	35.47	3/7/2022
	46,659	—	34.35	3/6/2023
					RSUs	229,726		4,339,524
					2014 PU	15,854		3,033,346	—	—
					2015 PU	9,000		1,688,580	9,000	1,800,000
					2016 PU	4,500		788,580	13,500	2,700,000
Butz					RSUs	95,963		1,812,741
					2015 PU	3,412		640,253	3,413	682,600
					2016 PU	1,706		299,003	5,119	1,023,800
Keller	50,130	—	17.39	5/5/2019
	32,349	—	27.80	3/5/2020
	27,855	—	42.21	2/25/2021
	22,596	—	35.47	3/7/2022
	33,891	—	34.35	3/6/2023
					RSUs	99,198		1,873,850
					2014 PU	7,437	(e)	1,422,921	—	—
					2015 PU	3,868	(e)	725,527	3,866	773,200
					2016 PU	1,933	(e)	338,783	5,800	1,160,000
Trent	9,939	—	17.39	5/5/2019
	6,414	—	27.80	3/5/2020
	5,079	—	42.21	2/25/2021
	13,131	—	35.47	3/7/2022
	20,529	—	34.35	3/6/2023
					RSUs	76,393		1,443,064
					2014 PU	5,031		962,581	—	—
					2015 PU	3,000		562,860	3,000	600,000
					2016 PU	1,500		262,860	4,500	900,000
Brooks	4,146	—	35.47	3/7/2022
	1,278	—	32.58	11/2/2022
	20,856	—	34.35	3/6/2023
					RSUs	60,727		1,147,133
					2014 PU	4,533		867,299	—	—
					2015 PU	2,368		444,378	2,369	473,800
					2016 PU	1,184		207,440	3,551	710,200

(a)	Amounts reflect outstanding SARs granted between May 5, 2009 and March 6, 2013 under our long-term incentive plans. No SARs have been granted since 2013. There were no unvested options or SARs outstanding at December 31, 2016.All options and SARs not exercised expire 10 years after the date of grant unless terminated sooner pursuant to the terms of the applicable award agreement.

(b)	The market values set forth in this column with respect to RSUs equal the number of shares indicated multiplied by the fair market value of our shares of $18.89 on December 31, 2016. Market values with respect to PUs represent the aggregate amounts achieved through December 31, 2016 per the terms of the awards and approved by the Compensation Committee on January 25, 2017.

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For the one-year performance period ending December 31, 2016, the Company’s relative TSR rank was second out of seven peers, resulting in a value achieved at approximately 175% of target, or $43.81 per PU with respect to the 2014-2016 PUs, the 2015-2017 PUs and the 2016-2018 PUs. Additionally, for the three-year performance period ending December 31, 2016 with respect to the 2014-2016 PUs, the Company’s relative TSR rank was first of seven peers, resulting in a value of 200% of target, or $50.00 per PU. Accordingly, the NEOs achieved the following in 2016:

	Amount achieved in 2016 with respect to PU Awards
NEO	2014-2016 Award	2015-2017 Award	2016-2018 Award	Total achieved in 2016
Burke	$1,487,264	$788,580	$788,580	$3,064,424
Butz	$—	$299,003	$299,003	$598,006
Keller	$697,665	$338,827	$338,783	$1,375,275
Trent	$471,958	$262,860	$262,860	$997,678
Brooks	$425,241	$207,528	$207,440	$840,209

Amounts achieved with respect to the 2014-2016 PUs were paid in March 2017 at the end of the three-year cliff vesting period. Such amounts to NEOs are disclosed on page 46. With respect to the 2015-2017 and 2016-2018 PU awards, achieved amounts will be payable at the end of the applicable three-year cliff vesting period to the extent that such PUs become vested.

(c)	Reflects the number of PUs granted that have not been achieved. Twenty-five percent of any year’s award may be achieved each year over three one-year performance periods, and twenty-five percent may be achieved over the three-year performance period. The number of PUs that have been achieved due to completion of the performance periods but not vested are presented in the column under the heading “Number of Shares That Have Not Vested (#)”.

(d)	The amounts shown reflect the payout value of unearned PUs computed at the threshold level, unless the actual cumulative-to-date performance exceeded the threshold, in which case the next higher payout level (target or maximum) is used. Actual performance for the 2015 and 2016 PUs for the performance periods through December 31, 2016 exceeded the targets for both periods; therefore, unearned PUs granted in 2015 and 2016 have been valued and shown in the table above at the maximum level at December 31, 2016.

(e)	With respect to Mr. Keller, who was eligible to retire during 2014 under the Company’s retirement policy, the foregoing amounts with respect to the PUs granted in 2014, 2015 and 2016 were considered vested as of their retirement eligible date and will be paid out to Mr. Keller following the end of the applicable three-year cliff period.

2016 Option Exercises and Shares Vested

The following table shows the number and value of share options exercised and shares vested during 2016 for our NEOs.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Burke	—	—	52,275	783,604
Butz	—	—	10,782	138,818
Keller	—	—	25,227	385,164
Trent	—	—	18,057	270,494
Brooks	—	—	15,444	235,785

(a)	The amounts set forth in this column equal the number of restricted shares or RSUs that vested during 2016 multiplied by the fair market value of our shares on the date of vesting.

Pension Benefits

Benefit Plans and Perquisites Available to Named Executive Officers

Pension Plan

•  The Traditional Formula of the Pension Plan was frozen effective June 30, 2009.

•  The Cash Balance Formula provides annual pay credits of 5% of eligible compensation, up to the applicable statutory limit, to eligible employees.

SERP	• The Rowan SERP is designed to replace benefits in the Pension and Savings Plans that would otherwise not be received due to tax code limitations.
401(k) Savings Plan

•  Provides participants with the opportunity to defer a portion of their compensation and receive Company matching contributions of up to 6% of eligible cash compensation up to the applicable statutory limit.

•  The Savings Plan is currently available to all eligible employees of the Company and its subsidiaries.

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Pension Plan

We maintain the Rowan Pension Plan, a qualified defined benefit plan under the U.S. Internal Revenue Code for its U.S. employees, including our NEOs. The Rowan Pension Plan is a non-contributory plan that is funded through a trust. The Rowan Pension Plan consists of three parts, each one corresponding to a different pension formula and having numerous other differences in terms and conditions. Employees are eligible for current participation in only one part, generally based on time of hire, although an employee may also have a grandfathered frozen benefit under one or more parts. Employees become vested in the traditional and cash balance formula benefits after three years of service.

Mr. Keller and Ms. Trent (having been hired prior to January 1, 2008) are eligible for, and vested in, benefits under the (i) traditional formula and (ii) cash balance formula. Dr. Burke and Mr. Brooks (having all been hired after January 1, 2008) are eligible for, and vested in, only the cash balance formula. Mr. Butz (having been hired after January 1, 2008) is eligible only for the cash balance formula, but he has not yet vested in the benefit.

Traditional formula. The traditional formula was frozen on June 30, 2009 and provides a final average earnings type of pension benefit that is payable at normal or early retirement from the Company. Normal retirement occurs upon termination on or after age 60; early retirement can occur as early as age 40 as long as the employee has three years of service. Early retirement benefits are reduced by five percent per year for each year between ages 50 and 60 and reduced actuarially for each year between ages 40 and 50. Mr. Keller was eligible for normal retirement and Ms. Trent was eligible for early retirement at the end of 2014.

Retirement benefits are calculated as the product of 1.75% times years of credited service through June 30, 2009 multiplied by the final annual eligible average compensation. Final annual eligible average compensation is calculated using the five highest consecutive years in the last 10 calendar years prior to June 30, 2009. Eligible pension compensation for the traditional formula generally included an employee’s salary.

Cash balance formula. The cash balance formula applies to eligible employees hired on or after January 1, 2008 and employees whose benefits under the traditional formula were frozen on June 30, 2009. Normal retirement occurs upon termination on or after age 60. Benefits are not reduced if an employee terminates employment prior to age 60. The cash balance formula allows the employee to elect the form of benefit payment from a few annuity options or a single sum payment option that are all actuarially equivalent.

Benefits under the cash balance formula are based on annual pay credits and quarterly interest credits (based on the 10-year Treasury rate) to a cash balance account created on the participant’s hire date. Annual pay credits of 5% of an employee’s W-2 wages, excluding equity compensation, tax equalization payments and foreign or other premium adjustments, are provided to all eligible employees. Eligible employees, including the NEOs, who had their traditional formula frozen on June 30, 2009, receive annual transition pay credits ranging from 3% to 12% based on combined years of age and service as of June 30, 2009. The following table contains the total annual pay credit for which each NEO is eligible:

NEO	Total annual pay credit
Burke	5%
Butz	5%
Keller	14%
Trent	5%
Brooks	5%

Eligible pension compensation under the traditional and cash balance formula benefits is limited in accordance with the U.S. Internal Revenue Code. In 2016, that limit was $265,000. The U.S. Internal Revenue Code also limits the annual benefit (expressed as an annuity) available under the traditional and cash balance formula benefits. In 2016, that limit was $210,000 (reduced actuarially for ages below 62).

SERP

We also maintain a nonqualified pension plan, the Rowan SERP, that is designed to replace benefits that would otherwise not be received due to limitations contained in the U.S. Internal Revenue Code that apply to qualified plans.

NEOs hired prior to January 1, 2008 have a frozen traditional formula benefit under the Rowan SERP that was determined by calculating the traditional formula benefit under the Rowan Pension Plan without regard to the qualified plan limits and then reducing it by the amount of the traditional formula benefit under the Rowan Pension Plan. These benefits commence six months after termination and are paid in the form that the NEO selected in 2008.

All NEOs have a cash balance formula benefit under the Rowan SERP that is determined by calculating the cash balance formula benefit under the Rowan Pension Plan without regard to the qualified plan limits and then reducing it by the amount of the cash balance formula benefit under the Rowan Pension Plan. In addition, the cash balance benefit under the Rowan SERP includes a 6% pay credit on compensation over the qualified plan limit to make up for limitations under our Savings Plan. These benefits commence six months after termination and are paid in a single sum payment.

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Pension Benefits Table

The table below shows the present value of accumulated benefits for each NEO at December 31, 2016. We have provided the present value of accumulated benefits at December 31, 2016 using a discount rate of 4.31% for the Rowan Pension Plan and 4.06% for the Rowan SERP.

		Number of	Present Value	Payments
		Years of Credited	of Accumulated	During Last
	Plan	Service (#)	Benefit($)(a)	Fiscal Year($)
Burke	Rowan Pension	6	79,445	—
	Rowan SERP	6	613,097	—
Butz	Rowan Pension	2	35,711	—
	Rowan SERP	2	102,142	—
Keller	Rowan Pension	24	1,292,638	—
	Rowan SERP	24	1,106,945	—
Trent	Rowan Pension	11	267,592	—
	Rowan SERP	11	234,225	—
Brooks	Rowan Pension	6	79,963	—
	Rowan SERP	6	253,899	—

(a)	Our pension and other postretirement benefit liabilities and costs are based upon actuarial computations that reflect our assumptions about future events, including long-term asset returns, interest rates, annual compensation increases, mortality rates and other factors. A discussion of assumptions is set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Management Estimates – Pension and other postretirement benefits” in our Form 10-K.

Potential Post-Employment Payment Table

The following table reflects benefits payable in the event of voluntary termination, involuntary termination or a change in control as if the termination date were December 31, 2016 under the Rowan Pension Plan and the Rowan SERP:

				Frozen Plan benefit
		Age at	Frozen Plan benefit	monthly annuity –	Cash balance lump	Cash balance lump
		December 31,	monthly annuity –	starting January 1,	sum – starting	sum – starting
	Plan name	2016	starting age 60 ($)	2017 ($)	age 60 ($)	January 1, 2017 ($)
Burke	Rowan Pension	49.27	N/A	N/A	124,924	80,576
	Rowan SERP	49.27	N/A	N/A	939,574	606,024
Butz	Rowan Pension	45.72	N/A	N/A	65,247	36,485
	Rowan SERP	45.72	N/A	N/A	180,332	100,839
Keller	Rowan Pension	64.61	5,459	5,459	287,761	287,761
	Rowan SERP	64.61	1,542	1,542	787,688	787,688
Trent	Rowan Pension	52.10	890	538	139,641	101,793
	Rowan SERP	52.10	N/A	N/A	320,774	233,833
Brooks	Rowan Pension	59.51	N/A	N/A	81,643	79,995
	Rowan SERP	59.51	N/A	N/A	258,928	253,700

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PROPOSAL 2 Advisory Resolution to Approve the Company’s NEO Compensation as Reported in this Proxy Statement

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking shareholders to approve an advisory vote on our NEO compensation which is described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

SHAREHOLDERS ARE URGED TO READ THE “COMPENSATION DISCUSSION AND ANALYSIS” SECTION OF THIS PROXY STATEMENT, WHICH MORE THOROUGHLY DISCUSSES HOW OUR COMPENSATION POLICIES AND PROCEDURES SUPPORT OUR COMPENSATION PHILOSOPHY. WE BELIEVE THAT THESE POLICIES AND PROCEDURES ARE EFFECTIVE IN SUPPORTING OUR COMPENSATION PHILOSOPHY AND IN ACHIEVING ITS GOALS.

We currently intend to hold this vote annually. In accordance with this determination and Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking shareholders to approve the following advisory vote at the Meeting:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the 2016 compensation of the NEOs disclosed in the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the related compensation tables, notes and narrative in the proxy statement for our 2017 annual general meeting of shareholders.

Vote Required

Because this vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Board values shareholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation.

Recommendation of the Board

The Board recommends you vote FOR the advisory approval of the Company’s NEO compensation as reported in this proxy statement (in accordance with requirements applicable to companies subject to SEC reporting requirements under the Exchange Act).

PROPOSAL 3 Advisory Resolution to Approve the Frequency of Future Advisory Votes to Approve the Compensation of NEOs

Pursuant to Section 14A of the Exchange Act, not less frequently than every six years, we are required to ask shareholders to vote on whether future advisory votes on executive compensation should occur (i) every year, (ii) every two years or (iii) every three years.

At the annual meeting of shareholders held in 2011, the Board recommended that holding an advisory vote on executive compensation every year was the most appropriate policy for the Company. Such proposal was approved by shareholders at that time.

The Board has determined that continuing to hold an advisory vote on executive compensation every year is the most appropriate policy for the Company, and recommends that shareholders vote for future advisory votes on executive compensation to occur every year.

While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures.

However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual general meeting of shareholders.

We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices.

Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Notwithstanding the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a less frequent than annual basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

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Vote Required

Because this vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Board values shareholders’ opinions and will take into account the outcome of the advisory vote when considering the frequency of future advisory votes.

Recommendation of the Board

The Board recommends that you vote FOR conducting an advisory vote on the compensation of our NEOs every year.

PROPOSAL 4 Resolution to Approve the Directors’ Remuneration Policy

In accordance with the Companies Act, shareholders are voting to approve the Directors’ Remuneration Policy included in section 2 of Part II of the Directors’ Remuneration Report contained in Annex A of the proxy statement which sets out the Company’s forward-looking policy on directors’ remuneration (including information on payments to directors for loss of office) and describes the components of the executive and non-executive directors’ remuneration. The current Directors’ Remuneration Policy was approved by the Company’s shareholders at the annual general meeting of shareholders on April 25, 2014 with approximately 96.7% of votes in favor. That policy will be effective until the policy proposed at this Meeting is approved by shareholders. The Board believes that the current policy has served the Company well and only minor changes are proposed for its renewal.

The proposed Directors’ Remuneration Policy sets forth our policy on directors’ remuneration effective from the date of our Meeting (if approved by shareholders). The shareholder vote on the Directors’ Remuneration Policy will be binding in that once it is approved by shareholders and if it remains unchanged, the Directors’ Remuneration Policy will be valid for up to three financial years without new shareholder approval being required. On approval of the Directors’ Remuneration Policy, all payments by the Company to the Directors and former directors (in their capacity as directors) will be made in accordance with the Directors’ Remuneration Policy, unless a payment has separately been approved by a shareholder resolution.

In accordance with the Companies Act, the Directors’ Remuneration Policy has been approved by and signed on behalf of the Board and will be delivered to the Registrar of Companies in the U.K. following the Meeting.

Vote Required

This ordinary resolution will be approved if a simple majority of the votes cast are cast in favor thereof, assuming a quorum is present. If the Directors’ Remuneration Policy is not approved at the Meeting, the previous policy approved in 2014 will continue until such time as shareholders approve a different policy. In such event, the Company may have to incur additional expense to hold additional shareholder meetings until a new proposed policy is approved.

Recommendation of the Board

The Board recommends you vote FOR the ordinary resolution to approve the Directors’ Remuneration Policy included in the Director’s Remuneration Report.

PROPOSAL 5 Advisory Resolution to Approve the Directors’ Remuneration Report

In accordance with the Companies Act, shareholders are voting to approve the Directors’ Remuneration Report (or annual report on remuneration as described in the regulations). This proposal is similar to Proposal 2 regarding the compensation of our NEOs required under U.S. law. However, the Directors’ Remuneration Report is concerned solely with the remuneration of our executive and non-executive directors and is required under the Companies Act.

The Directors’ Remuneration Report sets out the remuneration that has been paid to the directors in the year ended December 31, 2016, and is deemed a part of the U.K. Annual Report and Accounts. Part I of the Directors Remuneration Report also includes information required by regulations promulgated by the SEC. Part II of the Directors Remuneration Report is set forth as Annex A to this proxy statement.

Shareholders approved the Directors’ Remuneration policy at the 2014 annual general meeting by a large majority, with more than 96% of the votes cast at that meeting being cast in favor of the proposal. Shareholders approved the most recent Directors’ Remuneration Report presented at the 2016 general meeting by a large majority, with more than 95% of the votes cast at that meeting being cast in favor of the proposal.

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We encourage shareholders to read the Directors’ Remuneration Report. The Board and the Compensation Committee believe that the policies and procedures articulated in the Directors’ Remuneration Report are effective in achieving our compensation objectives for our executive directors, and serve to attract and retain high-quality non-executive directors, and the design of our compensation program and the compensation awarded to our executive and non-executive directors fulfills these objectives.

In accordance with the Companies Act, the Directors’ Remuneration Report has been approved by and signed on behalf of the Board and will be delivered to the Registrar of Companies in the U.K. following the Meeting.

Vote Required

Because this vote is advisory (pursuant to the Companies Act), it will not be legally binding upon the Board or the Compensation Committee, and payments made or promised to directors will not have to be repaid, reduced or withheld in the event that the resolution is not passed. The Board values shareholders’ opinions and will take into account the outcome of the advisory vote when considering future executive and non-executive compensation.

Recommendation of the Board

The Board recommends you vote FOR the advisory approval of the Directors’ Remuneration Report for the year ended December 31, 2016.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

The Audit Committee assists the Board in fulfilling its oversight of the Company’s financial and accounting processes and integrity of the financial statements, compliance matters, and performance of the internal audit function, and is directly responsible for the appointment, engagement, compensation, retention, and oversight of the independent accountants. However, the Audit Committee is not professionally engaged in the practice of accounting, auditing and evaluating auditor independence. The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s website at www.rowan.com under the heading “Our Company-Governance Documents” and is available in print upon request. The Audit Committee held five meetings during 2016, and routinely meets in executive session with the auditors and separately with the Company’s Chief Financial Officer, Director of Internal Audit and Compliance Officer.

Our Audit Committee members are all non-executive members of the Board: John J. Quicke (Chairman), William E. Albrecht, Thomas R. Hix, Tore I. Sandvold and Charles L. Szews. As previously noted, the Board has determined that all of the members of the Audit Committee are independent within the meaning of the SEC regulations and NYSE rules, and are financially literate and have accounting or financial management expertise as such qualifications are interpreted by the Board in its business judgment. The Board has also determined that each of Messrs. Hix, Quicke and Szews are qualified as audit committee financial experts within the meaning of SEC regulations.

The Audit Committee has appointed Deloitte & Touche LLP as our U.S. independent registered public accounting firm and principal auditors for the year ending December 31, 2017, and Deloitte LLP to serve as our U.K. statutory auditor under the U.K. Companies Act. Both Deloitte & Touche LLP and Deloitte LLP (referred to jointly where relevant as “Deloitte”) are member firms of Deloitte Touche Tohmatsu Limited, a U.K. private company limited by guarantee. Shareholders are being asked to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s U.S. independent registered public accounting firm and principal auditors (Proposal 7), to reappoint Deloitte LLP to serve as the Company’s U.K. statutory auditor (Proposal 8) and to authorize the Audit Committee to determine Deloitte LLP’s remuneration as the Company’s U.K. statutory auditor (Proposal 9).

Deloitte & Touche LLP has served as the Company’s U.S. independent registered public accounting firm for over 40 years and Deloitte LLP has served as the Company’s statutory auditor since 2012. In accordance with SEC rules and Deloitte policy, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For U.S. lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. Deloitte’s lead U.S. partner rotated off in March 2016, after the completion of the Company’s audit for the year ended December 31, 2015. The process for selection of the Company’s lead U.S. audit partner pursuant to this rotation policy involved interviews with the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Chairman of the Audit Committee and the candidate for the role, as well as discussion and approval by the full Audit Committee.

The Audit Committee annually reviews Deloitte’s independence and performance in determining whether to retain Deloitte or to engage another firm. As part of that review, the Audit Committee considers, among other things:

•	the quality and efficiency of the current and historical services provided to us by Deloitte and the experience of the engagement team;

•	Deloitte’s capability and expertise in handling the breadth and complexity of our global operations, and their knowledge and understanding of the offshore drilling sector;

•	an analysis of Deloitte’s known legal risks and significant proceedings;

•	external data on Deloitte’s audit quality and performance obtained from recent Public Company Accounting Oversight Board reports;

•	Deloitte’s independence;

•	the appropriateness of Deloitte’s fees for audit and non-audit services;

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•	Deloitte’s tenure as our independent auditor, including the benefits of having a long-tenured auditor, such as its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting; and

•	the impact on the Company of changing auditors.

Based on this evaluation, the Audit Committee believes that Deloitte is independent and that it is in the best interests of the Company and our shareholders to retain Deloitte to serve as our U.S. independent accounting firm and U.K. statutory auditor for 2017.

Review of Audited Financial Statements for the Year ended December 31, 2016

The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of the Company for the year ended December 31, 2016. The Audit Committee has also discussed with Deloitte & Touche LLP, our U.S. independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 regarding communication with audit committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP its independence from management and the Company.

Based on the Audit Committee’s review and discussions with management and the independent auditors, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

The Audit Committee of the Board of Directors

John J. Quicke, Chairman
William E. Albrecht
Thomas R. Hix
Tore I. Sandvold
Charles L. Szews

February 22, 2017

The U.K. statutory auditor is responsible for conducting the statutory audit of our U.K. statutory accounts in accordance with the requirements of the U.K. Companies Act 2006.

The foregoing report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such acts.

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Approval of Fees

The Audit Committee approves Deloitte’s audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each year, the Audit Committee appoints the independent auditor to perform audit services that the Company expects to be performed for the year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. In addition, the Audit Committee approves the terms of the engagement letter to be entered into by the Company with the independent auditor. The Audit Committee has also delegated to its Chairman the authority, from time to time, to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent auditors and associated fees, provided that the Chairman will report any decisions to pre-approve such audit-related and non-audit services and fees to the full Audit Committee at its next regular meeting.

The table below sets forth the fees for Deloitte over the past two years. All such audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Fees for Deloitte in 2015 and 2016 were as follows:

	2015	2016
Audit fees(a)	$2,839,321	$3,090,502
Audit-related fees(b)	247,861	264,299
Tax fees(c)	2,408,031	1,895,952
Total	$5,495,213	$5,250,753

(a)	Fees for audit services consisted of:

•	Audit of our annual financial statements;

•	Reviews of our quarterly financial statements;

•	Statutory audits;

•	Services related to SEC matters; and

•	Attestation of management’s internal controls, as required by Section 404 of Sarbanes-Oxley.

(b)	Fees for audit-related services consisted of consulting services for International Financial Reporting Standards (IFRS) conversion requirements necessary for the Company’s UK Annual Report and periodical subscriptions.

(c)	Fees for tax services consisted of tax compliance and tax planning advice. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings. The following table shows a breakdown of such fees, which are primarily related to significant unique events:

	2015	2016
International restructuring	$974,903	$555,341
Assistance with IRS audits	855,409	956,462
Other(1)	577,719	384,149
Total	$2,408,031	$1,895,952

(1)	Other fees for tax services include advice related to U.S. tax return reviews, new country entry research, change in tax method, contract termination transfer pricing, advance pricing agreements, bareboat charters, Spain, Africa, Luxembourg, Norway, U.K. and Middle East tax matters, extraterritorial income exclusion and various other matters.

PROPOSAL 6 Resolution to Receive the U.K. Annual Report and Accounts

The Board is required to present at the Meeting the Company’s U.K. Annual Report and Accounts, including the audited annual accounts and related directors’ and auditor’s reports for the year ended December 31, 2016. In accordance with our obligations under English law, we will provide our shareholders at the Meeting with an opportunity to receive the U.K. Annual Report and Accounts.

Vote Required

This ordinary resolution will be approved if a simple majority of the votes cast are cast in favor thereof, assuming a quorum is present.

Recommendation of the Board

The Board and the Audit Committee recommend you vote FOR the ordinary resolution to receive the U.K. Annual Report and Accounts for the year ended December 31, 2016.

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PROPOSAL 7 Resolution to Ratify the Appointment of Deloitte U.S. as the Company’s Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte U.S. as the Company’s. independent registered public accounting firm and principal auditors for the Company for the year ending December 31, 2017, subject to ratification of our shareholders. We are asking you to ratify that appointment. Although the ratification of this appointment is not required to be submitted to a vote of the shareholders, the Board believes it appropriate as a matter of policy to request that the shareholders ratify the appointment of the independent registered public accounting firm for the year ending December 31, 2017.

The Audit Committee also approved the appointment of Deloitte U.K., the U.K. affiliate of Deloitte U.S., to serve as the Company’s U.K. statutory auditor under the Companies Act. We are also seeking shareholder approval of the U.K. statutory auditor in Proposal 8.

Vote Required

This ordinary resolution will be approved if a simple majority of the votes cast are cast in favor thereof, assuming a quorum is present. If this ordinary resolution is not approved, the Audit Committee will reconsider the appointment, but may decide to maintain its appointment of Deloitte U.S.

Recommendation of the Board

The Board and Audit Committee recommend you vote FOR the ordinary resolution to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s U.S. independent registered public accounting firm for the year ending December 31, 2017.

PROPOSAL 8 Resolution to Re-Appoint Deloitte U.K. as the Company’s U.K. Statutory Auditor under the Companies Act

Under the Companies Act, our U.K. statutory auditor must be appointed at each meeting at which the annual report and accounts are presented to shareholders. Our Audit Committee has approved the appointment of Deloitte U.K., the U.K. affiliate of Deloitte U.S., to serve as the Company’s U.K. statutory auditor under the Companies Act. Deloitte U.K. has served as the U.K. statutory auditor under the Companies Act for the Company since its incorporation as a public limited company in May 2012. We are asking you to approve the re-appointment of Deloitte UK.

Vote Required

This ordinary resolution will be approved if a simple majority of the votes cast are cast in favor thereof, assuming a quorum is present. If this ordinary resolution is not approved, the Board may appoint an auditor to fill the vacancy.

Recommendation of the Board

The Board and Audit Committee recommend you vote FOR the ordinary resolution to re-appoint Deloitte U.K. as the Company’s U.K. statutory auditor under the Companies Act (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company).

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PROPOSAL 9 Resolution to Authorize the Audit Committee to Determine Deloitte U.K.’s Remuneration as the Company’s U.K. Statutory Auditor

Under the Companies Act, the remuneration of our U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. Our Audit Committee approves, on an annual basis, Deloitte U.K.’s remuneration as our U.K. statutory auditor under the Companies Act. We are asking our shareholders to authorize the Audit Committee to determine Deloitte U.K.’s remuneration as statutory auditor for the year ending December 31, 2017 in accordance with the Audit Committee’s procedures and applicable law.

Vote Required

This ordinary resolution will be approved if a simple majority of the votes cast are cast in favor thereof, assuming a quorum is present.

Recommendation of the Board

The Board and the Audit Committee recommend you vote FOR the ordinary resolution to authorize the Audit Committee to determine Deloitte U.K.’s remuneration as the Company’s U.K. statutory auditor.

PROPOSAL 10 Resolution to Approve an Amendment to the Company’s Incentive Plan

In this proposal, we are requesting shareholders approve an amendment to the 2013 Rowan Companies plc Incentive Plan (the “Plan”) to: (1) increase the aggregate number of Class A Ordinary Shares available for issuance under the Plan by 2,174,572 shares; and (2) approve the material terms of the performance goals that may apply to awards granted under the Plan intended to qualify as performance-based compensation under Section 162(m) of the U.S. Internal Revenue Code.

Based on the recommendation of the Compensation Committee, the Board approved the amendment of the Plan (the “Amendment”) on February 23, 2017 (including the business criteria upon which performance goals may be based), subject to and effective upon shareholder approval at the Meeting. The Plan, as amended by the Amendment if this proposal is approved, is described in more detail below. If this proposal is not approved by our shareholders, the Amendment will not become effective, but the Plan will remain in effect in accordance with its present terms.

Key Features and Best Practices under the Rowan Incentive Plan as Amended

No Liberal Share Counting. The Plan does not permit the recycling of shares withheld to satisfy the exercise price of an option or to satisfy tax withholding requirements (other than with respect to full value awards).
Prohibition on Repricing. The Plan prohibits the direct or indirect repricing of options and share appreciation rights without shareholder approval.
Administered by an Independent Committee. The Plan is administered by the Compensation Committee, which is made up entirely of independent directors.
Limitations on the Payment of Dividends and Dividend Equivalents. Dividends and dividend equivalents on all awards (including “time only” vesting awards) are only paid to the extent the vesting conditions are achieved and the award vests. In addition, no dividend equivalents shall be payable with respect to options or share appreciation rights.
No Discounted Options or Share Appreciation Rights. All options and share appreciation rights must have an exercise price or base price at least equal to the fair market value of the underlying shares on the date of grant.
Awards Subject to Clawback Provisions. All equity and cash awards to NEOs, including payments under the Company’s annual incentive plan, granted under the Company’s incentive plan are subject to clawback provisions.

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Proposed Amendment to Plan

The Amendment amends the Plan to increase the aggregate number of Class A Ordinary Shares with respect to which awards may be granted under the Plan, such that the total number of shares available for grant under the Plan from and after December 31, 2016 will be 11,125,258, which is a net increase of 2,174,572 new shares added to the 8,950,686 shares which remained available for grant under the Plan as of December 31, 2016. Among other changes, the Amendment also changes the ratio at which awards other than share options and share appreciation rights (“full value awards”) will be counted against the number of shares available for issuance under the Plan. From and after the date the Amendment is approved by our shareholders, full value awards will be counted against the number of shares available as 1.91 shares for each one share granted (prior to such time, full value awards will continue to be counted against the number of shares available as 2.24 shares for each one share granted in accordance with the terms of the Plan as then in effect).

In addition, although we have not adopted a policy that all compensation paid to our executive officers must be deductible, the Amendment is also intended to allow us to provide performance-based compensation that will be tax deductible by us without regard to the limits of Section 162(m) of the U.S. Internal Revenue Code. Therefore, for purposes of Section 162(m), we are asking our shareholders to approve the list of business criteria that may be used for purposes of granting awards that are intended to qualify as performance-based compensation under Section 162(m), as described below under the heading “—Performance Awards,” in the event we choose to seek to structure compensation in a manner that will satisfy the performance-based compensation exception to Section 162(m). Should we choose to do so, shareholder approval of these criteria would enable us to satisfy this exception and deduct compensation associated with future performance-based awards to certain executives.

Generally, Section 162(m) limits the federal income tax deductions a publicly held company may claim for compensation in excess of $1 million paid in a given year to its chief executive officer and certain of its other most highly-compensated executive officers excluding the chief financial officer (these officers are generally referred to as the “covered employees”). Performance-based compensation that meets certain requirements is not counted against the $1 million deductibility cap. Options and share appreciation rights that may be granted under the Plan generally should qualify as performance-based compensation. Other awards that we may grant under the Plan may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a performance period of performance goals selected by the Compensation Committee. The Compensation Committee retains the discretion to set the level of performance for a given performance measure under a performance-based award. For awards to qualify as performance-based compensation, they must also be in amounts that are within the individual award limits set forth in the Plan and shareholders must approve the material terms of the performance goals every five years. Shareholder approval does not guarantee that incentive compensation that we pay to our covered employees will qualify as performance-based compensation for purposes of Section 162(m), but will permit the Compensation Committee to seek to structure incentive compensation to meet the performance-based compensation requirements if it chooses to do so.

The Amendment will become effective only if it is approved by the Company’s shareholders. In the event that the Amendment is not approved by the Company’s shareholders,

(i)	the Plan (which has previously been approved by our shareholders) will continue in full force in accordance with its terms as in effect immediately prior to the adoption of the Amendment by the Board,

(ii)	the Amendment will not take effect, and

(iii)	the Company may continue to grant awards under the Plan in accordance with its terms and conditions (including, without limitation, the limit on the maximum number of shares available for issuance under the Plan without giving effect to the Amendment).

Why we are seeking additional shares. The Company is requesting approval of the Amendment to the Plan because the remaining unissued shares in the Plan (8,950,686 shares as of December 31, 2016) may be insufficient to cover grants of awards anticipated to be made in 2019 and future years depending on share price volatility.

The increase in shares under the Plan is intended to provide the Company with additional shares for the grant of share-based awards to our eligible participants, thereby linking their compensation to shareholder value creation and providing a mix of compensation elements in their overall compensation arrangements. The Board believes that the increase in the aggregate number of Class A Ordinary Shares with respect to which awards may be granted under the Plan, as amended by the Amendment, is desirable to accomplish the objectives of the Plan and is in the best interest of the Company’s shareholders.

We believe approval of the Amendment is reasonable and prudent for the Company to continue to:

•	retain talented executives and motivate employees;
•	make a significant portion of each executive’s pay variable and at-risk;
•	provide sufficient headroom to continue to grant equity awards to employees should our share price decline substantially from current levels; and
•	align the interests of the management team with shareholders by providing management with an equity stake in the Company.

The material features of the Plan, as amended by the Amendment, are described below. The description in this proposal is not intended to be complete and is qualified in its entirety by reference to the full text of the Plan, as amended by the Amendment attached as Exhibit I to this proxy statement and is incorporated herein by reference. The following summary is subject to and qualified in its entirety by the full text of the Plan, as amended by the Amendment.

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Description of the Plan, as amended by the Amendment

General. The Plan is governed by U.S. law, but has been drafted to comply with both U.S. and U.K. law. Accordingly, awards may be granted under the Plan to employees of the Company and its affiliates. Non-employee directors and consultants are not eligible to receive awards under the main rules of the Plan, and are only eligible to receive awards granted under an annex to the Plan. In addition, all awards granted under the Plan may be settled only in shares, while awards that may be settled in cash, or in a combination of cash and shares, may be granted under an annex to the Plan. For ease of reference, for purposes of the following description of the Plan, as amended by the Amendment, the participants to whom awards have been granted under any annex to the Plan and the awards granted under any annex to the Plan are referred to as participants in, and awards granted under, the Plan, respectively.

Effective Date. The effectiveness of the Amendment is subject to approval by the Company’s shareholders. In the event that the Amendment is not approved by the Company’s shareholders, the Plan will continue in full force and effect in accordance with its terms (without giving effect to the Amendment).

Administration. The Plan is administered by the Compensation Committee or, in the case of non-employee directors, the Board (in this section of the proxy statement, such committee or board, the “Committee”). The Committee selects the participants and determines the type of awards to grant to participants under the Plan, as well as the number of shares subject to these awards and any vesting restrictions or conditions on such awards. Participants may include employees, consultants and directors of the Company or any of its subsidiaries. The Committee has the power to amend or modify the terms of an award in any manner that is either not adverse to the award recipient or consented to by the award recipient. The Committee has full and final authority to interpret the Plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the Plan. The Committee generally does not have authority to reprice options or share appreciation rights (“SARs”) granted under the Plan without shareholder approval.

The Committee may delegate certain of its duties under the Plan, and it may also engage or authorize the engagement of third-party administrators to carry out administrative functions under the Plan.

Shares Subject to the Plan. If our shareholders approve the Amendment, the aggregate number of Class A Ordinary Shares which may be issued pursuant to awards under the Plan will be increased by an additional 2,174,572 shares, such that the total number of shares available for issuance pursuant to awards granted after December 31, 2016 is 11,125,258 shares (the “Share Limit”). The Share Limit will continue to be reduced by any shares subject to awards granted under the Plan after December 31, 2016 and prior to the date on which the Company’s shareholders approve the Amendment in accordance with the current Plan provisions.

No more than 11,125,258 shares may be issued pursuant to grants of incentive options under the Plan. Any shares that are subject to awards of options or SARs will be counted against the Share Limit as one share for every one share granted.

Any shares that are subject to a full value award granted after the date on which the Company’s shareholders approve the Amendment will be counted against the Share Limit as 1.91 shares for every one share granted. Prior to such time, full value awards will continue to be counted against the number of shares available as 2.24 shares for each one share granted in accordance with the terms of the Plan as then in effect. If awards under the Plan are forfeited, terminated or expire unexercised or are settled in cash (in whole or in part), the shares subject to such awards shall again become available for awards under the Plan. Such shares shall be added back as one share if the share was subject to an option or SAR. From and after the date on which the Company’s shareholders approve the Amendment, such shares shall be added back as 1.91 shares if such share was subject to a full value award. Prior to the date on which the Company’s shareholders approve the Amendment, such shares, if they were subject to a full value award, shall be added back in accordance with the terms of the Plan as in effect prior to the amendment: specifically, (i) as 1.94 shares if such shares were subject to a full value award granted before April 28, 2016 and (ii) as 2.24 shares if such shares were subject to a full value award granted after April 28, 2016.

The following types of shares may not be regranted under the Plan: (a) shares withheld by the Company in payment of the exercise price of an option, (b) shares tendered by the participant to satisfy any tax withholding obligation with respect to an award or shares withheld by the Company to satisfy any tax withholding obligation with respect to an award other than a full value award, (c) shares subject to a SAR that are not issued in connection upon the net settlement or net exercise of such SAR, and (d) shares purchased on the open market with the cash proceeds from the exercise or options.

Any restricted shares repurchased by the Company and/or an employee benefit trust under the Plan at the same price paid by the participant so that such shares are returned to the Company and/or an employee benefit trust shall again be available for awards under the Plan.

Dilution; Run Rate. Each year, the Compensation Committee reviews the Company’s historical shareholder dilution (overhang) and run rate shown in the table below compared to its current compensation reference group:

Shareholder Dilution
(Overhang)(a)
Rowan Companies	10.5%
Peer and Reference Companies Median	6.8%

(a)	Overhang is calculated by dividing the number of outstanding share awards and shares available for grant by the number of common shares outstanding at the end of the year.

The following table shows the Company’s three-year run rate compared to its current compensation reference group:

Three-Year Average
Run Rate(b)
Rowan Companies	1.07%
Peer and Reference Companies Median	0.63%

(b)	Run rate is calculated by dividing the number of share awards granted by the weighted average number of common shares outstanding during the year.

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Set forth below is a table indicating the number of options, SARs and full value share awards the Company has granted in the past three years and the applicable run rate.

		Fiscal Year
					3-Year
Item		2014	2015	2016	Average
A	Total Options and SARs	—	—	—	—
B	Total Full-Value Awards	896,877	1,299,817	1,817,000	1,337,898
C	Total Shares Granted (A+B)	896,877	1,299,817	1,817,000	1,337,898
D	Weighted Average Common Shares Outstanding	124,067,000	124,508,000	125,300,000	124,642,667
E	Run Rate (C÷D)	0.72%	1.04%	1.45%	1.07%

We expect that if our share price remains volatile, we may need to seek shareholder approval of additional shares on a more regular basis.

Eligibility. There are currently approximately 200 employees and no consultants eligible for the grant of awards under the Plan. Awards may also be granted to the Company’s non-employee directors, which currently include nine individuals.

Types of Awards. Awards under the Plan may be in the form of options, SARs, restricted shares, restricted stock units (“RSUs”), bonus shares, performance awards, which include performance units, dividend equivalents and cash-based awards, each as described below.

Options. Options are rights to purchase a specified number of shares at a specified price. The number of shares and all other terms and conditions of an option are determined by the Committee. An option granted under the Plan may consist of either an incentive option that complies with the requirements of Section 422 of the U.S. Internal Revenue Code or a non-qualified option that does not comply with such requirements. Incentive options may only be granted to employees. The term of an option may not be longer than ten years (or five years in the case of incentive options granted to participants who hold more than 10% of the shares of the Company) and options must have an exercise price per share that is not less than the fair market value of a share on the date of grant (or 110% of the fair market value of a share on the date of grant with respect to incentive options granted to participants who hold more than 10% of the shares of the Company). The aggregate fair market value of the shares with respect to which incentive options are exercisable for the first time by an employee in any calendar year may not exceed $100,000 or such other limitation imposed by Section 422(d) of the U.S. Internal Revenue Code.

The exercise price of an option must be paid in full at the time the option is exercised. No participant will be permitted to pay the exercise price of an option, or continue any extension of credit with respect to the exercise price of an option with a loan from us or arranged by us in any method which would violate Section 13(k) of the Exchange Act.

SARs. A SAR is a right to receive a payment, in cash or shares, equal to the excess of the fair market value of a specified number of our shares on the date the rights are exercised over a specified grant price. The Committee will determine the terms, conditions and limitations applicable to any SARs, including the term of any SARs, which may not be longer than ten years, and the date or dates upon which they become exercisable.

Restricted Shares. Restricted shares consist of restricted grants of our shares that may be subject to a per share purchase price determined by the Committee, that are non-transferable and may be subject to a substantial risk of forfeiture until specific conditions are met. Any terms, conditions and limitations applicable to a restricted share award will be determined by the Committee. While a restricted share award is subject to restrictions, the grantee may be entitled to dividends paid with respect to the restricted shares, unless the Committee determines otherwise or any vesting conditions applicable to such restricted shares are not satisfied (as described below).

Restricted Share Units. An RSU is a unit evidencing the right to receive in specified circumstances one share or its equivalent value in cash that is restricted or subject to forfeiture provisions. The Committee will determine any terms, conditions and limitations applicable to an RSU award. Shares underlying the RSU award or the equivalent cash value will be delivered to the participant upon settlement of a vested RSU.

Bonus Shares. Bonus shares are grants of shares that are not subject to restrictions and are granted in consideration of the performance of services by the participant.

Dividend Equivalents. Dividend equivalents entitle participants to receive the equivalent value (in cash or additional shares) of dividends in respect of other awards held by participants. Dividend equivalents that are based on dividends declared prior to the vesting of such award shall only be paid to a participant to the extent that the vesting conditions are subsequently satisfied and the award vests. Additionally, the Plan provides that dividend equivalents are not payable with respect to options or SARs.

Cash Awards. Cash awards consist of grants denominated (in whole or in part) in cash. The terms, conditions and limitations applicable to any cash awards will be determined by the Committee.

Performance Awards. Performance awards entitle participants to receive cash payments or shares upon the attainment of specified performance goals. The Committee will determine the terms, conditions and limitations applicable to a performance award. The Committee will set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of performance awards that will be paid out to the participant and/or the portion that may be exercised.

Performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the U.S. Internal Revenue Code may be granted to “covered employees” (within the meaning of Section 162(m)). Such awards will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established objective performance goals established by the Committee prior to the earlier of (1) 90 days after the commencement of the applicable performance period or designated fiscal period or period of employment applicable to such performance award or (2) the lapse of 25% of the period of service. Participants are only entitled to receive payment for a performance-based award for

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any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. A performance goal may be based upon one or more shareholder-approved business criteria that apply to the participant, one or more of our business units, or the Company as a whole. In asking our shareholders to approve the Amendment of the Plan, we are also requesting our shareholders approve the following business criteria to allow the Company to qualify awards as qualified performance-based compensation: earnings per share; price per share; revenues; cash flow; return on net assets; return on assets; return on capital employed; return on investment; return on equity; economic value added; gross margin; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating income; total shareholder return; debt reduction; budget compliance; safety and environmental performance; fleet size and growth; fleet valuation; shipyard or repair time; shipyard or repair cost; rig contracting; rig margin; rig revenues; utilization of, and day rates achieved for, drilling rigs; downtime for drilling rigs under contract; procurement efficiency; project execution; capital expenditures including adherence to budget and schedule; market share; return on investment capital; cost control or efficiency; market penetration; geographic business expansion; acquisition cost efficiency; negotiation and completion of transactions, including mergers, acquisitions, divestitures, dispositions, joint ventures and similar transactions; customer satisfaction; employee satisfaction; employee attrition or retention rate; and human resources management. Any of the foregoing may be determined on an absolute or relative basis or as compared to the performance of a published or special index or internal benchmark deemed applicable by the Committee. With respect to such business criteria, the Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, subsidiary, division, business segment, asset class or geographical unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities, (m) any business interruption event (n) the cumulative effects of tax or accounting changes, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Prior to the payment of any qualified performance awards, the Committee must certify in writing that the applicable performance goals were satisfied. Section 162(m) generally disallows deductions for compensation in excess of $1 million for certain executive officers unless it meets the requirements for being performance-based. For the avoidance of doubt, nothing herein or in the Plan is intended to prohibit the Committee from awarding compensation that is not intended to or does not qualify as performance-based compensation or, with respect to awards that are intended to qualify as performance-based compensation, to provide any representation or guarantee that all of the requirements for such awards under Section 162(m) will be satisfied.

Award Limits. The Plan provides that grants or awards made to an individual employee in any calendar year cannot cover an aggregate of more than 1,500,000 shares. In addition, the Plan provides that the maximum cash awards granted to any one person in respect of any calendar year may not exceed $15 million. The maximum aggregate grant date fair value of one or more awards granted to a non-employee director during any calendar year may not exceed $600,000.

Assignability and Transfer. No award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the U.S. Internal Revenue Code or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder. Incentive options may not be assigned or transferred pursuant to a qualified domestic relations order. The Committee may prescribe other restrictions on transfer.

Amendment and Termination. The Board may amend, modify, suspend or terminate the Plan at any time, except that (1) no amendment that would impair the rights of a participant with respect to any outstanding award may be made without the written consent of the participant and (2) no amendment shall be made without shareholder approval to the extent such shareholder approval is required pursuant to applicable legal requirements or the requirements of any securities market or exchange on which the shares are then-listed. In addition, absent shareholder approval, except to the extent permitted by the Plan in connection with certain changes in capital structure, (i) no option or SAR may be amended to reduce the per share price of the shares subject to such award, (ii) the number of shares authorized for issuance under the Plan may not be increased, and (iii) no option or SAR may be canceled in exchange for cash or replaced with another award when the per share price of such option or SAR exceeds the fair market value of a share.

In no event may any award be granted pursuant to the Plan on or after the tenth anniversary of the date on which the Plan was originally approved by the Company’s shareholders.

Change in Control or Equity Restructuring. In the event of a “change in control” of the Company (as defined in the Plan) or certain changes in capitalization, which may include a share split, share dividend, recapitalization, merger, consolidation, combination of shares or other similar event, the Committee has discretion to make adjustments with respect to (a) the aggregate number and kind of shares that may be issued under the plan and/or (b) the terms and conditions of any outstanding awards. In addition, the Committee may accelerate the vesting of all or part of any outstanding awards or cancel such awards in exchange for cash payments.

However, the Plan provides that, in connection with the occurrence of an Equity Restructuring (as defined in the Plan) and notwithstanding any other provision to the contrary, (i) the number and type of securities subject to each outstanding award and the exercise

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price or grant price of such award, if applicable, will be equitably adjusted; and/or (ii) the Committee will make such equitable adjustments as it deems appropriate, in its sole discretion, to reflect the Equity Restructuring. Any adjustments made in connection with an Equity Restructuring are nondiscretionary and will be final and binding on the affected participant and the Company.

U.S. Federal Income Tax Consequences

The following summary is based upon current interpretations of existing U.S. federal income tax laws. The discussion below is not purported to be complete, and it does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any local, state or foreign country in which the participant’s income or gain may be taxable.

Nonqualified Options; Share Appreciation Rights. Participants will not realize taxable income upon the grant of a non-qualified option (“NQO”) or SAR. Upon the exercise of an NQO or SAR, the participant will recognize ordinary income (subject, in the case of employees, to withholding by the Company) in an amount equal to the excess of (1) the fair market value of the shares on the date of exercise over (2) the exercise or grant price. The participant will generally have a tax basis in any shares received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a NQO, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “- Certain Tax Code Limitations on Deductibility” below, the subsidiary of the Company for which the participant performs services will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Incentive Options. Employees will not have taxable income upon the grant of an incentive option. Upon the exercise of an incentive option, the employee will not have taxable income, although the excess of the fair market value of the shares received upon exercise of the incentive option (“ISO Shares”) over the exercise price is an item of tax preference that may require payment of an alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive option would be allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Shares that have been held for the requisite holding period (e.g., at least two years from the date of grant and one year from the date of exercise of the incentive option), the employee will generally recognize capital gain or loss equal to the difference between the amount received for the ISO Shares and the exercise price paid by the employee for the ISO Shares. However, if an employee disposes of ISO Shares that have not been held for the requisite holding period, the employee will recognize ordinary income in the year of the disposition equal to the fair market value of the ISO Shares at the time of exercise (or the amount realized upon disposition, in certain cases) over the exercise price paid by the employee for such ISO Shares.

Other Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or performance award denominated in cash or, if earlier, at the time such cash is otherwise made available for the participant. A participant will not have taxable income upon the grant of an RSU award but rather will generally recognize ordinary compensation income at the time the participant receives shares or cash in satisfaction of such RSU in an amount equal to the fair market value of the shares or cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of shares pursuant to a bonus share or restricted share award or performance award in an amount equal to the fair market value of the shares when such shares are received; provided, however, that if the shares are not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares when they first becomes transferable or are no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the shares when such shares are received.

Subject to the discussion under “- Certain Tax Code Limitations on Deductibility” below, the subsidiary of the Company for which the participant performs services will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Certain Tax Code Limitations on Deductibility. In order for us (or our subsidiary for which the participant performs services) to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our (or our subsidiary’s) ability to obtain a deduction for future payments under the Plan could also be limited by Section 280G of the U.S. Internal Revenue Code, which provides that certain excess parachute payments made in connection with a change of control of an employer are not deductible, and by Section 162(m) of the U.S. Internal Revenue Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year. However, certain exceptions apply to this limitation in the case of qualified performance-based compensation, as described above under the heading “—Performance Awards”.

Section 409A. Section 409A of the U.S. Internal Revenue Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts results in immediate taxation of any amounts deferred that are earned or vested, to the extent not subject to a substantial risk of forfeiture, with interest, and an additional 20% tax. Section 409A may be applicable to certain awards under the Plan. To the extent applicable, we intend that the Plan and all awards made thereunder will either comply with or be exempt from the requirements of Section 409A.

New Awards under the Plan

The Plan permits grants of awards to our non-employee directors, as well as to employees (including executive officers) and consultants of the Company and its affiliates. The number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Plan will be determined in the discretion of the Committee in the future, and as of March 15, 2017, the Committee has not made any determination to make future grants to any persons under the Plan, as amended by the Amendment. Therefore, it is not possible to determine the future benefits that will be received by participants under the Plan, as amended by the Amendment. Annual awards to employees were made in February 2017 and annual awards to non-executive directors are expected to be determined after the Meeting.

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Awards Granted Under the Plan

The following table provides information with respect to the number of shares subject to outstanding share awards granted under the Plan to our NEOs, directors and employees as of December 31, 2016 and does not include annual awards made in February 2017. As stated above, it is not currently possible to determine the amounts of awards that will be granted in the future to participants under the Plan, as amended by the Amendment.

Name	Dollar Value ($)(1)	Number of Shares Underlying Option Grants	Number of Shares Underlying Share Appreciation Right (SARs) Grants	Number of Shares Underlying Restricted Share Unit (RSUs) Grants	Number of Restricted Share Grants
NEOs:
Burke	4,339,524	—	—	229,726	—
Butz	1,812,741	—	—	95,963	—
Keller	1,873,850	—	—	99,198	—
Trent	1,356,888	—	—	71,831	—
Brooks	1,147,133	—	—	60,727	—
All Current Executive Officers, including NEOs, as a Group (7 persons)	10,934,061	—	—	578,828	—
Non-Executive Directors:
Albrecht	304,677	—	—	5,374	10,755
Hearne	1,172,540	—	—	51,317	10,755
Hix	977,520	—	—	40,993	10,755
Moore	203,162			10,755	—
Nimocks	826,778	—	—	43,768	—
Peacock	1,172,540	—	—	62,072	—
Quicke	977,520	—	—	40,993	10,755
Sandvold	629,113	—	—	22,549	10,755
Szews	166,950	—	—	8,838	—
All Directors Who Are Not Executive Officers as a Group (9 persons)	6,430,800	—	—	286,659	53,775
All Employees Who Are Not Executive Officers as a Group	31,443,841	—	3,039	1,664,576	—

(1)	Award values for options, SARs, RSUs and restricted shares are calculated based on the $18.89 closing price of the Company’s Class A Ordinary Shares on December 31, 2016.

Equity Compensation Plan Information

The following table provides information about our shares that may be issued under equity compensation plans as of December 31, 2016.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	129,566	15.78	8,950,686
Equity compensation plans not approved by security holders	—	—	—
TOTAL	129,566	15.78	8,950,686

(1)	The number of securities to be issued includes (i) 100,000 options and 29,566 shares issuable under outstanding SARs (see note (2) below).

(2)	The weighted-average exercise price in the second column is based on (i) 100,000 shares under outstanding options with a weighted-average exercise price of $15.31 per share, and (ii) 29,566 shares that would be issuable in connection with 1,543,665 SARs outstanding at December 31, 2016. The number of shares issuable under SARs is equal in value to the excess of the Company’s share price on the date of exercise over the exercise price. The number of shares issuable under SARs included in the first column was based on a December 31, 2016 closing stock price of $18.89 and a weighted-average exercise price of $30.67 per share.

Vote Required

This ordinary resolution will be approved if a simple majority of votes cast are cast in favor thereof, assuming a quorum present.

Recommendation of the Board

The Board recommends you vote FOR the ordinary resolution to approve the Amendment to the 2013 Rowan Companies plc Incentive Plan.

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PROPOSAL 11 Resolution to Approve the Form of Share Repurchase Contracts and Repurchase Counterparties

Under the Companies Act, we may only repurchase our Class A Ordinary Shares in accordance with specific procedures for ‘‘off market purchases’’ of such shares. This is because, and solely for the purposes of the Companies Act, any repurchase of our Class A Ordinary Shares through the NYSE constitutes an ‘‘off market’’ transaction. As such, these repurchases may only be made pursuant to a form of share repurchase contract which has been approved by our shareholders. In addition, we must only conduct share repurchases through counterparties approved by our shareholders. These approvals, if granted, will be valid for five years.

In connection with the redomestication to the U.K., the Company obtained approval to purchase its own shares through off-market purchases pursuant to a purchase agreement with a specified dealer. Pursuant to this agreement, we may purchase up to a maximum of 50,000,000 shares over a five-year period, subject to an annual cap of 10% of the shares outstanding at the beginning of each applicable year. Subject to Board approval, share repurchases under this agreement may be commenced or suspended from time to time without prior notice and, in accordance with the shareholder approval and English law, any shares repurchased by the Company will be cancelled. This authority to repurchase shares terminates April 30, 2017.

We are seeking a new authority to repurchase shares for five years. Approval of the forms of contract and counterparties are not an approval of the amount or timing of any repurchase activity. There cannot be any assurance as to whether the Company will repurchase any of its shares or as to the amount of any repurchases or the prices at which such repurchases may be made.

We believe this authority would give us added flexibility to return additional capital to shareholders should we determine in the future that this is in the best interest of our shareholders. The Board confirms that this authority will only be exercised after careful consideration of prevailing financial market conditions, the overall position of the Company and other uses of free cash flow, including investment in our fleet and dividend increases.

Any Class A Ordinary Shares purchased pursuant to this authority will be held in treasury or cancelled by the Company.

We are seeking the approval for two forms of share repurchase contract (the “Share Repurchase Contracts”):

•	The form of agreement attached as Exhibit II to this proxy statement provides that the counterparty will purchase shares on the NYSE at such prices and in such quantities as we may instruct from time to time, subject to the limitations set forth in Rule 10b-18 of the Exchange Act. The agreement provides that the counterparty will purchase the Class A Ordinary Shares as principal and sell any Class A Ordinary Shares purchased to us in record form.

•	The form of agreement attached as Exhibit III to this proxy statement is a form of repurchase plan which we may enter from time to time to purchase a specified dollar amount of Class A Ordinary Shares on the NYSE each day if our Class A Ordinary Shares are trading below a specified price. The amount to be purchased each day, the limit price and the total amount that may be purchased under the agreement will be determined at the time the plan is executed. The agreement provides that the counterparty will purchase the Class A Ordinary Shares as principal and sell any Class A Ordinary Shares purchased to us in record form.

We may only enter into share repurchase contracts with counterparties approved by our shareholders. We therefore seek approval to conduct repurchases through the following counterparties (or their subsidiaries or affiliates from time to time):

Bank of America	Goldman, Sachs & Co.	MUFG Securities Americas Inc.
Barclays Capital Inc.	HSBC Securities	RBC Capital Markets, LLC
BNY Mellon Capital Markets, LLC	Jefferies	RBS Securities Inc.
Citigroup Global Markets Inc.	J.P. Morgan Securities, LLC	ScotiaBank Capital Markets
Credit Suisse Securities (USA) LLC	Merrill Lynch, Pierce, Fenner & Smith	UBS Securities LLC
Incorproated
Deutsche Bank Securities Inc.	Mizuho Bank Ltd	Wells Fargo Securities, LLC
DNB Markets, Inc.	Morgan Stanley & Co. LLC

Copies of the Share Repurchase Contracts and the list of repurchase counterparties will be made available for shareholders to inspect at the Company’s registered office at Cannon Place, 78 Cannon Street, London, EC4N 6AF, United Kingdom for the period from the date of this proxy statement and ending on the date of the Meeting. Copies of the Share Repurchase Contracts and the list of repurchase counterparties will also be available for inspection at the Meeting.

Under the Companies Act, the Company must seek authorization for share repurchase contracts and counterparties at least every five years. If this proposal is approved, the Company may repurchase shares pursuant to the form Share Repurchase Contracts attached at Exhibit II and Exhibit III with the approved counterparties until the fifth anniversary of the date of the Meeting.

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Vote Required

This ordinary resolution will be approved if a simple majority of the votes cast are cast in favor thereof, assuming a quorum is present. If the forms of Share Repurchase Contracts and repurchase counterparties do not receive shareholder approval, we will not be able to carry out repurchases of our Class A Ordinary Shares after April 30, 2017, and we would be required to seek approval of an off-market share repurchase contract at a future general meeting.

Recommendation of the Board

The Board recommends you vote FOR the ordinary resolution approving the form of Share Repurchase Contracts and repurchase counterparties.

PROPOSAL 12 Resolution Authorizing the Board to Allot Equity Securities

The ordinary resolution proposed in this proposal is required periodically under the Companies Act and is customary for public limited companies incorporated under the laws of England and Wales. This authorization is required as a matter of English law and is not otherwise required for other companies listed on the NYSE or organized within the United States.

Under the Companies Act, directors are, with certain exceptions (such as in connection with employees’ share schemes), unable to allot, or issue, shares without being authorized either by the shareholders in a general meeting or by a company’s articles of association. In connection with our redomestication to the U.K. in 2012, the Board was granted authority to allot up to $18,750,000 of aggregate nominal value of shares (equal to 150,000,000 shares at nominal value per share of $0.125), consisting of one or more classes of shares. Unlike most companies listed on the NYSE with perpetual authority under their charter or articles of incorporation, this authority is valid until April 30, 2017 and thereafter must be renewed or replaced.

The Company proposes that the shareholders authorize the Board at the Meeting to generally and unconditionally, subject to the provisions of the Articles and the Companies Act, in accordance with section 551 of the Companies Act, to exercise all the powers of the Company to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company:

(a)	up to an aggregate nominal amount of $5,281,175; and
(b)	up to a further aggregate nominal amount of $5,281,175, provided that (i) they are equity securities (within the meaning of section 560 of the Companies Act) and (ii) they are offered by way of a rights issue.

This amount set forth in paragraph (a) above will authorize the directors to allot new equity securities in the Company up to a nominal amount of $5,281,175 (being equal to approximately 33% of the aggregate nominal value of the issued share capital of the Company as of March 1, 2017, or approximately 42,249,400 Class A Ordinary Shares). The amount set forth in paragraph (b) above will further authorize the directors to allot equity securities in the context of a rights issue in favor of holders of Class A Ordinary Shares in proportion (as nearly as may be practicable) to their existing holdings and of equity securities as required by the rights of those securities or as the directors may otherwise consider necessary, up to an additional aggregate nominal amount of $5,281,175 (being equal to approximately 33% of the aggregate nominal value of the issued share capital of the Company as of March 1, 2017, or approximately 42,249,400 Class A Ordinary Shares), and so that the directors may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or the requirements of any regulatory body or stock exchange or any other matter. Together, the aggregate nominal amount of any relevant securities issued under the authority conferred by paragraphs (a) and (b) represent approximately 66% of the aggregate nominal value of our issued share capital as of March 1, 2017.

Unless previously renewed, revoked or varied, the authority conferred by this resolution shall apply in substitution for all existing authorities under section 551 of the Companies Act and expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2018), save that the Board may, before such expiry, make offers or enter into agreements which would or might require shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted after such expiry and the directors may allot shares or grant such rights in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

Approval of this resolution does not affect any shareholder approval requirements of NYSE for share issuances, such as in connection with certain acquisitions or in connection with raising additional capital. The Company will continue to be subject to NYSE shareholder approval requirements. There is no present intention of exercising this authority.

Vote Required

This ordinary resolution will be approved if a simple majority of the votes cast are cast in favor thereof, assuming a quorum is present. If this proposal does not receive the required shareholder approval, the Board will be unable to allot equity securities after April 30, 2017 without obtaining approval from shareholders.

Recommendation of the Board

The Board recommends you vote FOR the ordinary resolution to authorize the Board to allot equity securities.

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PROPOSALS 13 and 14 Special Resolutions Authorizing the Board to Allot Equity Securities Without Pre-emptive Rights

The special resolutions proposed in Proposals 13 and 14 are required periodically under the Companies Act and are customary for public limited companies incorporated under the laws of England and Wales. This authorization is required as a matter of English law and is not otherwise required for other companies listed on the NYSE or organized within the United States.

In addition to the authorization to allot securities as set forth in Proposal 12, under the Companies Act, the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees’ share scheme) must be offered first to the existing shareholders in proportion to their holdings. Such rights are known as “pre-emptive rights.” However, under English law, a special resolution, which requires at least 75% of votes cast to be cast in favor of the resolution, can be passed at a general meeting of shareholders to disapply pre-emptive rights. In connection with our redomestication to the U.K. in 2012, the Board was granted authority to allot up to $18,750,000 of aggregate nominal value of shares (equal to 150,000,000 shares at nominal value per share of $0.125), consisting of one or more classes of shares, without the requirement to comply with such pre-emptive rights for a period of five years. This authority to allot new shares without the requirement to comply with pre-emptive rights will expire on April 30, 2017.

The Company proposes that, subject to the passing of the resolution included in Proposal 12, the directors of the Company be generally empowered to allot equity securities (as defined in section 560 of the Companies Act) pursuant to the authority conferred by Proposal 12 for cash free of the pre-emptive rights provided for by section 561 of the Companies Act subject to the limitations set out in Proposals 13 and 14. These resolutions would give the directors the ability to raise additional capital by issuing Class A Ordinary Shares for cash without first offering them to existing shareholders in proportion to their existing shareholdings. Absent this ability, our flexibility to issues shares to pursue strategic transactions or finance growth would be limited.

Proposal 13 would allow the directors to allot Class A Ordinary Shares for cash and/or sell Class A Ordinary Shares held in treasury without first having to offer such shares to existing shareholders in proportion to their holdings in the following circumstances:

(a)	in connection with a pre-emptive offer (but in the case of allotments authorized by paragraph (b) of Proposal 12, by way of a rights issue only); and
(b)	otherwise than in connection with a pre-emptive offer, up to a nominal value of $800,178 (being equal to approximately 5% of the issued share capital of the Company as of March 1, 2017) or 6,401,424 Class A Ordinary Shares.

In addition, Proposal 14 is being proposed as a separate special resolution to authorize the directors to allot Class A Ordinary Shares for cash and/or sell Class A Ordinary Shares held in treasury for cash without complying with pre-emptive rights up to a nominal value of $800,178, but only for the purposes of an acquisition or specified capital investment as detailed further below.

Proposal 13(a) - pre-emptive offer

The authority set out in paragraph (a) of Proposal 13 would enable the directors to allot Class A Ordinary Shares or sell Class A Ordinary Shares held in treasury in a pre-emptive offer, such as a rights issue or open offer, without complying with the provisions of Chapter 3 of Part 17 of the Companies Act. This would, for example, give the directors flexibility to exclude shareholders from such an offer where the Board considers it necessary or appropriate to do so to avoid legal or practical problems that would otherwise arise and to deal with fractional entitlements to shares in an expeditious manner. Allotments and sales authorized by paragraph (b) of Proposal 12 can only be made if the offer is made by way of a rights issue.

Proposal 13(b) - general 5% disapplication

The authority set out in paragraph (b) of Proposal 13 would enable the directors to allot Class A Ordinary Shares or sell Class A ordinary shares held in treasury for cash without complying with pre-emptive rights up to an aggregate nominal amount of $800,178 (being equal to approximately 5% of the issued share capital of the Company as of March 1, 2017) or 6,401,424 Class A Ordinary Shares.

Proposal 14 - additional 5% disapplication for acquisition or specified capital investment

The authority set out in Proposal 14 would enable the directors to allot Class A Ordinary Shares or sell Class A Ordinary Shares held in treasury for cash without complying with pre-emptive rights up to an aggregate nominal amount of $800,178 (being equal to approximately 5% of the issued share capital of the Company as of March 1, 2017) or 6,401,424 Class A Ordinary Shares. Allotments and sales authorized by Proposal 14 may only be made in connection with an acquisition or specified capital investment of a kind contemplated by the Statement of Principles on Disapplying Pre-emption Rights most recently published by the Pre-Emption Group prior to the date of this proxy statement which is announced at the same time as the allotment or which has taken place in the preceding six-month period and is disclosed in the announcement of that allotment. The authority to allot the additional 5% of the issued share capital would not be used as a matter of routine, but only where the flexibility is merited by the nature of the transaction and is thought to be to the advantage of shareholders as a whole.

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Unless previously renewed, revoked or varied, the power conferred by these resolutions expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2018), save that the Company may, before such expiry make offers or enter into agreements which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolutions has expired.

Vote Required

The special resolutions contained in Proposals 13 and 14 will be approved if shareholders representing at least 75% of the votes cast vote in favor thereof, assuming a quorum is present. If Proposal 13 does not receive the required shareholder approval, the Board will be unable to allot equity securities without the application of pre-emptive rights after April 30, 2017 without obtaining approval from shareholders by way of special resolution.

Recommendation of the Board

The Board recommends you vote FOR the special resolutions authorizing the Board to allot equity securities without the application of pre-emptive rights.

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QUESTIONS AND ANSWERS ABOUT THE PROXY, MEETING AND VOTING

What is a proxy statement and what is a proxy?

A proxy statement is a document that the SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Pursuant to authority from the Board, the Chairman will designate one or more proxies for the Meeting.

Why did I receive these proxy materials?

We are providing the proxy materials in connection with the solicitation by our Board of proxies to be voted at our Meeting and any continuation, adjournment or postponement thereof. This proxy statement contains information you should consider when deciding how to vote in connection with the Meeting. We are first sending the proxy materials to shareholders on or about April 13, 2017.

When and where is the Meeting, and who may attend?

The Meeting will be held on May 25, 2017, beginning at 2:00 p.m., London time (9:00 a.m., New York time) at Latham & Watkins, 99 Bishopsgate, London EC2M 3XF, United Kingdom.

Only shareholders who own shares as of March 29, 2017 (the “record date”) may attend the Meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding shares in “street name” through brokerage accounts or by a bank or other nominee may be asked to show a brokerage statement or account statement reflecting share ownership as of the record date in order to obtain admittance to the Meeting. Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

Who is entitled to vote at the Meeting?

You are entitled to vote at the Meeting or any adjournment or postponement thereof if you owned Class A Ordinary Shares as of the close of business on the record date. As of the record date, there were approximately 126,135,187 outstanding Class A Ordinary Shares entitled to vote at the Meeting. Subject to disenfranchisement in accordance with applicable law and/or our Articles, each Class A Ordinary Shares (other than those held by the Company’s Employee Benefit Trust) is entitled to one vote on each matter properly brought before the Meeting. No other class of securities is entitled to vote at the Meeting. Pursuant to our Articles, cumulative voting rights are prohibited.

Any corporation which is a shareholder of record may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at the Meeting and the person so authorized shall (on production of a certified copy of such resolution at the Meeting) be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of the Company.

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote or votes of the other joint holder or holders, and seniority shall be determined by the order in which the names of the holders stand in the register.

A complete list of shareholders of record entitled to vote will be open to the examination of any shareholder for any purpose relevant to the Meeting for a period of 10 days prior to the Meeting at our offices in Houston, Texas during ordinary business hours. This list will also be available at the location of the Meeting and open to the examination of any shareholder present at the Meeting.

Who is soliciting my proxy to vote my shares?

Our Board is soliciting your proxy for our representatives to vote your shares. Your proxy will be effective for the Meeting and at any adjournment or postponement of that Meeting.

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Why did I receive a notice of Internet availability of proxy materials instead of printed proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a notice of Internet availability of proxy materials to our shareholders. All shareholders will have the ability to access the proxy materials on the website referenced in the notice. You may also request to receive a printed set of the proxy materials. The notice contains instructions on how to access this proxy statement and our annual report, how to vote online or how to request a printed copy by mail. We encourage you to take advantage of the proxy materials on the Internet. By opting to receive the notice of availability and accessing your proxy materials online, you will save us the cost of producing and mailing documents and reduce the amount of mail you receive and help preserve environmental resources.

Why did I not receive a notice of the Internet availability of proxy materials?

If you elected to receive proxy materials by mail or e-mail for any of your holdings in the past, you were automatically enrolled in the same process for all of your shareholdings this year. If you would like to change the method of delivery, please follow the instructions in the notice or in the question entitled “Can I choose the method in which I receive future proxy materials?” below.

Can I choose the method in which I receive future proxy materials?

There are three methods by which shareholders of record and beneficial owners may receive future proxy materials or notice thereof:

•	Notice and access: We furnish proxy materials over the Internet and mail the notice to most shareholders.

•	E-mail: If you would like to have earlier access to proxy materials and reduce our costs of printing and delivering the proxy materials, you can instruct us to send all future proxy materials to you via e-mail. If you request future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials via e-mail will remain in effect until you change it. If you desire to receive all future materials electronically, please visit www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

•	Paper copies by mail: You may request paper copies by mail by using the website www.proxyvote.com, by calling +1-800-579-1639, by e-mail at sendmaterial@proxyvote.com or by writing to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

What constitutes a quorum?

For the purposes of the Meeting, the shareholders present in person or by proxy who represent at least a majority of our Class A Ordinary Shares entitled to vote at the Meeting will constitute a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum at the Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

•	Beneficial Owners. If your shares are held for you in the name of your broker or bank, your shares are held in “street name” and you are considered the “beneficial owner.” Either the Notice or the proxy materials have been forwarded to you by your broker, bank or other holder of record, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other shareholder of record on how to vote your shares by using the voting instruction card included in the mailing.

•	Shareholders of Record. If your shares are registered in your name on the books and records of Computershare Investor Services PLC, our transfer agent, you are a “shareholder of record.” Accordingly, we sent these proxy materials directly to you.

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How do I attend the meeting?

•	Beneficial Owners. If you are a beneficial owner (i.e. hold your shares in “street name”) and plan to attend the Meeting, you must present proof of your ownership of shares in the Company as of the record date, such as a bank or brokerage account statement. If you wish to vote at the Meeting, you must also bring a legal proxy as described under “How do I vote my shares?”

•	Shareholders of Record. If you are a shareholder of record at the close of business on the record date and plan to attend the Meeting, please bring the notice to the Meeting as your proof of ownership of shares in the Company.

How do I vote my shares?

•	Beneficial holders. If you are a beneficial owner (i.e. hold your shares in “street name”), you should follow the voting directions provided by your broker, bank or other nominee. You may submit instructions by telephone or via the Internet to your broker, bank or other nominee, or request and return a paper proxy card to your broker, bank or other nominee. We will distribute written ballots to anyone who wants to vote in person at the Meeting. If you hold shares in “street name,” you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot to be able to vote at the Meeting.

•	Shareholders of Record. If you are shareholder of record, you may appoint a proxy to vote on your behalf using any of the following methods:

–	by telephone using the toll-free telephone number shown on the proxy card;

–	via the Internet as instructed on the proxy card;

–	by completing and signing the proxy card and returning it in the prepaid envelope provided; or

–	by written ballot at the Meeting.

Telephone and Internet proxy appointment facilities for shareholders of record will be available 24 hours a day. If you give instructions as to your proxy appointment by telephone or via the Internet, such instructions must be received by 11:59 p.m. (New York time) on May 23, 2017. If you properly give instructions as to your proxy appointment by telephone, via the Internet or by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

Please sign the proxy card exactly as your name appears on the card. If a shareholder of record is a corporation, limited liability company or partnership, the proxy card should be signed in the full corporate, limited liability company or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory’s full title and provide a certificate or other proof of appointment.

The return of a completed proxy card, or the submission of proxy instructions via the internet or by telephone, will not prevent a shareholder of record from attending and voting at the Meeting. If you have appointed a proxy and attend the Meeting and vote in person, your proxy appointment will automatically be terminated.

What are my voting choices for each of the resolutions and how will my shares be voted if I do not specify how they should be voted? What are the requirements to elect the directors and approve each of the other proposals?

With respect to each resolution, you may vote “for” or “against” or you may elect to “abstain.”

If you are a shareholder of record and you execute and return a proxy card but do not give instructions, your proxy will be voted as follows:

•	FOR the re-election or election (as applicable) of all nominees for director named in this proxy statement (in each case, to be approved by way of a separate ordinary resolution);

•	FOR the advisory approval of the compensation of our NEOs by way of ordinary resolution;

•	FOR the advisory vote to approve the compensation of NEOs every year by way of ordinary resolution;

•	FOR the approval of the Directors’ Remuneration Policy by way of ordinary resolution;

•	FOR the advisory approval of the Directors’ Remuneration Report by way of ordinary resolution;

•	FOR the receipt of the U.K. Annual Report and Accounts, including the auditor’s report contained therein, by way of ordinary resolution;

•	FOR the ratification of the appointment of Deloitte U.S. as our independent registered public accounting firm for the year ending December 31, 2017 by way of ordinary resolution;

•	FOR the re-appointment of Deloitte U.K. as our U.K. statutory auditor by way of ordinary resolution;

•	FOR authorizing the Audit Committee to determine Deloitte U.K.’s remuneration as U.K. statutory auditor by way of ordinary resolution;

•	FOR the approval of an amendment to the Incentive Plan by way of ordinary resolution;

•	FOR the approval of the form of Share Repurchase Contracts and the repurchase counterparties through which the Company may conduct repurchases by way of ordinary resolution;

•	FOR the authorization of our directors to exercise all powers of the Company to allot equity securities or grant rights to subscribe for or covert any security into equity securities in the Company by way of ordinary resolution;

•	FOR the authorization of our directors to allot equity securities of the Company free of pre-emptive rights set forth the Companies Act by way of special resolution; and

•	FOR the authorization of our directors to allot equity securities of the Company in connection with an acquisition or specified capital investment free of pre-emptive rights set forth the Companies Act by way of special resolution.

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The resolutions proposed in Proposals 1, 4 and 7 through 12 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each such resolution will be approved if a simple majority of the votes cast are cast in favor thereof. Abstentions and broker non-votes will not be counted as a vote either for or against these resolutions. If the number of votes cast against a resolution exceeds the number of votes cast for the resolution, the resolution will not be passed. For instance, in regard to the election of directors at the Meeting, a nominee for director will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election, without regard to abstentions. Under our Articles, when a quorum is present, a nominee seeking election to a directorship will be elected if a simple majority of the votes cast for or against are cast in favor of the resolution to elect the director.

With respect to Proposal 6 (regarding the receipt of the Company’s U.K. Annual Report and Accounts) and the non-binding advisory resolutions in Proposal 2 (regarding the compensation of our named executive officers), Proposal 3 (regarding frequency of future advisory votes on executive compensation) and Proposal 5 (regarding approval of the Directors’ Remuneration Report), the results of the vote will not be legally binding on the Board or any committee thereof to take any action (or refrain from taking any action). However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory votes.

The resolutions proposed in Proposal 13 and 14 will be proposed as special resolutions, which means that, assuming a quorum is present, the resolutions will be approved if shareholders representing at least 75% of the votes cast vote in favor thereof. Abstentions and broker non-votes will not be counted as a vote either for or against these resolutions. If fewer than 75% of the votes cast on the resolution are voted in favor of the resolution, the resolution will not be passed.

Can I change my vote?

•	If you hold shares in “street name,” you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Meeting if you obtain a legal proxy as described in the question entitled “How do I vote my shares?”

•	If you are a shareholder of record, you can change your vote or revoke your proxy at any time before the Meeting by:

–	entering a later-dated proxy by telephone or via the Internet;

–	delivering a valid, later-dated proxy card;

–	sending written notice to the Office of the Company Secretary; or

–	voting by ballot in person at the Meeting.

All Class A Ordinary Shares that have been properly voted and not revoked will be voted at the Meeting. Attending the Meeting without taking further action will not automatically revoke your prior telephone or Internet vote or your proxy.

All Class A Ordinary Shares that have been properly voted and not revoked will be counted in the votes held on the resolution proposed at the Meeting. Attending the Meeting without taking further action will not automatically revoke your prior telephone or Internet vote or your proxy.

If you hold shares in “street name” through a broker, will my broker vote my shares for me?

NYSE rules determine whether resolutions presented at shareholder meetings are “discretionary” or “non-discretionary” with respect to broker voting. If a resolution is discretionary, a broker may vote on the resolution without voting instructions from the owner. If determined to be discretionary by the NYSE under NYSE rules, the resolutions to receive the Company’s U.K. annual report and accounts (Proposal 6), to ratify the appointment of Deloitte & Touche LLP as our U.S. independent registered public accounting firm (Proposal 7), the resolutions to reappoint Deloitte LLP as the Company’s U.K. statutory auditor (Proposal 8), and the resolutions to authorize the Audit Committee to determine the remuneration of Deloitte LLP (Proposal 9) are considered discretionary. This means that brokerage firms may vote in their discretion on these resolutions on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Meeting.

In contrast, if determined to be “non-discretionary” by the NYSE, all of the other proposals, including the resolutions to elect directors (Proposal 1) and to submit an advisory vote on NEO compensation (Proposal 2), are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the Meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval.

What happens if I abstain or withhold my vote on any proposal?

Abstentions are counted as present in determining whether the quorum requirement is satisfied. In determining the number of votes cast in respect of any resolution, shares that abstain from voting or shares not voted will not be treated as votes cast and will not be taken into account in determining the outcome of any of the proposals.

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Who will count the votes?

Broadridge Financial Solutions, Inc. will count the votes and submit them to our inspector of election. The inspector of election will be present at the Meeting.

When will Rowan announce the voting results?

We will announce the preliminary voting results at the Meeting. We will report the final results in a Current Report on Form 8-K filed with the SEC. The results of the polls taken on the resolutions at the Meeting and any other information required by the Companies Act will be made available on the Company’s website (www.rowan.com) as soon as reasonably practicable following the Meeting and for a period of two years thereafter.

May shareholders ask questions at the Meeting?

Yes. The chairman of the Meeting will answer questions from shareholders during a designated question and answer period during the Meeting. In order to provide an opportunity for everyone who wishes to ask a question, shareholders may be limited to two minutes each to present their question. When speaking, shareholders must direct questions to the chairman and confine their questions to matters that relate directly to the business of the Meeting.

Who will pay for the cost of this proxy solicitation?

We solicit the proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other employees, or our proxy solicitor. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies at a cost of $13,500 plus reasonable out-of-pocket expenses. We also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending these materials to you.

Are there any other matters to be acted upon at the Meeting?

At the date of this proxy statement, the Company does not know of any other matters to be raised at the Meeting other than those described in this proxy statement. If any other matters are, in accordance with the Companies Act, other applicable law or the Articles, properly presented for consideration at the Meeting, such matters will, subject to the Companies Act, the Articles and applicable law, be considered at the Meeting and the individuals named in the proxy card will vote on such matters in their discretion.

Who is the transfer agent?

Our transfer agent is Computershare Trust Company, N.A. All communications concerning shareholder of record accounts, including address changes, name changes, share transfer requirements and similar issues can be handled by contacting Computershare Trust Company, N.A. at +1-888-868-8111 (within the U.S., U.S. Territories and Canada), +1-732-491-4324 (outside the U.S., U.S. Territories and Canada), or in writing at P.O. Box 43078 Providence, RI 02940-3078 or in writing by overnight delivery at 250 Royall Street, Canton, MA 02021.

If you have any further questions about voting or attending the Meeting, please contact our proxy solicitor, Innisfree M&A Incorporated; Shareholders call toll-free at: +1-888-750-5834 (within the U.S. and Canada) or 00 800 4664 7000 (internationally); Banks and Brokers call collect at: +1-212-750-5833 or +44 20 7710 9960; Email: info@innisfreema.com.

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SHAREHOLDER RESOLUTIONS FOR 2017 ANNUAL GENERAL MEETING

Proposal 1—Re-election and Election of Directors

RESOLVED THAT, each of William E. Albrecht, Thomas P. Burke, Thomas R. Hix, Jack B. Moore, Suzanne P. Nimocks, John J. Quicke and Tore I. Sandvold is hereby, by way of separate ordinary resolution, re-elected to serve as director until the 2018 annual general meeting and each director will continue in office until the election and qualification of his or her respective successor, or until his or her earlier death, retirement, resignation or removal and each of Charles L. Szews and Thierry Pilenko is hereby elected to serve as director until the 2018 annual general meeting and will continue in office until the election and qualification of his respective successor, or until his earlier death, retirement, resignation or removal.

Proposal 2—Advisory Resolution to Approve the Company’s Named Executive Officer (“NEO”) Compensation as Reported in this Proxy Statement

RESOLVED THAT, the shareholders approve, on an advisory basis, the compensation of the Company’s NEOs as described in the proxy statement for the Meeting under ‘‘Compensation Discussion and Analysis’’ and ‘‘Executive Compensation,’’ including the tabular and narrative disclosure contained in the proxy statement.

Proposal 3—Advisory Resolution to Approve the Frequency of Future Advisory Votes to Approve the Compensation of NEOs

RESOLVED THAT, the shareholders approve, on an advisory basis, the frequency of future advisory votes, selecting among once every year, every two years or every three years, on the compensation of the Company’s NEOs pursuant to the compensation disclosure rules of the SEC.

Proposal 4—Ordinary Resolution to Approve the Directors’ Remuneration Policy

RESOLVED THAT, the Directors’ Remuneration Policy included in the Company’s Directors’ Remuneration Report which is included in the Company’s annual report and accounts for the year ended December 31, 2016 be and is hereby approved.

Proposal 5—Advisory Resolution on Directors’ Remuneration Report

RESOLVED THAT, the shareholders approve, on an advisory basis, the Directors’ Remuneration Report included in the Company’s annual report and accounts for the year ended December 31, 2016.

Proposal 6—Ordinary Resolution to Receive the Company’s Annual Report and Accounts

RESOLVED THAT, the receipt of the Company’s annual report and accounts for the year ended December 31, 2016, together with the reports of the directors and the auditor thereon, be, and each hereby is, approved.

Proposal 7—Ordinary Resolution Regarding the Ratification of Appointment of Independent Registered Public Accounting Firm

RESOLVED THAT, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 be, and it hereby is, ratified and approved.

Proposal 8—Ordinary Resolution Re-Appointing Deloitte LLP as the Company’s U.K. Statutory Auditor

RESOLVED THAT, the re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act 2006, to hold office from the conclusion of the 2017 annual general meeting until the next annual general meeting at which accounts are laid before the Company be, and it hereby is, approved.

Proposal 9—Ordinary Resolution to Authorize the Board of Directors to Determine the Company’s U.K. Statutory Auditor’s Remuneration

RESOLVED THAT, the Audit Committee be, and hereby is, authorized to set Deloitte LLP’s remuneration as statutory auditor.

Proposal 10—Ordinary Resolution to Approve the Amendment to the 2013 Rowan Companies plc Incentive Plan.

RESOLVED THAT, the shareholders approve the amendment to the 2013 Rowan Companies plc Incentive Plan.

Proposal 11—Ordinary Resolution to Approve Form of Share Repurchase Contracts and Repurchase Counterparties

RESOLVED THAT, the form of share repurchase contracts and repurchase counterparties included in the proxy statement be, and each hereby is, approved. Unless previously renewed, revoked or varied, these approvals will expire on the fifth anniversary of the 2017 annual general meeting.

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Proposal 12—Ordinary Resolution to Authorize the Board to Allot Equity Securities

RESOLVED THAT, in accordance with section 551 of the Companies Act 2006, the directors be generally and unconditionally authorized to exercise all the powers of the Company to allot shares in the Company and to grant rights to subscribe for, or to convert any security into, shares in the Company:

(a)	up to an aggregate nominal amount of $5,281,175; and

(b)	up to a further aggregate nominal amount of $5,281,175, provided that (i) they are equity securities (within the meaning of section 560 of the Companies Act 2006) and (ii) they are offered by way of a rights issue.

Unless previously renewed, revoked or varied, the authority conferred by this resolution shall apply in substitution for all existing authorities under section 551 of the Companies Act 2006 and expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2018), save that the Company may, before such expiry, make offers or enter into agreements which would or might require shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted after such expiry and the directors may allot shares or grant such rights in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

In Proposal 12:

•	“rights issue” means an offer of equity securities to:

–	holders of Class A Ordinary Shares in proportion (as nearly as may be practicable) to their existing holdings; and

–	holders of other equity securities as required by the rights of those securities or as the directors may otherwise consider necessary,

but subject to such exclusions or other arrangements as the directors may deem necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under, the laws of any territory or the requirements of any regulatory body or stock exchange or any other matter; and

•	the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for, or to convert any securities into, shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

Proposal 13—Special Resolution to Authorize the Board to Allot Equity Securities Without Pre-emptive Rights

RESOLVED THAT, subject to the passing of resolution 12, the directors of the Company be generally empowered to allot equity securities (as defined in section 560 of the Companies Act 2006) pursuant to the authority conferred by resolution 12 for cash free of the restriction in section 561 of the Companies Act 2006, provided that this power shall be limited to allotments or sales:

(a)	in the case of allotments authorized by paragraph (a) of the ordinary resolution above, (i) in connection with a pre-emptive offer or (ii) otherwise than in connection with a pre-emptive offer, up to an aggregate nominal amount of $800,178; and

(b)	in the case of allotments authorized by paragraph (b) of the ordinary resolution above, of the equity securities to be issued in connection with a rights issue.

Unless previously renewed, revoked or varied, the power conferred by this resolution shall expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2018), save that the Company may, before such expiry make offers or enter into agreements which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

In Proposal 13:

•	“rights issue” has the meaning given in Proposal 12;

•	“pre-emptive offer” means an offer of equity securities, open for acceptance for a period fixed by the directors to: (x) holders of Class A Ordinary Shares in proportion (as nearly as may be practicable) to their existing holdings; and (y) holders of other equity securities as required by the rights of those securities or as the directors may otherwise consider necessary, but subject in both cases to such exclusions or other arrangements as the directors may deem necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under, the laws of any territory or the requirements of any regulatory body or stock exchange or any other matter;

•	reference to an allotment of equity securities shall include a sale of treasury shares; and

•	the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for, or to convert any securities into, shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

Proposal 14—Special Resolution to Authorize the Board to Allot Equity Securities Without Pre-emptive Rights in connection with an Acquisition or Specified Capital Investment

RESOLVED THAT, subject to the passing of resolution 12, the directors of the Company be generally empowered in addition to any authority granted under resolution 13 to allot equity securities (as defined in section 560 of the Companies Act 2006) pursuant to the authority conferred by resolution 12 for cash free of the restriction in section 561 of the Companies Act 2006, provided that this power shall be:

(a)	limited to allotments or sales up to an aggregate nominal amount of $800,178; and

(b)	used only for the purposes of financing (or refinancing, if the authority is to be used within six months after the original

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transaction) a transaction which the directors determine to be an acquisition or specified capital investment of a kind contemplated by the Statement of Principles on Disapplying Pre-emption Rights most recently published by the Pre-Emption Group prior to the date of the proxy statement.

Unless previously renewed, revoked or varied, the power conferred by this resolution shall expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2018), save that the Company may, before such expiry make offers or enter into agreements which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

In Proposal 14:

•	reference to an allotment of equity securities shall include a sale of treasury shares; and

•	the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for, or to convert any securities into, shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

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ADDITIONAL INFORMATION

Householding

SEC rules now allow us to deliver a single copy of the notice (or proxy materials in the case of shareholders who receive paper copies of such materials) to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates wasteful duplicate mailings and reduces our printing and mailing costs. This rule applies to any annual report or proxy statement. Each shareholder will continue to receive a separate proxy card or voting instruction card.

Your household may have received a single set of the notice (or proxy materials in the case of shareholders who receive paper copies of such materials). If you prefer to receive your own copy, or if you have received multiple copies and prefer a single set, please make your request by using the website www.proxyvote.com, by calling 1-800-579-1639, by e-mail at sendmaterial@proxyvote.com or in writing to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If a broker, bank or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer shareholders the opportunity to eliminate duplicate mailings, you may need to contact your broker, bank or nominee directly to discontinue duplicate mailings to your household.

If you received multiple notices or proxy cards in connection with the Meeting, please sign, date and return all proxy cards or use each proxy card or notice to vote by telephone or via the Internet to ensure that all of your shares are voted.

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. Specifically, Companies Act generally requires the directors to call a general meeting once the Company has received requests to do so from holders of at least 5% of our shares. The Companies Act generally prohibits shareholders of a U.K. public limited company to pass written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the Companies Act and cannot be waived by our shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

All of Rowan’s directors, executive officers and any greater than 10% shareholders are required by Section 16(a) of the Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of shares and to furnish the Company with copies of such reports. Based on a review of those reports, we believe that all applicable Section 16(a) filing requirements were complied with during the year ended December 31, 2016.

Annual Report

The Company will furnish without charge to any person whose proxy is being solicited, upon written request of such person, a copy of the U.S. Annual Report. The Company will furnish to any such person any exhibit described in the list accompanying the annual report upon the payment, in advance, of reasonable fees related to our furnishing such exhibit(s). All requests for copies of such report and/ or exhibit(s) should be directed to the Company Secretary at the office address shown below.

Questions

If you have any questions or need more information about the Meeting, please write to us at our offices in Houston, Texas:

Rowan Companies plc
Attention: Company Secretary
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056

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ANNEX A (PART II)  U.K. Statutory Directors’ Remuneration Report

Rowan Companies plc (the “Company”) is subject to disclosure regimes in both the U.S. and U.K. While some of the disclosure requirements in these jurisdictions overlap or are otherwise similar, some differ and require distinct disclosures. As a result, you will find our U.K. statutory Directors’ Remuneration Report (the “Report”) required by English law in two parts of this proxy statement: (i) the information included in Part I (also known as “Compensation Discussion and Analysis”)) which begins on page 32 (referred to at times in this Annex A as “CD&A”), together with, where expressly referred to, the Board of Directors Information section of the proxy statement, and includes disclosure required by the SEC as well as English law, and (ii) the information included in this Part II (labeled Annex A), which includes additional disclosure required under English law. Part I should be read in conjunction with this Part II. Pursuant to English law, the Report also forms part of the statutory Annual Accounts and Reports of Rowan Companies plc for the year ended December 31, 2016. The Report was approved by the Board of Directors on March 29, 2017.

1. Statement by Chair of the Compensation Committee

The major decisions of the Compensation Committee of the Board (the “Committee”) on directors’ compensation (or “remuneration” as such term is used in the U.K. regulations and interchangeably with “compensation” throughout this Part II) and the changes to directors’ remuneration during the year (and the context for these decisions and changes) are summarized in CD&A. Particular highlights include:

•	the renewal of the Directors’ Remuneration Policy as required by UK law. The revised policy is largely unchanged with proposed updates to improve the operation of the policy noted in the final column of the main tables;

•	the Executive Director voluntarily implemented a 10% reduction in base salary and target bonus; and

•	the Committee determined to make a one-off additional retention award to the Executive Director as set out in the Implementation of Policy section at Section 3.6 below.

2. Directors’ Remuneration Policy

The Directors’ Remuneration Policy (the “Policy”) was last approved by the Company’s shareholders at the annual general meeting of shareholders on April 25, 2014 with approximately 96.7% of votes in favor. That Policy will be effective until the Policy proposed below is approved by shareholders.

The Policy as previously approved is available in our 2014 proxy statement filed with the SEC at www.sec.gov and on the Company’s website at www.rowan.com under the heading “Investor Relations-Financial/Proxy Reports-Proxy Materials.”

The following section contains the material required to be set out as the updated Policy for the purposes of Part 4 of The Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2013, which amended The Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008. This updated Policy will take effect, subject to the approval of the shareholders, from April 27, 2017, the date of the 2017 annual general meeting of shareholders (the “Meeting”).

The proposed updated Policy is largely unchanged from the current Policy approved at the 2014 annual general meeting of shareholders with the main proposed changes highlighted in an additional column.

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2.1 Future Policy Table

Context of Policy:

We operate in a highly competitive global offshore drilling market with relatively few publicly traded peers. The offshore drilling environment is strongly influenced by the factors shown below that significantly affect strategic decision making and company performance over time. Recruiting, hiring and retaining executives who understand and can evaluate this environment is key to our success. These factors include:

•  complex technical expertise;

•  overarching effect of world oil markets;

•  large concentrated capital investments with long payback horizons;

•  cyclical nature of oil and gas demand and pricing;

•  significant hiring needs in a tight labor market for employees with highly specialized skill sets;

•  stringent and evolving customer demands; and

•  impact of laws, regulations, customs, safety and environmental considerations around the world.

As a solely U.S. listed company, changing the domicile of the Company to the U.K. did not change the Committee’s approach to compensation arrangements which continue to be set having regard to a U.S. context.

For more information regarding the context of our compensation philosophy and objectives, please see CD&A.

The future policy tables set forth below apply in respect of:

•	executive officers appointed to the Board of Directors (“Executive Directors”); and

•	non-executive directors (“Non-Executive Directors”).

Currently, our Chief Executive Officer (Dr. Thomas P. Burke) is the only executive officer on the Board. All other directors are Non-Executive Directors.

If the updated Policy is not approved at the Meeting, the current Policy will remain in force until such time as shareholders approve a new policy.

The current Policy has been effective in accomplishing the Company’s compensation goals and philosophy and only limited changes are proposed.

Our Policy is designed to provide sufficient flexibility for unanticipated changes in compensation practices and business conditions to ensure the Committee has appropriate discretion to react as it deems prudent. The Committee periodically reviews market practice and shareholder input to determine the appropriate level of flexibility in the policy and frequency of the mandatory vote in future years. Nothing in the following Policy is intended to broaden or change the powers currently available to the Committee or to impact the manner in which the Committee assesses decisions. Maximum caps are provided to comply with the required legislation and should not be taken to indicate an intent to make payments at that level. The Committee will continue to consider whether, in its view, compensation arrangements are in the overall interests of shareholders.

Slightly different formats have been used in respect of the tables for the Executive Directors and the Non-Executive Directors. All dollar amounts are shown in U.S. dollars, unless indicated otherwise.

Executive Directors

EXECUTIVE DIRECTOR BASE SALARY

Purpose and link to strategy	Helps attract and retain Executive Directors as part of a competitive total pay package.
Operation	Executive Director base salaries are normally reviewed at least annually by the Committee. The Committee reviews pay information among the Company’s offshore drilling peer companies (and/or such other peers as it considers appropriate) to ensure that salaries remain competitive. The Committee does not target a specific percentile of the market data, but instead takes into consideration the competitive conditions and the circumstances of the individual, such as tenure in the position, level of expertise, the Company’s retention needs, and responsibilities of the position, as well as a subjective judgment of the individual’s performance. There is no specific weighting given to each factor.

The Committee normally considers the appropriateness of the constituents of the peer group at least on an annual basis and makes changes to the group as it considers appropriate.
Maximum	The U.K. legislation requires the policy to set a maximum level. The policy maximum for any individual is $1.3 million in annual base salary.

The Committee will consider the factors set out under “Operation” when determining the appropriate level of base salary within the formal maximum.
Performance Conditions	None, although overall performance of the individual is considered by the Committee when setting salaries annually.
Proposed Material Changes	No material changes proposed

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EXECUTIVE DIRECTOR ANNUAL BONUS (ANNUAL INCENTIVE PLAN (“AIP”))2

Purpose and link to strategy	Motivates Executive Directors and rewards the achievement of financial, operational and strategic measures, as well as individual performance.
Operation

At or following the commencement of each fiscal year, the Committee determines the individual AIP incentive target (denominated as a percentage of base salary) for Executive Directors and the annual performance metrics and discretionary component(s), if any, of the AIP plan.

In order to meet the Company’s 162(m) deductibility objectives pursuant to the U.S. tax code, the Committee also approves the “plan within the plan” approach. If the designated performance thresholds are met, then a bonus pool under the AIP for all AIP awards will be funded at the maximum opportunity. This threshold performance hurdle is designed to ensure all AIP payouts within the plan are deductible under Section 162(m) and does not reflect the operational or financial metrics contained in the applicable AIP plan.

Once the bonus pool is funded, the Committee determines the actual bonus payout by using its discretion and assessing the Company’s performance against the financial, operational and strategic metrics set forth in the AIP plan.

The Committee believes the AIP performance metrics are an appropriate mix of financial, operational and strategic measures. An additional portion of the AIP payout may be awarded at the discretion of the Committee having regard to achievement of strategic accomplishments and/or personal performance that are, in the view of the Committee, relevant to the creation of long-term shareholder value.

AIP payout levels are determined by the Committee after the fiscal year-end and made in cash, normally in the first quarter following the year-end.

While not currently intended, the Committee reserves the right to permit additional features such as the conversion or deferral of all or part of a bonus into shares or other equity awards permitted under the Incentive Plan.

Notwithstanding the formal AIP metrics, the Committee reserves the right to make any adjustment to any payout as it considers appropriate, subject to the overall stated maximum.

AIP awards are subject to potential clawback provisions as described on page 47 of CD&A.

Maximum

The U.K. legislation requires a formal maximum to be set.

The maximum AIP target is set at 150% of base salary for Executive Directors.

The Committee believes this reserves sufficient flexibility for changes in circumstances. For 2016 and 2017, Dr. Burke’s AIP target was 100% of base salary. The Committee will increase the AIP target bonus percentage for Executive Directors when it considers it appropriate to do so having regard to performance, market factors and/or competitive practice and retention needs of the Company.

Depending upon performance, a payout of 0% – 200% of the target level may be earned (with 0% currently earned if the threshold levels of performance are just met although the Committee may change the threshold level for future performance periods). The Committee may reduce the maximum range below 200% for future awards should it consider that to be appropriate. For example, due to market conditions, the Committee determined to cap payout under the 2016 AIP metrics at 150% of target for Dr. Burke and certain other executive officers.

Consistent with U.S. practice, the Committee reserves the right to make other bonus payments on an exceptional basis which it considers to be a fair reflection of the particular contribution of an executive and, in the view of the Committee, appropriate and in the interests of shareholders. While there is no current intent to utilize this flexibility, the Committee has reserved discretion to make such further bonus payments up to an extra amount equal to the AIP cap.

Performance Conditions	The Committee may set such conditions to the AIP plan as it considers appropriate. Those conditions may be financial, non-financial, corporate, divisional, team or individual measures and in such proportions as the Committee considers appropriate. The AIP metrics address the challenges of managing a highly complex and cyclical global business and drive and reward performance that supports the Company’s core values.
Proposed Material Changes	To provide that all or any part of the annual bonus may be declined or deferred in exchange for shares or equity awards permitted under the Incentive Plan

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EXECUTIVE DIRECTOR LONG-TERM INCENTIVE COMPENSATION (“LTI”)3

Purpose and link to strategy	Aligns Executive Director behavior with long-term strategic imperatives for the Company. Rewards the creation of long-term shareholder value. Aligns Executive Director and shareholder interests.
Operation

The Company operates a long-term incentive plan that was approved by the shareholders at the 2013 annual general meeting of shareholders as subsequently amended at the 2016 meeting and as proposed to be amended at the 2017 meeting. This policy reserves the ability to use all aspects of that plan. In particular, the following awards may be made:

•   Restricted Share Units (“RSUs”): the right to receive one share or its equivalent in cash.

•   Performance Units (“PUs”): an award of cash and/ or shares, subject to performance measures; PUs may be expressed as a fixed number of units with a cash equivalent per unit or may be made in respect of a real or notional number of shares and settled in cash or shares.

•   Dividend Equivalent Rights (“DERs”): the right to receive in shares or cash the value of dividends paid on shares subject to awards (not applicable to Options or SARs).

In addition, the following awards may be made under the Company’s incentive plan although these types of awards are not currently part of our annual LTI program:

•   Restricted Shares (“RS”): restricted grants of shares that remain subject to a substantial risk of forfeiture until vesting.

•   Options: market value exercise price share options.

•   Share Appreciation Rights (“SARs”): a right to receive a payment, in cash or shares, equal to the excess of the fair market value of a specified number of shares on the date the award is exercised over a specified grant price.

•   Bonus Shares: awarded based on performance and not subject to restrictions.

•   Other Performance Awards: granted subject to performance criteria specified by the Committee and applying such business criteria and other measures of performance as it may deem appropriate to determine the amounts or proportions of awards that will vest.

The terms of each form of award, including vesting periods and the application of any performance conditions, will be determined by the Committee prior to each grant.

LTI awards are subject to potential clawback provisions as described on page 47 of CD&A.

Currently, RSUs, RS, SARs and Option awards are settled in shares, or with regard to SARs and Options, in cash at the discretion of the Committee. PUs awarded prior to 2016 deliver cash based on the attainment of the performance conditions described herein. PUs awarded in 2016 and going forward may be settled in cash or shares or a combination at the discretion of the Committee.

The Company’s policy is to honor the vesting of all awards granted under previous policies.

Maximum

The Company’s current, shareholder approved incentive plan, as amended, provides that no participant may be granted Options, SARs, RSUs, RS, bonus shares, performance awards (which include PUs) or dividend equivalents in any one year period covering more than 1,500,000 shares or $15,000,000 (based on grant date value) if cash settled.

The Committee expressly reserves discretion to make such awards as it considers appropriate within these limits having regard to such factors it considers appropriate including performance, market factors and/or competitive practice and retention needs of the Company.

The Committee may also increase or decrease the multiple of awards made in any year (subject to the plan maximum) and the mix of performance based awards in any year in light of performance and/or competitive practice.

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Performance Conditions

Other than vesting periods, RSUs, RS, SARs and Option awards are not presently subject to additional pre-vest performance conditions. This is consistent with U.S. practice for simplicity in the reward structure and to align a portion of Executive Director compensation with shareholder outcomes.

PUs (and other awards as determined by the Committee) may be awarded subject to such performance conditions as the Committee considers appropriate (whether financial or non-financial, relative or absolute and whether corporate, divisional, team or individual).

Currently outstanding PUs are subject to a total shareholder return (“TSR”) performance measure relative to a designated offshore drilling peer group.

The Committee reviews and selects the peer group annually based on the Company’s competitors within the drilling industry and Company’s business strategy and underlying operations. Pursuant to the Company’s incentive plan and grant agreements, such peer group may be modified as deemed necessary by the Committee.

The Committee applies relative TSR to PUs as it links an element of reward to relative performance against the Company’s peers.

However, pursuant to the terms of the Company’s incentive plan, the Committee may, from time to time, use other criteria and other measures of performance as it may deem appropriate. Any such goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index or internal benchmark deemed applicable by the Committee.

Performance measurement periods for PUs are described in note (3) below.

Proposed Material Changes	The cap on the value of shares which may be awarded is amended to reflect changes to the incentive plan which were approved by shareholders at the 2016 AGM.

EXECUTIVE DIRECTOR BENEFITS[4]
Purpose and link to strategy	Helps recruit and retain Executive Directors, although the general approach is to de-emphasize indirect elements of compensation.
Operation

An Executive Director is eligible to receive all benefits available to senior staff from time to time as determined by the Committee. The Committee periodically considers both the range of such benefits and whether such benefits may be appropriate for a particular Executive Director or more generally.

Benefits typically include medical, dental, vision, life and accidental death and dismemberment (“AD&D”) insurance and short term and long-term disability benefits on the same terms as other employees. As for all senior executives, the Company pays for an Executive Director to periodically have a complete physical exam.

In addition, the Company pays for expenses related to business travel and accommodations and for preparation of a U.K. tax return.

Recognizing that an Executive Director may incur (i) taxes outside his/her home country which he/she would not bear but for the domicile of the Company outside the executive’s home country and/ or (ii) taxes at a higher rate than may otherwise be the case, the Committee may authorize full or partial tax equalization payments (inclusive of gross up payments as appropriate) to mitigate or eliminate such additional burden.

Maximum

Unlike other elements of compensation, the cost of providing benefits may change without any action by the Committee. This is particularly the case for the Company because it has chosen to self-insure medical benefits because this is less expensive compared to having third party insurance. The Company determines the value of such benefits based on the projected average claim costs for an employee and their covered dependents (and will use such calculation in determining the cap on benefits). However, the actual cost to the Company of an Executive Director’s medical costs could be more than the average projected cost in any given year based on the actual claims the Executive Director and his or her covered family members incur. The Company monitors the overall costs to ensure that the provision of benefits remains an appropriate use of the Company’s funds.

The maximum value of all health and welfare benefits (calculated as explained above) together with any other benefits (excluding tax equalization payments) will not exceed a maximum of $150,000 per year.

The Committee may also agree that the Company pay for certain relocation expenses the Committee considers to be appropriate, up to a maximum of $150,000 for a domestic relocation and $500,000 for an international relocation.

Such payments will be capped at such amount as would result in an after-tax position under which the individual could reasonably be expected to be in as if the Company had been domiciled in the executive’s home country (as advised by a reputable tax advisor), inclusive of any tax to be paid on such tax equalization payment.

Performance Conditions	N/A
Proposed Material Changes	Clarify that tax equalization may form part of Executive Director remuneration

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EXECUTIVE DIRECTOR PENSIONS

Purpose and link to strategy	To attract and retain Executive Directors.
Operation

The Company operates pension arrangements in which an Executive Director may participate as follows:

Under our cash balance pension plan (the “Pension Plan”), such percentage as determined by the Company of an employee’s eligible compensation (which, consistent with U.S. practice, includes cash bonuses) are credited to a notional account, subject to U.S. Internal Revenue Service (“IRS”) caps on the value of eligible compensation (in 2016, $265,000). The Company has defined the percentage of pay credit that is provided to each employee in the governing plan document. Most participants receive the same percentage of pay credit; however, some longer service employees receive an additional transition pay credit.

Under the restoration plan (the “Restoration Plan”), the Company credits the percentage, as determined by the Committee, of an employee’s eligible compensation over the IRS cap mentioned above to the employee’s Restoration Plan account.

Under the Savings Plan (the “Savings Plan”), the Company matches contributions up to 6% as made by the employee.

As with the Pension Plan, amounts in excess of the IRS cap for Savings Plan contributions are credited to the Executive Director’s Restoration Plan account.

The Company reserves the right to change the precise terms of such arrangements within the overall permitted cost maximum.

The Company periodically reviews pension provisions and reserves the right to amend the level of benefits provided to an Executive Director.

The Company will honor the pensions obligations entered into under all previous policies in accordance with the terms of such obligations.

Maximum

Assessing the maximum cost of pension arrangements involves some element of judgment using a wide range of methodologies. Using the single figure basis within the U.K. legislation (which looks at the value of any annual contribution), and because the U.K. legislation requires a maximum figure for each element to be set, the Committee has set a maximum annual cost of pension arrangements of $430,000 per individual.

The Committee anticipates the actual annual cost of pension benefits to be less than this figure and will monitor the overall costs to ensure it is satisfied that the provision of pension benefits remains an appropriate use of the Company’s funds.

Performance Conditions	N/A
Proposed Material Changes	No material changes proposed

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EXECUTIVE DIRECTOR SHARE OWNERSHIP GUIDELINES

Purpose and link to strategy	For an Executive Director to build and maintain a long-term ownership position.
Operation

The Company has adopted share ownership guidelines which apply to executives serving on the Board of Directors. To facilitate the implementation of these guidelines, an Executive Director is required to retain a percentage of “available shares” as determined from time to time (presently 35%) until the guideline level is achieved, at which time the retention level reduces. The retention requirement ceases to apply once the Executive Director reaches 200% of the applicable ownership guideline or upon reaching age 60.

Available shares includes shares remaining from award vestings after payment of taxes, fees, commissions and any exercise price payments.

The guidelines are not contractual and no penalty arises for non-compliance.

Maximum

The value of the available shares held must equal or exceed five times base salary for the CEO (an Executive Director).

It is intended that any other Executive Director would be subject to the same requirement (although the Committee reserves the right to set a lower level).

The Committee reserves the right to make these guidelines more (but not less) onerous.

Performance Conditions	N/A
Proposed Material Changes	None

EXECUTIVE DIRECTOR MISCELLANEOUS
Purpose and link to strategy	To honor an Executive Director’s contributions to the Board and Company.
Operation	Upon retirement from the Board, the Company may make a charitable contribution on behalf of the retiring Executive Director to a charity of his or her choice and/or present a retirement gift.
Maximum	As the U.K. legislation requires a maximum figure for each element to be set, the Committee set an annual maximum of $25,000 per individual.
Performance Conditions	N/A
Proposed Material Changes	None

Notes:

(1)	Where the Company’s pay policy for directors differs from its pay policies for groups of employees, this reflects the appropriate market rate position for the relevant roles.
(2)	The current performance measures for the AIP comprise a mix of financial, operational and strategic metrics as set out in section 3.5 of this report. These metrics are aligned with key performance indicators used within the business to monitor performance which we believe are appropriate measures for incentive purposes.
(3)	The current LTI performance awards comprise a mix of restricted share units (which, consistent with US practice, are not subject to pre-vest performance criterion) and PUs in respect of which performance is measured in each year of the three-year measurement periods with 25% of the final value determined in each year, and the remaining 25% based on performance over the entire three-year performance period. There is no vesting or payout until the third anniversary of grant. PUs pay out on a range of 0% to 200% of initial unit values of $100 per unit, currently based on the Company’s relative TSR performance with a 0% payout for finishing last, a 200% payout for finishing first and with interpolated payouts between these points. For further information, please see pages 44 through 46 of CD&A. We believe this structure is an effective measure of the relative performance of the Company over time relative to selected peers and appropriate for incentive purposes.
(4)	While the Committee does not consider it to form part of benefits in the normal U.S. usage of that term, the Committee has been advised that corporate hospitality (including the hosting of a dinner on retirement) and attendance at other events (including travel) for a director and/ or members of his or her family (whether paid for by the Company or another) may technically come within the U.K. definition of benefits. Therefore, the Committee expressly reserves the right for the Company to authorize attendance at such activities within its agreed policies and not to count such items towards the maximum limit.

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Non-Executive Directors

The future policy table set forth below applies in respect of Non-Executive Directors1:

NON-EXECUTIVE DIRECTOR FEES

Purpose and link to strategy	To appropriately recruit, retain and compensate Non-Executive Directors of the highest caliber.
Operation

Fee levels are periodically reviewed by the Committee having regard to external comparators such as the Company’s peer group and other market factors.

The Committee does not target a specific percentile of the market data, but instead the Committee exercises judgment as to what it considers to be reasonable in all the circumstances regarding both quantum and the mix of pay having regard to competitive position and such other factors as it considers relevant.

Within the stated maximum, the Committee reserves the right to consider how to structure the Non-Executive Directors’ fees and whether to utilise a general retainer, committee membership, chairmanship, attendance fees, or board attendance or time based or travel allowances.

Non-Executive Directors typically receive an annual cash retainer fee plus additional fees for serving as non-executive Chair, Lead Director and Chair of board committees.

Maximum

Under U.K. legislation, non-employee directors are equally subject to policy caps as their executive colleagues. Accordingly, the Committee will operate within an annual cash cap per individual of $350,000.

However, should the Committee reduce or cease to make equity awards as detailed below, the cap for directors’ fees stated above may be increased by the unused element of the maximum value of the cap relating to equity awards.

Performance Conditions	N/A
Proposed Material Changes	None

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NON-EXECUTIVE DIRECTOR EQUITY AWARDS

Purpose and link to strategy	To appropriately recruit, retain and compensate Non-Executive Directors of the highest caliber. To align Non-Executive Directors’ interests with shareholders.
Operation

New Non-Executive Directors receive a pro-rated annual equity grant upon joining the Board.

Annual equity awards are typically granted to Non-Executive Directors around the time of the Company’s annual general meeting but may be awarded in connection with a special shareholders’ meeting if the annual general meeting is otherwise delayed beyond the usual meeting date. Such equity awards may be in the form of RSUs, RS, SARs, options or any other equity awards permitted under the Company’s incentive plan. All such awards shall be subject to vesting periods as set by the Committee.

The value of equity awards granted to Non-Executive Directors is periodically reviewed alongside the level of cash fees. The Company does not adopt a quantitative approach to pay positioning. The Committee exercises judgment as to what it considers to be reasonable in all the circumstances regarding both quantum and the mix of compensation in light of market conditions.

The outstanding non-vested RS and RSU awards granted to Non-Executive Directors in 2016 vest in full on the earlier of (i) the date of the annual meeting subsequent to the grant date and (ii) the first anniversary date of the grant.

Beginning with the 2017 grants, equity grants (whether as RS or RSUs) awarded to Non-Executive Directors may be (1) settled in shares or in cash, at the discretion of the Committee, and (2) settled either at vesting or upon termination of service from the Board at the election of the Non-Executive Director in accordance with US tax provisions.

The Company’s policy is to honor the vesting of all awards granted under previous policies.

Maximum

Pursuant to the Company’s current shareholder approved incentive plan, no Non-Executive Director may be granted awards in any one year period worth more than $600,000 (based on grant date value) which is the formal cap for the purposes of the U.K. legislation.

Any increases or changes in the type and value of equity awards will reflect the Committee’s assessment of competitive conditions and the caliber of the directors.

Performance Conditions

No performance conditions apply to Non-Executive Director equity grants in order to ensure Non-Executive Directors maintain their independence.

Pursuant to the Company’s share ownership guidelines, Non-Executive Directors must retain shares, which include equity grants, with a value at least equal to five times the annual retainer. Non-Executive Directors have five years from initial appointment to the Board to meet the ownership threshold.

The Committee reserves the right to make these guidelines more (but not less) onerous.

The guidelines are not contractual and no penalty arises for non-compliance.

Proposed Material Changes	Clarify that RSUs may be settled upon vesting to be consistent with RS (the previous Policy provided for settlement of RSUs only upon departure from the Board)

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NON-EXECUTIVE DIRECTOR BENEFITS2/PENSIONS

Purpose and link to strategy	N/A
Operation

Non-Executive Directors are not eligible for Company benefits or pension.

The Company pays for, or Non-Executive Directors receive reimbursement of, expenses such as travel and accommodations.

Recognizing that a Non-Executive Director may incur taxes outside his/her home country which he/she would not bear but for the domicile of the Company outside of the director’s home country and/ or incur taxes at a higher rate than may otherwise be the case, the Committee may authorize full or partial tax equalization payments (inclusive of any tax gross up as applicable) to mitigate or eliminate such additional taxes.

Maximum

Reimbursement or payment by the Company for expenses, such as travel and accommodations, are not considered to be benefits in the normal U.S. sense. Given the mandatory nature of the new U.K. legislation, a formal annual cap (excluding tax equalization payments) of $200,000 per individual Non-Executive Director has been set for such expenses.

Such payments will be capped at such amount as would result in an after-tax position under which the individual could reasonably be expected to be in as if the Company had been domiciled in the director’s home country (as advised by a reputable tax advisor), inclusive of any tax to be paid on such tax equalization payment.

Performance Conditions	N/A
Proposed Material Changes	Provide flexibility for tax equalization payments

NON-EXECUTIVE DIRECTOR MISCELLANEOUS
Purpose and link to strategy	To honor a director’s contributions to the Board and Company.
Operation	Upon retirement from the Board, the Company may make a charitable contribution on behalf of the retiring Non-Executive Director to a charity of his or her choice and/or a retirement gift.
Maximum	As the U.K. legislation requires a maximum figure for each element to be set, the Committee has set an annual maximum of $25,000 per individual.
Performance Conditions	N/A
Proposed Material Changes	None

Notes:

(1)	The table above for Non-Executive Director compensation policy does not include a section for the AIP or annual bonuses because Non-Executive Directors are not eligible to participate in such arrangements. Any other differences in the table reflect terminology for the different roles.
(2)	While the Committee does not consider it to form part of benefits in the normal usage of that terms, the Committee has been advised that corporate hospitality (including the hosting of a dinner on retirement) and attendance at other events (including travel) for a director and/or members of his or her family (whether paid for by the Company or another) may technically come within the U.K. definition so the Committee expressly reserves the right for the Company to authorize attendance at such activities within its agreed policies and not to count such items towards the maximum.

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2.2 Recruitment Remuneration Policy

•	In terms of the principles for setting a package for a new Executive Director, the starting point for the Committee will be to look to the general policy for Executive Directors as set out above and structure a package in accordance with that policy. Consistent with the U.K. legislation, the caps contained within the general policy for fixed pay do not apply to a recruit either on joining or for any subsequent annual review within the life of this policy as approved by shareholders although the Committee does not envisage exceeding those levels in practice.

•	Ignoring any special buy-out arrangements which may prove to be necessary, the annual bonus and long-term incentive compensation arrangements will operate (including the maximum award levels) as detailed in the general policies in relation to any newly appointed director.

•	For an internal appointment, any variable pay element awarded in respect of the prior role may either continue on its original terms or be adjusted to reflect the new appointment, as appropriate. In the year of promotion for an internal appointment, additional equity-related incentive awards may be made to the individual.

•	The Company may make a contribution towards legal fees in connection with agreeing employment terms. The Company may also agree to pay certain taxes should an Executive Director be asked to relocate to a different country, such that the Executive Director pays no more than would have been required in the home location.

•	Where it is necessary to make a recruitment related pay award to an external candidate, the Company will not pay more than the Committee considers necessary and will in all cases seek, in the first instance, to deliver any such awards under the terms of the existing pay structure. Details of any recruitment-related awards will be appropriately disclosed.

•	All such awards for external appointments (whether to buy-out forfeited awards or negotiated as a sign-on grant), whether under the AIP or LTI program, will take account of the nature, time-horizons and performance requirements for any remuneration relinquished by the individual when leaving a previous position, and will be appropriately discounted to ensure that the Company does not, in the view of the Committee, over-pay.

•	For the avoidance of doubt, where recruitment related awards are intended to replace existing awards held by a candidate in an existing employer, the maximum amounts for incentive pay as stated in the general policies will not apply to such awards. The Committee has not placed a maximum limit on any such awards which it may be necessary to make as it is not considered to be in shareholders’ interests to set any expectations for prospective candidates regarding such awards. Any recruitment-related awards which do not replace awards with a previous employer will be subject to the limits as detailed in the general policy.

2.3 Policy on Payments for loss of office

It is the Company’s policy to have change in control agreements with its Executive Director(s) which govern payments arising following a change of control of the Company. For further details regarding potential payments to an Executive Director for loss of office, please see Severance Arrangements beginning on page 48 of CD&A. The principles regarding potential amounts payable under the change in control agreements (including in respect of LTI awards) are set forth in that section.

The U.K. legislation does not require the inclusion of a cap or limit in relation to payments for loss of office. The Committee will take all relevant factors into account in deciding whether any discretion should be exercised in an individual’s favor in these circumstances, and the Committee will aim to ensure that any payments are appropriate in a U.S. context and are fair and reasonable.

In addition to any such payments, the Committee reserves discretion to:

•	Authorize retention of perquisites and health and welfare benefits;

•	Pay an annual bonus for the year of departure;

•	Retain or accelerate vesting of any outstanding awards;

•	Pay any unvested PUs at the greater of target or actual performance; and

•	Provide outplacement services in an amount not to exceed $25,000.

Any amounts already accrued under non-qualified deferred compensation arrangements, any pension related arrangements or the Savings Plan have already accrued to the executive and will be retained and will not be a termination payment. For pension and benefit restoration plan benefits payable to our NEOs as of December 31, 2016 upon a voluntary termination, involuntary termination or a change of control, please see the “Potential Post-Employment Payment Table” beginning on page 58 of CD&A.

In summary:

•	The Company does not have employment agreements with executives (and therefore there are no such agreements with a notice period). Upon a departure, the Committee’s policy will be to determine whether any payments are prudent or due to the departing Executive Director dependent upon the actual circumstances and the terms of the applicable change in control agreement.

•	Pursuant to the Company’s retirement policy for acceleration of certain equity awards, for awards made on or after March 6, 2013, upon an employee attaining age 60 with five years of consecutive service (“retirement eligibility”), certain long-term incentive awards granted more than six months prior to the retirement date will no longer be subject to risk of forfeiture upon reaching retirement eligibility. Beginning with awards granted in February 2017, the Board modified the retirement policy such that RSUs held by an employee will continue to vest and be

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settled on the regular vesting schedule set forth in the applicable award notice (as opposed to upon retirement date) and PUs will be pro-rated for the period employed and paid on the regular payment date. The accelerated vesting may be subject to any conditions or limitations (including post-termination covenants relating to non-competition or non-solicitation of employees and customers) as the Committee may determine. The Committee may determine in its sole discretion whether the policy will apply to any award. The Committee may terminate, amend or modify the policy with respect to future awards at any time. Such retirement policy is applicable to employees.

Dr. Burke’s change in control agreement is summarized beginning at page 48 of CD&A under “Severance Arrangements”. Dr. Burke’s change in control agreement provides that in the event his employment is terminated or modified under certain circumstances during the remaining term of his CIC agreement (which generally provides for evergreen two-year terms) and following a “change in control” (as defined in the agreement) of the Company, Dr. Burke would be entitled to the following:

Burke
Cash Severance	2.99 times (Base Salary & Higher of Target Bonus or 3-Year Average Bonus)
Bonus	Pro-Rata Bonus for Year of Termination (based on actual performance)
Equity	Vest Upon CIC
Amounts Forfeited under Tax-Qualified Plans
Health & Welfare Benefit Continuation	36 Months
Outplacement Services	$25,000

Dr. Burke’s CIC agreement includes “best pay” provisions under Section 280G of the U.S. Internal Revenue Code under which the amount of any payments that would otherwise constitute parachute payments will be reduced to the extent necessary to avoid the imposition of any excise tax, unless providing the executive with the full amount of such payments (after taking into account any excise and other taxes) will result in a greater payment amount to the executive (in which case the executive will receive the full amount of such payments).

Dr. Burke’s CIC agreement also provides that his equity awards will become fully vested and exercisable upon a change in control.

Share options and SARs will be exercisable until the earlier of the second anniversary of the change in control or the expiration of the original exercise period, and PUs will be paid out at the higher of the anticipated payout or the target value of the award.

Set forth below are the hypothetical payments that would be made to Dr. Burke under his existing CIC agreement and the terms of outstanding incentive award agreements in the event his employment was terminated or modified following a change in control of the Company. The hypothetical payments listed below assume a termination date of December 31, 2016.

ECONOMIC VALUE OF POTENTIAL PAYMENTS UPON CIC(a)
Payments	Burke ($)
Cash Severance	$4,991,322
Bonus(b)	990,000
Share Appreciation Rights(c)	—
Restricted Shares / Units and Dividends(d)	4,367,924
Performance Units(e)	7,760,506
Forfeited Qualified Account Balance	—
Benefit Continuation	38,859
Outplacement Services	25,000
Total CIC Payments before Gross-Up or Reduction	$18,173,611
Reduction to Avoid Excise Tax	—
Excise Tax Gross-Up	N/A
Total Payments	$18,173,611
(a)	Equity payments are based on the closing market price of the Company’s shares on December 31, 2016 of $18.89.

(b)	The bonus amounts were calculated assuming performance was at 137.5% of target, which was the estimate as of December 31, 2016.

(c)	No share appreciation rights were in-the-money as of December 31, 2016.

(d)	Represents the gross value of restricted share units (RSUs) for which vesting would be accelerated upon the CIC.

(e)	Represents the gross value of unvested PUs upon the CIC.

Non-Executive Directors do not have change in control arrangements or any notice periods prior to termination of service and are not entitled to any compensation on termination. However, all vested equity awards will be settled in cash or shares, at the discretion of the Committee, upon termination of service. The Committee also reserves the right to accelerate vesting of any unvested equity awards.

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2.4 Performance Scenarios

The U.K. legislation requires the inclusion of a scenario chart showing the levels of compensation that an Executive Director could earn in respect of his or her service over the coming year under the policy in certain circumstances. The legislation was drafted with U.K.-oriented compensation practices in mind and does not make clear how to treat certain U.S.-oriented compensation such as RSUs. The Committee considers these awards to be performance related and aligning the interests of executives to those of the Company’s shareholders. For the purposes of the scenarios below, based on advice regarding the interpretation of the U.K. legislation, we have shown RSUs as fixed pay even though the Committee considers RSUs as a key element of variable compensation. To assist the reader, the table distinguishes between such awards and the other elements of fixed pay.

The U.K. legislation requires us to set out the potential pay of the CEO during the first year of the new policy. As there was a one-time retention award in 2017 to retain the CEO as explained at page 46 of the CD&A, this overstates the fuller application of the policy. The impact of this award is, therefore, shown separately.

REMUNERATION SCENARIOS FOR THOMAS P. BURKE

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Percentages in the above tables have been rounded to the nearest whole percent. The assumptions used in the table above are as follows:

	• Total Fixed Pay consists of three components: – Base Salary – Benefits – Pension
	Name	2017 Salary(a)	2016 Benefits(b)	2016 Pension(c)	Total Fixed Pay
	Thomas P. Burke	$800,000	$20,300	$218,000	$1,038,300
Minimum

(a)   Base salary is shown prior to the 10% discount voluntarily implemented in July 2016 through June 2017.

(b)   Includes the Company’s portion of projected average medical costs plus actual premiums for other health and welfare benefits and other U.K. taxable benefits. For Dr. Burke, $18,730 constitute health and welfare benefit costs borne by the Company and $1,500 constitute estimated taxable benefits taxable in the U.K. principally related to the preparation of a U.K. tax return. Figures for 2016 benefits are used as a fair estimate of actual figures because 2017 amounts are not yet known and rounded up.

(c)   Pension is measured as the Company’s contributions to the Savings Plan plus the additional amounts credited in the Pension Plan and the Restoration Plan. Figures for 2016 benefits are used as a fair estimate as actual figures for 2017 are not yet known.

• For Dr. Burke, the value of RSUs is $1,800,000 (being 50% of the total target long-term incentive value of 450% of base salary).

On-target

Based on what the Executive Director would receive if performance was on-target:

• Short term incentives consist of the AIP payout at target set by the Committee for the 2017 fiscal year

– Burke: 100% of base salary

• LTI consists of the 2017 values for Dr. Burke’s PUs with a target value of 50% of the 450% of salary valued at $100 per unit.

Maximum

Based on the maximum remuneration receivable (excluding share price appreciation and dividends):

• Short term incentives consist of the maximum AIP payout for the 2017 fiscal year:

– Payout at 200% of target

• LTI assumes maximum performance achieved for the 2017 fiscal year for Dr. Burke’s PUs at $200 per unit.

2017 CEO Retention Awards	In February 2017, Dr. Burke received a special retention award with a grant date value of approximately $5.0 million of RSUs and approximately $2.5 million of options. A separate column includes this amount even though it is not reflective of ongoing pay. The impact of dividend accrual and share price appreciation has been ignored throughout except that the options have been valued at the Black Scholes value even though this would be zero with no share price appreciation.

2.5 Consideration of employment conditions elsewhere in the group

In accordance with prevailing commercial practice, the Committee evaluates the compensation of employees of the Company group in determining the compensation policy and the compensation payable to an Executive Director. Each year the Committee approves the overall AIP percentage payout and material changes to employee benefit plans. Consistent with practice in the industry in which the Company operates, it is not the Company’s policy to consult with staff on the pay of its directors.

2.6 Consideration of shareholders’ views

As described further at page 19 of the Proxy Statement, each year the Committee takes into account the results of the shareholder vote on compensation related matters when making future compensation decisions.

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3. Implementation Section – Not Audited

The following section explains how the Company implemented its remuneration policy in 2016.

3.1 Compensation Committee

In 2016, all of the members of the Committee were independent directors:

•	Thomas R. Hix (Chair)

•	Sir Graham Hearne

•	Jack B. Moore

•	John J. Quicke

•	Suzanne P. Nimocks

The Committee Chair, with input from the other Committee members, directs the agenda for each Committee meeting and seeks input from management and the Committee’s independent compensation consultants. Further details regarding the Committee can be found at pages 25-26 of the proxy statement.

Details of the Committee’s process for making compensation determinations, including the advice provided by management and external compensation consultants is set out beginning at pages 35 and 50 of this proxy statement. As stated in CD&A, the Committee’s external compensation consultants were appointed by the Committee. Frederic W. Cook & Co, Inc. (“FW Cook” and formerly Cogent Partners) was selected after being interviewed by the Committee. FIT Remuneration Consultants LLP was selected by the Committee based on the recommendation of FW Cook and after being interviewed by management and Committee members. The Committee has determined that both consulting firms are independent. The compensation consultants provide no other services to the Company and accordingly are considered independent by the Committee and to provide independent and objective advice.

Fees paid to the Committee’s external compensation consultants with respect to 2016 were approximately $210,000 to FW Cook and approximately $20,400 to its U.K. associated firm FIT Remuneration Consultants LLP, such fees being charged on the firms’ standard terms of business for advice provided.

3.2 Shareholder Voting on Remuneration Matters

The voting report from the annual general meeting of shareholders held on April 25, 2014, including the most recent vote on the U.K. directors’ remuneration policy, was included in the Company’s proxy statement for the 2015 annual general meeting of shareholders. Such voting results are incorporated by reference from the 2015 proxy statement.

The 2016 Annual General Meeting of Shareholders of the Company was held on April 28, 2016. The voting results were as follows:

The Company’s named executive officer compensation for 2015 was approved by a non-binding vote of a substantial majority of the votes cast:

	For	Against	Abstain
Total Shares Voted	93,907,261	3,825,608	56,208
% of Voted	96.03%	3.91%

The amendment to the Company’s incentive plan to, among other things, replenish the number of shares authorized for issuance under the plan, was approved by a vote of a substantial majority of the votes cast:

	For	Against	Abstain
Total Shares Voted	92,469,032	5,260,056	59,989
% of Voted	94.55%	5.37%

A separate General Meeting of Shareholders of the Company was held on June 30, 2016. The voting results were as follows:

The Company’s U.K. statutory implementation report for the year ended December 31, 2015 was approved by a non-binding vote of a substantial majority of the votes cast:

	For	Against	Abstain
Total Shares Voted	96,954,139	4,557,850	64,782
% of Voted	95.44%	4.48%

3.3 Performance Graph and Table

The graph below presents the relative investment performance of the Company’s shares to the S&P 1500 Oil and Gas Drilling Index for the period from the effective date of the redomestication of the Company as a U.K. public company in early May 2012. In the opinion of the Board, the S&P 1500 Oil and Gas Drilling Index is an appropriate broad index against which the TSR of the Company should be measured for the purposes of U.K. requirements because of the drilling industry’s sensitivity to oil and gas prices and related economic conditions.

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COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

CEO Compensation

The following table sets out the following compensation for the CEO:

•	the total remuneration as seen in the single figure table;

•	the bonus paid as a percentage of the maximum opportunity; and

•	the value of the long-term incentives that have met their performance condition against the maximum possible level which could have been earned in that period (unlike equivalent U.S. disclosures, the U.K. legislation assesses this when the performance condition is measured rather than when it subsequently vests – a proportion of each PU is measured against the TSR annually but the awards only vest on the third anniversary of grant).

		Single figure of total remuneration ($,000)(a)	Annual bonus as a % of maximum	Performance units meeting the performance condition in the year as a % of maximum
2016	Burke	$7,697	56%	91%
2015	Burke	$6,131	76%	100%
2014	Burke – from April 25, 2014 to December 31, 2014	$3,732	55%	86%
2014	Ralls – from January 1, 2014 to April 24, 2014(a)	$1,771	55%	77%
2013	Ralls	$5,276	62%	41.5%
2012(b)	Ralls	$4,940	52%	0%

(a)	Mr. Ralls retired as CEO of the Company effective April 25, 2014 and Dr. Thomas Burke was appointed as the new CEO effective as of the same date. The 2014 figures represent the income as reported for Dr. Burke (see note (a) to the table at 3.7 for further information) and for Mr. Ralls, shows his total income as reported pro-rated by the period to April 24, 2014 relative to the full financial year.

(b)	The Company redomesticated to the U.K. on May 4, 2012. The above figures show information for all of 2012.

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3.4 Percentage Change in pay of Chief Executive Officer

The U.K. legislation requires the Company to disclose the percentage change in the prescribed pay elements of the CEO between 2015 and 2016 together with equivalent percentages for a category of staff. Consistent with last year, we have reported the average percentage change in the prescribed pay elements for all U.S. onshore staff at professional level (which is not calculated on a matched sample basis so it is impacted by recruitments and departures in the year). Reflecting developments in reporting, separate percentages are disclosed for each element. The prescribed pay elements are:

•	Base salary

•	Benefits (which have been calculated in as similar a manner to the calculations for section 3.7 as was practical)

•	Annual bonus

U.S. onshore professional staff were selected for the purposes of this comparison given the geographic and functional diversity of staff within a company with global operations in a highly competitive global offshore drilling market, where for many staff the annual pay outcomes are impacted by the global price of oil.

	% change in base salary	% change in annual bonus	% change in benefits
CEO	-5%	-11,5%	-17%
Selected Staff	-5%	7%	-5%

3.5 Relative importance of spend on pay

The U.K. legislation includes an obligation to show the annual change in spending on certain specified items. The following table includes the statutory items which show the year on year change in:

•	dividends,

•	share repurchases and

•	total cost of compensation (for all employees) across the group.

Quarterly dividends were paid in all four quarters of 2015. No dividends were paid in 2016.

There were no share repurchases during 2015 or 2016.

The compensation and related employee costs figures for 2015 and 2016 include actual fixed and bonus costs (using a similar basis for health costs as the other aspects of this report) together with an estimate of long-term incentives on an expected value basis.

RELATIVE IMPORTANCE OF SPEND ON PAY

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3.6 Statement of implementation of Policy in the following financial year

During the year, the following steps were taken in implementing the approved Policy:

Executive Directors

Base Salary	The current peer group for the purposes of salary comparison is set forth on page 38 of this proxy statement.
2016 Base Salary:
The Committee approved 2016 base salaries as follows:
• Mr. Ralls continued to be paid his 2015 base salary of $700,000 until he retired from the Board in April 2016.
• Dr. Burke voluntarily reduced his base salary from $800,000 to $720,000 (a 10% reduction) in July 2016.
2017 Base Salary:
Dr. Burke’s notional salary of $800,000 (which he voluntarily reduced to $720,000) will remain unchanged until June 30, 2017. The Committee will consider whether market conditions warrant changes at that time.
Annual Bonus (Annual Incentive Plan (“AIP”))

2016 AIP:

Details of the targets and resulting performance for the 2016 AIP are described on pages 41 through 43 of this proxy statement except to the extent that the information is considered commercially sensitive. Such information will remain so and will not be disclosed subsequently.

Mr. Ralls did not received a 2016 AIP payment.

Dr. Burke received a 2016 AIP payment of $1,080,000 which was 150% of his base salary (taking into account the reduced salary), and 150% of his AIP target.

2017 AIP – Performance measures and targets:

The Committee’s approach for the 2017 AIP will be substantially the same as the 2016 AIP. 75% of the 2017 AIP payout pool will be set by reference to financial and operational metrics set forth below, and 25% by reference to performance and other factors (being subjective in nature). In addition, there may be adjustments up or down for individual performance. For 2017, the metrics and corresponding weighting are as follows. Specific targets are not disclosed because they are considered commercially sensitive. The Company expects to report targets and resulting 2017 performance in the proxy statement for the 2018 annual meeting of shareholders.

Metric	Weighting
EBITDA, adjusted	50%
Cash Balance	20%
TRIR(a)	15%
TPHR(b)	5%
Contracted Non-Productive Time(c)	10%

(a)	TRIR is total recordable incident rate.
(b)	TPHR is total potential hurt rate.
(c)	Contracted Non-Productive Time refers to any period when one of our rigs is on location and under contract but not operational due to equipment failure or other unplanned stoppage.
Dr. Burke’s 2017 AIP target multiple is expected to remain the same as 2016, at 100% of base salary.

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Long-Term Incentive Compensation (“LTI”)

LTI Compensation in 2016:

Details of LTI awards made in 2016 are set out at Section 3.9 of this Part II.

Details of LTI awards vesting in 2016 are set out beginning on pages 45 and 56 of the proxy statement.

The performance measures for PUs granted in 2016 are measured based on TSR relative to a selected peer group of offshore drillers comprised of the following other companies:

	•	Atwood Oceanics, Inc.
	•	Diamond Offshore Drilling, Inc.
	•	Ensco plc
	•	Noble Corp plc
	•	Seadrill Limited
	•	Transocean Ltd.
For PU awards made in 2016, the peer group above was selected as it represents the Company’s primary competitors in the markets in which it operates and for customers, investors and employees.

LTI Compensation in 2017:

The Committee’s approach is to make awards with a maximum target multiple of base salary for an Executive Director across all types of LTI awards, valuing awards on a grant date fair market basis.

Dr. Burke received an annual LTI grant of 50% RSUs and 50% PUs in February 2017, but the precise quantum and percentage of each type of award is determined at the discretion of the Committee on a year-to-year basis. Dr. Burke’s 2017 LTI target multiple remained the same as 2016, at 450% of base salary.

The 2017 performance targets and relative TSR metric for PUs operate in the same manner as for the 2016 awards.

In addition, as set out in CD&A, the Compensation Committee considered the unique qualifications and contributions of the CEO and determined to provide a one-time grant of equity to encourage retention over the next four years. This award was comprised of approximately $5.0 million in grant date value of RSUs and approximately $2.5 million in grant date value of share options. Both awards cliff vest in four years and the options have a seven year exercise term.

Pensions	Details of the pension arrangements that Dr. Burke participated in 2016 are set out on pages 56 through 58 of the proxy statement. For Mr. Ralls (who retired in April 2016) and Dr. Burke:
	•	Contributions equivalent to 5% of eligible compensation were credited under the Pension Plan;

	•	Savings Plan contributions were made at the level of 6% of an employee’s eligible compensation up to a U.S. IRS cap (in 2017, a maximum Company contribution of $16,200 per year, but subject to annual adjustment under U.S. tax laws); and
Additional contributions in excess of the IRS caps are credited under the Restoration Plan at an 11% level to make up for limits under the Pension Plan and Savings Plan.
No material changes are anticipated for 2017.

Benefits	Benefits are summarized in Part I of this proxy statement. No material changes are anticipated for 2017.

Change in Control Arrangements

There were no changes to change in control agreements with the Executive Director during 2016 and none are anticipated for 2017.

Further details regarding Dr. Burke’s change in control agreement can be found beginning at page 48 of the proxy statement. There are no other service agreements with any director.

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Non-Executive Directors

Non-Executive Directors’ Compensation	2016: Directors’ Fees: Effective July 1, 2016, Non-executive Director fees were voluntarily reduced by 10% to the following:
	•	Board annual fee: $72,000

	•	Non-Executive Chairman annual fee (in addition to the annual Board fee): $135,000

	•	Committee Chair annual retainer (in addition to annual Board fee):

– HSE/NCG: $9,000

– Audit/Compensation: $13,500

Equity Awards:

Non-Executive Directors typically receive grants of equity awards (either RSAs or RSUs) with dividend equivalents. In 2016, Non-Executive Directors received the following:

• Annual Equity Award: $200,000 based on the grant date market price (and pro-rated for new directors)

2017:

Board fees and annual grant date values for 2017 will be determined in May 2017. At the election of each director, annual awards to Non-Executive Directors will be either deferred or non-deferred RSUs. The economic value of each type of award is the same, but non-deferred awards are settled upon vesting (as opposed to deferred awards, which settle in cash or shares upon departure from the Board).

Implementation Section – Audited

3.7 Single figure table

	Salary(a)		Benefits(b)		Annual Bonus(c)		RSUs(d)		PUs(e)		Pension(f)		Total
(in thousands)	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Ralls(g)	$233	$700	$6	$20	$—	$1,068	$—	$2,694	$—	$1,496	$143	$175	$382	$6,153
Burke	$760	$800	$20	$24	$1,080	$1,220	$2,555	$1,633	$3,064	$2,283	$218	$171	$7,697	$6,131
(a)	Reflects actual base salary paid with respect to 2016 and 2015, respectively.
(b)	Benefits for Mr. Ralls and Dr. Burke include the following:
	Year	Health Benefits(1)	Other Benefits(2)	Total ($)
Ralls(3)	2016	$ 4,500	$ 1,500	$ 6,000
	2015	$ 18,406	$ 1,500	$ 19,906
Burke	2016	$ 18,730	$ 1,500	$ 20,230
	2015	$ 22,572	$ 1,500	$ 24,072
(1)	Reflects Company’s portion of projected average medical costs plus actual premiums for other health and welfare benefits such as dental, vision, life and AD&D insurance, and short-term and long-term disability benefits. All U.S. employees of the Company are entitled to participate in the same benefit programs.
(2)	Reflects estimated benefits taxable in the U.K. principally related to the preparation of a U.K. tax return (for 2015 and 2016).
(3)	Mr. Ralls retired as Executive Chairman in April 2016. No payments were made to Mr. Ralls to compensate for his loss of office upon his retirement.
(c)	Details of the performance measures and targets applicable to the AIP bonus for 2016 are set out beginning on page 41 of the proxy statement.
(d)	RSU figures are the value of the awards made in the corresponding year using the average closing price per share over the last three months of the year of grant. For 2015 and 2016, the average closing price per share for the last three months of each corresponding year was $19.14 and $16.31, respectively. The RSUs do not have performance measures for the reasons outlined in the “LTI” section of the Directors’ Remuneration Policy.
(e)	The amount shown for 2015 represents the total amount achieved for the year, which consisted of (i) $50.00 per PU for the one-year performance period ending December 31, 2015 (applicable to each of the 2014 and 2015 awards) and (ii) $50.00 per PU for the three-year performance period ending December 31, 2015 (applicable to the 2013 award).
The amount shown for 2016 represents the total amount achieved for the year, which consisted of (i) $43.81 per PU for the one-year performance period ending December 31, 2016 (applicable to each of the 2014, 2015 and 2016 awards) and (ii) $50.00 per PU for the three-year performance period ending December 31, 2016 (applicable to the 2014 award).
Details of the performance measures and targets applicable to vesting of the PU awards are set forth beginning on page 44 of the proxy statement. Further details of the calculation are set out in “Performance Results and Achieved Values” on page 46 of the proxy statement. The PU performance period is the three year period beginning January 1 of the year of the grant and ending December 31 of the second full year following the year of the grant. Payouts are measured based on the Company’s total shareholder return relative to its designated peer group.

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(f)	Pension amounts reflect the matching contributions made by the Company to the Savings Plan plus the additional amounts credited in the Pension Plan and the Restoration Plan as follows. Mr. Ralls (retired as of April 2016) and Dr. Burke are the only directors who participate in the Company’s pension plans. See pages 56 through 58 of the proxy statement for further details of the Company’s pension plans.

	Year	Savings Plan	Pension Plan	Restoration Plan	Total ($)
Ralls	2016	$15,900	$13,250	$113,942	$143,092
	2015	$15,900	$13,250	$145,588	$174,738
Burke	2016	$15,900	$13,250	$188,650	$217,800
	2015	$13,333	$13,250	$144,642	$171,225

(g)	Mr. Ralls did not receive any annual bonus with regard to 2016 or an annual grant of RSUs or PUs in 2016 due to his retirement.

The aggregate emoluments (being salary/fees) plus benefits and bonuses of all directors during 2016 was approximately $2.7 million.

3.8 Non-executive director remuneration

Non-Executive Directors receive annual fees in lieu of a base salary. As non-employees of the Company and in accordance with Non-Executive Director compensation practices in the U.S., Non-Executive Directors are not eligible to receive an annual bonus or other benefits, including participation in the Company’s pension plans.

	Fees ($)(a)		Benefits ($)(b)		RSAs/RSUs ($)(c)		Total ($)
$’000	2016	2015	2016	2015	2016	2015	2016	2015
Albrecht	76.0	13.6	1.5	–	175.4	102.9	252.9	116.5
Fox(d)	31.7	95.0	1.5	1.5	–	200.3	33.2	296.8
Hearne	184.7	110.0	1.5	–	175.4	199.0	361.6	309.0
Hix	90.3	95.0	1.5	1.5	175.4	194.9	267.2	291.4
Moore(e)	50.2	–	–	–	175.4	–	225.6	–
Nimocks	85.5	86.3	1.5	1.5	175.4	191.8	262.4	279.6
Peacock	76.0	80.0	1.5	1.5	175.4	199.0	252.9	280.5
Quicke	85.3	80.0	1.5	1.5	175.4	194.9	262.2	276.4
Sandvold	76.0	80.0	1.5	1.5	175.4	187.6	252.9	269.1
Szews(f)	25.9	–	–	–	144.1	–	170.0	–
(a)	Reflects fees earned with respect to Board service in 2015 and 2016, respectively, regardless of when paid.
(b)	Non-Executive Directors are not eligible for Company health benefits or pensions. Reflects estimated U.K. taxable benefits principally related to the preparation of U.K. tax returns for non-U.K. resident directors who elected to use the Company’s service provider.
(c)	The value of RSUs shown for 2015 and of RSAs or RSUs, as applicable, for 2016 represent the annual grant, as applicable, made to Non-Executive Directors, including with respect to RSUs, additional RSUs awarded in lieu of cash dividends, based upon the number of RSUs awarded in each year and the average closing price per share for the last three months of the corresponding year. The average closing price per share for the last three months of 2015 and 2016 was $19.14 and $16.31, respectively. Dividends were paid to Non-Executive Directors in all four quarters of 2015 in the form of additional RSUs. No dividends were paid in 2016. RSAs and RSUs awarded to Non-Executive Directors do not have performance conditions in order to ensure that such directors maintain their independence.
(d)	Mr. Fox retired from the Board in April 2016 and did not receive an annual RSU award in 2016. No payments were made to Mr. Fox to compensate for his loss of office upon his retirement, other than a charitable donation of $10,000 in his honor to a charity which Mr. Fox nominated and which was reviewed and approved by the Company’s Charitable Contributions Committee.
(e)	Mr. Moore was elected to the Board in April 2016 at the annual general meeting of shareholders.
(f)	Mr. Szews was appointed to the Board in August 2016, and received a pro-rated annual grant of RSUs.

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3.9 Long term incentive awards made to directors in 2016

Except as footnoted below, in April 2016, each Non-Executive Director received an annual grant of RSUs or restricted shares with a value of approximately $200,000.

LONG TERM INCENTIVE AWARDS MADE TO DIRECTORS IN 2016

Director	Grant Date	Plan(a)(b)	Number of shares	Face value(c) $	Threshold vesting level %	Vesting level % at maximum performance	Anticipated vesting due(d)(e)
Burke	2/25/2016	RSU	156,657	1,799,989	N/A	100%	2/25/2019
	2/25/2016	PU	18,000	1,800,000	33%	200%	2/25/2019
Ralls(f)	N/A	N/A	–	–	N/A	N/A	N/A
Albrecht	4/28/2016	RSA	10,755	199,989	N/A	100%	4/28/2017
Fox(g)	N/A	N/A	–	–	N/A	N/A	N/A
Hearne	4/28/2016	RSA	10,755	199,989	N/A	100%	4/28/2017
Hix	4/28/2016	RSA	10,755	199,989	N/A	100%	4/28/2017
Moore(h)	4/28/2016	RSU	10,755	199,989	N/A	100%	4/28/2017
Nimocks	4/28/2016	RSU	10,755	199,989	N/A	100%	4/28/2017
Peacock	4/28/2016	RSU	10,755	199,989	N/A	100%	4/28/2017
Quicke	4/28/2016	RSA	10,755	199,989	N/A	100%	4/28/2017
Sandvold	4/28/2016	RSA	10,755	199,989	N/A	100%	4/28/2017
Szews(i)	8/22/2016	RSU	8,838	116,662	N/A	100%	4/28/2017
(a)	The terms of RSUs and PUs awarded to the Executive Director and the terms of RSAs and RSUs awarded to Non-Executive Directors are summarized in this proxy statement.
(b)	Pursuant to the terms of the award notices, each RSU granted to a Non-Executive Director is granted in tandem with a corresponding Dividend Equivalent which entitles the Non-Executive Director to receive additional RSUs with an aggregate fair market value equal to the product of (a) the per share amount of any cash dividend declared by the Company and (b) the number of shares underlying the RSUs held by such Non-Executive Director that are outstanding when the dividend is paid.
Pursuant to the terms of the award notices, each RSA granted to a Non-Executive Director is entitled to receive any cash dividend declared by the Company. However, no dividends were paid in 2016.
(c)	Face values for RSUs and RSAs are the fair market values per share, calculated using the average of the high and low share price on the grant date: February 25, 2016 - $11.49, April 28, 2016 - $18,60, August 22, 2016 - $13.20.
Dr. Burke’s PUs granted in February 2016 are valued using the target value of $100 per unit (so the face value for the purposes of the U.K. regulations is the stated face value multiplied by the 200% maximum vesting percentage). The percentage vesting at threshold is impacted by interpolation and could range from 33% to just below 67%. The reference to 33% in the table is the lowest threshold amount before such interpolation.
(d)	Only PUs have pre-vest performance measures. These awards are described at pages 44 through 46 of the proxy statement. The performance period is the three year period beginning January 1 of the year of the grant and ending December 31 of the second full year following the year of the grant. Details of the performance measures and targets for the PUs granted in 2016 are contained in the proxy statement. PUs granted in 2016 may be settled in shares, cash or a combination at the discretion of the Compensation Committee.
RSUs granted to Dr. Burke vest and are settled in shares in one-third increments on each of the first, second and third anniversaries of the grant date.
RSUs granted to Non-Executive Directors vest on the earlier of the first anniversary date of the grant or the date of the next annual meeting of shareholders. Settlement of RSUs (including RSUs issued pursuant to dividend equivalents) granted to Non-Executive Directors occurs upon termination of the director’s service on the Board. At the election of the Committee, such settlement may be made in cash, shares or a combination.
RSAs granted to Non-Executive Directors vest and are settled in shares on the earlier of the first anniversary date of the grant or the date of the next annual meeting of shareholders.
(e)	Additional RSUs awarded to Non-Executive Directors in lieu of the payment of cash dividends are settled upon settlement of the underlying RSUs with respect to which the additional RSUs were awarded. Settlement of RSUs occurs upon termination of service from the Board, and may be in cash or shares at the discretion of the Compensation Committee.
(f)	Mr. Ralls retired from the Board in April 2016 and did not receive an annual grant during 2016. On his retirement, all of Mr. Ralls RSUs were settled for an aggregate value of approximately $4.3 million as of his retirement date.
(g)	Mr. Fox retired from the Board in April 2016 and did not receive an annual grant during 2016. On his retirement, all of Mr. Fox’s RSUs were settled in a combination of cash and shares (at the discretion of the Compensation Committee) for an aggregate value of $1,015,027 as of his retirement date.
(h)	Mr. Moore was elected to the Board in April 2016 at the AGM and received an annual grant of RSUs.
(i)	Mr. Szews was appointed to the Board in August 2016 and received a pro rated annual grant of RSUs.

The aggregate gain on the vesting/exercise of awards held by all directors in 2016 was approximately $6.7 million. No share options were exercised in 2016.

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3.10 Directors’ shareholding and share interests

Details of the Company’s share ownership requirements for Executive Directors and Non-Executive Directors are summarized on page 48 of the proxy statement. As of March 15, 2017, the directors were either in compliance with the share ownership guidelines or within the applicable retention or grace periods.

The following table shows the total share interests held by directors.

TOTAL SHARE INTERESTS AT DECEMBER 31, 2016 (OR DATE OF CESSATION, IF EARLIER)(a)

		Share Options(b)			Share Awards (including RSAs and RSUs)
	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6	Column 7
	Shares Held Outright(c)	No. of Shares Underlying Unexercised Options/SARs – Exercisable (Vested)	No. of Shares Underlying Unexercised Options/SARs – Unexercisable (Unvested)	No. of Shares Acquired in 2016 on Option/ SARs Exercise	Outstanding RSUs/RSAs(d)	No. of Shares Acquired in 2016 on Vesting of RSA/RSUs	Aggregate holding of Shares and Share Interest(e)
Executive Directors
Burke	96,767	104,811	–	–	229,726	52,275	431,304
Ralls(f)	386,229	643,024	–	–	–	256,122	1,029,253
Non-Executive Directors
Albrecht	–	–	–	–	16,129	–	16,129
Fox(f)	38,943	–	–	–	–	27,293	38,943
Hearne	7,185	–	–	–	62,072	–	69,257
Hix	5,000	–	–	–	51,748	–	56,748
Moore	–	–	–	–	10,755	–	10,755
Nimocks	1,200	–	–	–	43,768	–	44,968
Peacock	10,505	–	–	–	62,072	–	72,577
Quicke	2,000	–	–	–	51,748	–	53,748
Sandvold	5,000	–	–	–	33,304	–	38,304
Szews	–	–	–	–	8,838	–	8,838
(a)	Prior PUs are cash settled and therefore not included in the above table. To the extent other awards have been settled in cash, they are not included in the above table. None of the above interests are subject to pre-vest performance conditions.
(b)	Includes options and SARs regardless of whether such awards are in or out of the money.
(c)	In accordance with UK law, this column includes shares held by the director, their spouse, any children under 18 and any other dependents together with any trusts for their benefit. Amounts include any shares reported in columns 4 and 6.
(d)	For Executive Directors, includes RSUs which are unvested. For Non-executive Directors, includes, as applicable, (i) unvested RSAs and (ii) vested and unvested RSUs because RSUs are not settled until the Non-Executive Director departs the Board. Amounts for Non-Executive Director RSUs include additional RSUs issued in lieu of cash dividends.
(e)	Amounts reflect the sum of Columns 1 (Shares Held Outright), 2 (Vested Options/ SARs), 3 (Unvested Options/SARs) and 5 (Outstanding RSAs/ RSUs).
(f)	Reflects shares held by such director upon retirement from the Board in April 2016, after settlement of awards.

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The following changes in the above share interests occurred between December 31, 2016 and March 31, 2017:

Directors	December 31, 2016(a)	March 31, 2017(b)
Burke	431,304	1,230,545
Albrecht	16,129	16,129
Hearne	69,257	69,257
Hix	56,748	56,748
Moore	10,755	10,755
Nimocks	44,968	44,968
Peacock	72,577	72,577
Quicke	53,784	53,784
Sandvold	38,304	38,304
Szews	8,838	8,838
(a)	Reflects the total number of share interests, including shares, options, SARs, RSUs and RSAs, reported in column 7 above.
(b)	Dr. Burke received an annual grant of 102,359 RSUs and a special retention grant of 284,333 RSUs and 354,946 share options totaling 741,638 shares on February 22, 2017 and certain of his previous RSU awards vested and shares were surrendered to cover taxes.

Signed on behalf of the Board of Directors by:

Thomas R. Hix

Chair of the Compensation Committee

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Exhibit I	Proposed Amended and Restated 2013 Rowan Companies plc Incentive Plan

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12.11	Code Section 409A	I-21
12.12	Shareholder Approval	I-21

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AMENDED AND RESTATED 2013 ROWAN COMPANIES PLC INCENTIVE PLAN

Article I	Introduction

1.1 Purpose

This Amended and Restated 2013 Rowan Companies plc Incentive Plan, as amended from time to time (the “Plan”), is intended to promote the interests of Rowan Companies plc, a public limited company incorporated under the laws of England and Wales (the “Company”) and its shareholders by promoting performance and encouraging Employees of the Company or its Affiliates to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that, through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company. The Plan provides for payment of various forms of incentive compensation, and accordingly, is not intended to be a plan that is subject to the U.S. Employee Retirement Income Security Act of 1974, as amended, and shall be administered accordingly. Subject to approval of the Plan by the Company’s shareholders, the Plan constitutes an amendment and restatement of the 2013 Rowan Companies plc Incentive Plan, as amended (the “Original Plan”), which initially became effective on April 26, 2013. Notwithstanding the foregoing, the Original Plan shall remain in effect unless and until the Plan is approved by the Company’s shareholders.

Awards may also be granted under an Annex to the Plan. Non-Employee Directors and Consultants are not eligible to be granted Awards under the main rules of the Plan and shall only be eligible to receive Awards granted under an Annex to the Plan. All Awards made under the Plan may be settled in Shares only. Any Award that may be settled in cash or in a combination of cash or Shares shall be granted only under an Annex to the Plan.

1.2 Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

“Act” means the United Kingdom Companies Act of 2006, as amended from time to time, and the rules and regulations thereunder.

“Affiliate” means (i) any entity in which the Company, directly or indirectly, owns fifty percent (50%) or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of the Company (as defined in Code Section 424(e)), (iii) any “subsidiary corporation” of any such parent corporation (as defined in Code Section 424(f)) of the Company and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Code Sections 414(b) or (c)) with the Company. For the purposes of the definition of Employee, “Affiliate” shall mean any company which is a subsidiary or holding company of the Company, or which is a subsidiary of a holding company of the Company, within the meaning given to those terms in Section 1159 of the Act.

“Awards” means, collectively, Options, Bonus Shares, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Performance Awards and Dividend Equivalents, in each case, that may be awarded or granted under the Plan.

“Board” has the meaning set forth in Section 1.1 of the Plan.

“Bonus Shares” means Shares described in Article IV of the Plan.

“Change in Control” shall be deemed to have occurred upon any of the following events:

(a)	any “person” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, (iii) any Affiliate, (iv) a company owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company or (v) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the voting shares of the Company then outstanding;

(b)	individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election to the Board was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a Person other than the Board;

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(c)	the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other entity, other than a merger, reorganization, business combination or consolidation which would result in (i) the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than fifty percent (50%) of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company or (ii) at least a majority of the members of the board of directors of the corporation, or the similar managing body of a non-corporate entity, resulting from such merger, organization, business combination or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or the action of the Board, as applicable, providing for such merger, organization, business combination or consolidation;

(d)	the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than (i) a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than fifty percent (50%) of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets or (ii) at least a majority of the members of the board of directors of the corporation, or the similar managing body of a non-corporate entity, resulting from such sale or disposition were members of the Incumbent Board at the time of the execution of the initial agreement or the action of the Board, as applicable, providing for such sale or disposition; or

(e)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Code Section 409A, the transaction or event described in subsection (a), (b), (c), (d) or (e) with respect to such Award (or portion thereof) must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” means the compensation committee of the Board, or any other committee of the Board designated by the Board or the compensation committee, in accordance with Section 1.4 hereof, for specific purposes as provided in the applicable Board or compensation committee resolutions approving such designation.

“Company” means Rowan Companies plc, a public limited company incorporated under the laws of England and Wales.

“Covered Employee” means any Employee who is, or could be, a “covered employee” within the meaning of Code Section 162(m).

“Director” means an individual who is a member of the Board.

“Dividend Equivalent” means a right to receive the equivalent value (in Shares) of dividends paid on Shares awarded under Article IX of the Plan.

“EBITDA” has the meaning set forth in Section 8.2(b) of the Plan.

“Effective Date” means the date the Plan is approved by the Company’s shareholders in fiscal year 2017.

“Eligible Individual” means any person who is an Employee, as determined by the Committee.

“Employee” means any individual who is on the payroll records of the Company or an Affiliate and actively providing services to the Company or an Affiliate as an employee.

“Equity Restructuring” means a nonreciprocal transaction between the Company and its shareholders, such as (A) a share dividend, share split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per-Share value of the Shares underlying outstanding Awards, (B) a subdivision, consolidation or reclassification of Shares, (C) a distribution (whether by way of bonus, capitalization or similar issue or otherwise) by the Company to existing holders of the Shares of (i) additional Shares or (ii) other share capital or securities or (iii) securities, rights or warrants granting the right to a distribution of Shares or to purchase, subscribe or receive Shares or any other shares or securities or assets (other than the payment of a cash dividend); (D) the consolidation, amalgamation or merger of the Company with or into another entity (other than a consolidation, amalgamation or merger following which the Company is the surviving entity and which does not result in any reclassification of, or change in the Shares); or (E) any event in respect of the Shares analogous to any of the foregoing events or otherwise having a diluting or concentrating effect on the market value of the Shares.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” or “FMV Per Share” and “fair market value” means, in the case of the Company’s Shares on a particular day, the average of the high and low trading prices of the Shares for that day, as reported by the New York Stock Exchange on that day. If, on any given day, the fair market value as defined in the preceding sentence is not ascertainable or appropriate for any reason, the Committee may adopt another appropriate method of determining fair market value.

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“Full Value Award” means any Award denominated in or determined by reference to Shares, other than an Option or a Share Appreciation Right.

“Greater Than 10% Shareholder” means an individual then owning (within the meaning of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any subsidiary corporation (as defined in Code Section 424(f)) or parent corporation (as defined in Code Section 424(e)) thereof.

“Incentive Option” means any Option that satisfies the requirements of Code Section 422 and is granted pursuant to Article III of the Plan.

“Incumbent Board” has the meaning set forth in paragraph (b) of the definition of “Change in Control” under this Section 1.2.

“Non-Qualified Option” means an Option not intended to satisfy the requirements of Code Section 422 that is granted pursuant to Article II of the Plan.

“Option” means an option to acquire Shares granted pursuant to the provisions of the Plan that is either an Incentive Option or a Non-Qualified Option.

“Option Expiration Date” means, with respect to an Option, the date determined by the Committee, which shall not be more than ten (10) years after the date of grant of such Option; provided, however, that with respect to any Incentive Option granted to a Greater Than 10% Shareholder, the Option Expiration Date shall not be more than five (5) years after the date of grant of such Incentive Option.

“Optionee” means a Participant who has received an Option.

“Participant” means any Eligible Individual granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to Article VIII of the Plan, that, if earned, shall be payable in Shares.

“Person” has the meaning set forth in paragraph (a) of the definition of “Change in Control” under this Section 1.2.

“Plan” has the meaning set forth in Section 1.1 of the Plan and, except as otherwise explicitly provided herein, references to the Plan shall include the Original Plan.

“Prior Plan” means the 2009 Rowan Companies, Inc. Incentive Plan, as amended.

“Restricted Period” means, with respect to an Award, the period established by the Committee during which such Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Shares” means one or more Shares, prior to the lapse of restrictions thereon, granted under Article VI of the Plan.

“Restricted Share Unit” means an Award, granted pursuant to Article VII of the Plan, of the right to receive Shares.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Service” means a Participant’s service as an Employee.

“Share” means a Class A ordinary share of the Company, nominal value $0.125 per share.

“Share Appreciation Rights” means an Award granted pursuant to Article V of the Plan.

“Share Limit” has the meaning set forth in Section 1.3 of the Plan.

“Spread” has the meaning set forth in Section 5.1 of the Plan.

1.3 Shares Subject to the Plan

(a)	Share Limitations. Subject to adjustment as provided herein, a total of 11,125,258 Shares (the “Share Limit”) shall be authorized for grant under the Plan from and after the Effective Date, which amount represents an increase of 2,174,572 Shares above the number of Shares previously authorized for grant under the Original Plan; provided, that the Share Limit shall be (A) reduced by (i) one (1) Share for each Share subject to an Award of Options or Share Appreciation Rights granted under the Original Plan after December 31, 2016 and prior to the Effective Date, and (ii) 2.24 Shares for each Share subject to a Full Value Award granted under the Original Plan after December 31, 2016 and prior to the Effective Date, and (B) increased (in accordance with the share counting provisions of Section 1.3(d) of the Original Plan) by the number of Shares that again become available for grant under the Original Plan after December 31, 2016 and prior to the Effective Date. Any Shares that are subject to Awards of Options or Share Appreciation Rights granted under the Plan on or after the Effective Date shall be counted against the Share Limit as one (1) Share for every one (1) Share granted. Any Shares subject to a Full Value Award granted under the Plan on or after the Effective Date shall be counted against the Share Limit as 1.91 Shares for every one (1) Share granted. After the effective date of the Original Plan, no awards may be granted under the Prior Plan; however, any awards under any Prior Plan that are outstanding as of the effective date of the Original Plan shall continue to be subject to the terms and conditions of such Prior Plan. Any Shares issued pursuant to the Plan shall be fully paid and nonassessable. Notwithstanding anything to the contrary contained herein, the following limitations shall apply to Awards granted under the Plan:

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(i)	the payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan; and

(ii)	no Participant may be granted Awards in respect of any one (1)-year period covering or relating to more than 1,500,000 Shares.

(b)	Share Counting. If any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part) pursuant to an Annex to the Plan, then the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan in accordance with Section 1.3(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 1.3(a) and shall not be available for future grants of Awards: (i) Shares withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award other than any Full Value Award; (iii) Shares subject to a Share Appreciation Right that are not issued in connection with the settlement of the Share Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Restricted Shares repurchased by the Company and/or an employee benefit trust under Article VI of this Plan at the same price paid by the Participant so that such Shares are returned to the Company and/or an employee benefit trust shall again be available for Awards. Notwithstanding the provisions of this Section 1.3(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Option to fail to qualify as an “incentive stock option” under Code Section 422.

(c)	Substitute Awards. Any Awards granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or shares (excluding any Award made in connection with the cancellation and repricing of an Option of Share Appreciation Right), in any case, shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock (or ordinary shares or equivalent securities) of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available Shares shall not be made after the last date on which awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(d)	Types of Awards. Any Shares that again become available for grant pursuant to this Section 1.3 after the Effective Date shall be added back as: (i) one (1) Share if such Shares were subject to an Option or a Share Appreciation Right granted under the Plan or an option or share appreciation rights granted under the Prior Plan, (ii) 1.91 Shares if such Shares were subject to Full Value Awards granted under the Plan or full value awards granted under the Prior Plan.

(e)	Adjustments. Except as otherwise set forth in Sections 10.10 and 10.11 below, in the event that at any time after the Effective Date the outstanding Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, share split, share dividend, combination of shares or any similar event or transaction, in order to ensure that after such event the Shares (or other securities) subject to the Plan and each Participant’s proportionate interest in any outstanding Award remain substantially as before the occurrence of such event, the Committee may, in such manner as it may deem equitable, adjust (a) the aggregate number and kind of Shares with respect to which Awards may be granted under the Plan and/or the manner in which Shares subject to Full Value Awards may be counted, (b) the number and kind of Shares subject to outstanding Awards, (c) the terms and conditions of any outstanding Awards, and/or (d) the grant or exercise price with respect to an Award. Such adjustment in an outstanding Option shall be made (i) without change in the total price applicable to the Option or any unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and (ii) with any necessary corresponding adjustment in exercise price per Share. Any adjustment affecting an Award intended as “performance-based compensation” under Code Section 162(m) shall be made consistent with the requirements of Code Section 162(m). The Committee’s determinations shall be final, binding and conclusive with respect to the Company and all other interested persons.

1.4 Administration of the Plan

(a)	Duties and Powers of the Committee. The Plan shall be administered by the Committee, which shall have the powers vested in it by the terms of the Plan, such powers to include the authority (within any limitations described in the Plan) to:

(i)	select Eligible Individuals to be granted Awards under the Plan;

(ii)	determine the type or types of Awards to be granted to Eligible Individuals under the Plan, the number of Awards to be granted and number of Shares subject to each such Award;

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(iii)	establish such restrictions, terms and conditions as it determines in its sole discretion with respect to each Award, including without limitation any applicable exercise, grant or purchase price and any vesting or forfeiture conditions;

(iv)	establish objectives and conditions (if any) for earning Awards;

(v)	determine the terms and conditions of Award agreements (which shall not be inconsistent with this Plan) and who must sign each Award agreement;

(vi)	determine whether the conditions (if any) for earning an Award have been met and whether a Performance Award will be paid (in whole or in part) at the end of an applicable performance period;

(vii)	except as otherwise provided in this Plan, modify the terms of Awards made under this Plan;

(viii)	determine if, when and under what conditions settlement or payment of all or any part of an Award may be deferred;

(ix)	determine whether the amount or payment of an Award should be reduced or eliminated;

(x)	accelerate, in whole or in part, the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of such Award, subject to the terms and conditions of the Plan;

(xi)	determine the guidelines and/or procedures for the settlement, payment, vesting and/or exercise of Awards;

(xii)	determine whether a Performance Award should qualify, regardless of its amount, as deductible in its entirety for U.S. federal income tax purposes, including whether a Performance Award should qualify as performance-based compensation;

(xiii)	recoup from Participants all or a portion of the amounts granted or paid under the Plan if the Company’s reported financial or operating results are materially and negatively restated within five (5) years of the grant or payment of such amounts;

(xiv)	recoup from Participants who engaged in conduct which was fraudulent, negligent or not in good faith, and which disrupted, damaged, impaired or interfered with the business, reputation or Employees of the Company or its Affiliates or which caused a subsequent adjustment or restatement of the Company’s reported financial statements, all or a portion of the amounts granted or paid under the Plan within five (5) years of such conduct;

(xv)	make, amend and rescind such rules as it deems necessary or advisable for the proper administration of the Plan, including adopting sub-plans to the Plan or special terms for Awards granted to Participants in countries outside the United Kingdom and the United States;

(xvi)	interpret the Plan and all Awards under the Plan;

(xvii)	make all other determinations necessary or advisable for the administration of the Plan;

(xviii)	correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent that the Committee deems desirable to effectuate the Plan; and

(xix)	enter into arrangements with the trustee of any employee benefit trust established by the Company or any of its Affiliates to facilitate the administration of Awards under the Plan.

Any action taken or determination made by the Committee pursuant to this or any other provision of the Plan shall be final, binding and conclusive on all affected persons, including, without limitation, the Company, any Affiliate, any grantee, holder or beneficiary of an Award, any shareholder and any Eligible Individual.

(b)	Committee. To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be “performance-based compensation” within the meaning of Code Section 162(m), including Options and Share Appreciation Rights, then the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more non-employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “outside director” for purposes of Section 162(m) of the Code. Additionally, to the extent required by applicable law, each of the individuals constituting the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of the New York Stock Exchange or any other securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 1.4 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to non-employee Directors and, with respect to such Awards, the terms “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by this Section 1.4.

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(c)	Delegation of Authority. The Committee may delegate any of its authority to any one or more members of the Board or to any other committee of the Board, to the extent permitted by applicable law, provided such delegation is made in writing and specifically sets forth such delegated authority. Notwithstanding the foregoing, in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other applicable law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 1.4 shall serve in such capacity at the pleasure of the Board and the Committee.

(d)	Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company and its Affiliates in respect of any claim, loss, damage or expense (including legal fees) arising therefrom to the fullest extent permitted by law and subject to the following provisions.

Nothing in this Section 1.4 shall exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company. In addition, notwithstanding any provision in this Plan to the contrary, the Company does not make any indemnity in respect of:

(i)	any claim brought against a director of the Company or of any associated company (for purposes of Sections 1.4(d)(i) and (ii) only, a “Director”) brought by the Company or an associated company for negligence, default, breach of duty or breach of trust;

(ii)	any liability of a Director to pay:

(1)	a fine imposed in criminal proceedings; or

(2)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising);

(3)	any liability incurred by a Director:

(A)	in defending any criminal proceedings in which he is convicted;

(B)	in defending any civil proceedings brought by the Company or an associated company in which judgment is given against him; or

(C)	in connection with any application under Section 661(3) or (4) of the Act or Section 1157 of the Act in which the court refuses to grant the Director relief.

For the purpose of this Section 1.4, “company” means a company formed and registered under the Act, references to a conviction, judgment or refusal of relief are to the final decision in the relevant proceedings which shall be determined in accordance with Section 234(5) of the Act and references to an “associated company” are to an associated company of the Company within the meaning of the Act.

1.5 Granting of Awards to Participants

(a)	Participation. The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Eligible Individuals as may be selected by it, subject to the terms and conditions set forth in the Plan. In selecting the individuals to receive Awards, including the type and size of the Award, the Committee may consider the contribution the recipient has made and/or may make to the growth or performance of the Company or its Affiliates and any other factors that it may deem relevant.

(b)	Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or any Annex to the Plan, the Plan, each Annex to the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, each Annex to the Plan and Awards granted or awarded under the Plan (or any Annex to the Plan) shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

1.6 Term of Plan

If not sooner terminated under the provisions of Section 1.7, the Plan shall terminate upon, and no further Awards shall be made after, the tenth (10th) anniversary of the date the Plan is approved by the Board in 2017; provided, that the terms and conditions of the Plan shall continue to govern any outstanding Awards until all Awards granted under the Plan have been exercised, forfeited or have expired or terminated.

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1.7 Amendment and Discontinuance of the Plan

The Board may amend, suspend or terminate the Plan at any time without prior notice to or consent of any person; provided, however, that subject to Section 10.10 and except as provided in Section 12.11, no amendment, suspension or termination of the Plan may, without the written consent of the holder of an Award, terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect. Notwithstanding the foregoing, without approval of the Company’s shareholders given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 10.10, (a) increase the Shares authorized for issuance under the Plan, (b) reduce the per Share price of any outstanding Option or Share Appreciation Right, (c) cancel any outstanding Option or Share Appreciation Right in exchange for cash or another Award when the per Share price of such Option or Share Appreciation Right exceeds the FMV Per Share; or (d) make any amendment to the Plan effective prior to approval of the Company’s shareholders to the extent such approval is required by applicable legal requirements or the requirements of any securities market or exchange on which the Shares are then listed.

Article II	Non-Qualified Options

2.1 Eligibility

The Committee may grant Non-Qualified Options to purchase Shares to any Employee. Each Non-Qualified Option granted under the Plan shall be evidenced by a written agreement between the Company and the individual to whom such Non-Qualified Option is granted in such form as the Committee shall provide.

2.2 Exercise Price

The exercise price to be paid for each Share deliverable upon exercise of each Non-Qualified Option granted under this Article II shall not be less than 100% of the FMV Per Share on the date of grant of such Non-Qualified Option.

2.3 Terms and Conditions of Non-Qualified Options

Non-Qualified Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions (including, but not limited to conditions of vesting or exercise of the Options), not inconsistent with the Plan, as the Committee shall deem desirable:

(a)	Option Period and Conditions and Limitations on Exercise. No Non-Qualified Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Non-Qualified Option shall be exercisable at such time or times as the Committee, in its discretion, may determine at the time such Non-Qualified Option is granted.

(b)	Manner of Exercise. In order to exercise a Non-Qualified Option, the person or persons entitled to exercise such Non-Qualified Option shall deliver to the Company or its designee payment in full for (i) the Shares being purchased and (ii) unless other arrangements have been made with the Committee, any required withholding taxes. The payment of the exercise price for each Non-Qualified Option shall be (x) in cash or by check payable and acceptable to the Company or its designee, or (y) with the consent of the Committee, which may be granted or withheld in the Committee’s sole discretion, and upon compliance with such instructions as the Committee may specify, the Company or its designee may deliver the Shares for which the Non-Qualified Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company or its designee on the person’s behalf from the proceeds of such sale the full amount of the exercise price, plus all required withholding taxes.

(c)	Alternative Payment for Shares. With the consent of the Committee, which may be granted or withheld in the Committee’s sole discretion, and upon compliance with such instructions as the Committee may specify, payment of the exercise price or withholding may be made, in whole or in part, with Shares with respect to which the Option is being exercised. If payment is to be made in such manner, then the Participant shall deliver to the Company or its designee a notice of exercise as to the number of Shares to be issued to the Participant as well as the number of Shares to be retained by the Company in payment. In such case, the notice of exercise shall include (A) a statement directing the Company to retain the number of Shares from the exercise of the Options the Fair Market Value (as of the date of delivery of such notice) of which is equal to the portion of the exercise price and/or tax withholding with respect to which the Participant intends to make payment, and (B) such additional payment in cash as shall be necessary, when added to the consideration paid with Shares subject to the Option, to pay the exercise price and tax withholding in full for all such Shares. If the Company or an Affiliate is required to withhold on account of any applicable tax imposed as a result of the exercise of an Option by retention of optioned Shares under this Section, the Shares retained shall include an additional number of Shares whose Fair Market Value equals the amount thus required to be withheld at the applicable minimum statutory rate or other applicable withholding rate.

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(d)	Transfer of Non-Qualified Options. Except as provided below, no Non-Qualified Option granted hereunder shall be transferable other than (i) by will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order, and during the lifetime of the Participant to whom any such Non-Qualified Option is granted, it shall be exercisable only by the Participant (or his guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Non-Qualified Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee and shall, at the sole discretion of the Committee, result in forfeiture of the Non-Qualified Option with respect to the Shares involved in such attempt. Any Non-Qualified Option that is transferred in accordance with the provisions of this Section 2.3(d) may only be exercised by the person or persons who acquire a proprietary interest in the Non-Qualified Options pursuant to the transfer.

2.4 Option Repricing

Except as otherwise provided in Section 1.3 and Section 10.12, the Committee, subject to shareholder approval, may grant to holders of outstanding Non-Qualified Options, in exchange for the surrender and cancellation of such Non-Qualified Options, cash or other Awards, new Non-Qualified Options having exercise prices lower (or higher with any required consent) than the exercise price provided in the Non-Qualified Options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

Article III	Incentive Options

The terms specified in this Article III shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all of the provisions of Article II shall be applicable to Incentive Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this Article III. Subject to adjustment as provided herein, no more than a total of 11,125,258 Shares shall be authorized for grant as Incentive Options.

3.1 Eligibility; General Provisions

Incentive Options may only be granted to Employees who are treated as “employees” of the Company or one of its subsidiary corporations (as defined in Code Section 424(f)) under Code Section 422. To the extent that the aggregate Fair Market Value of Shares with respect to which “incentive stock options” (within the meaning of Code Section 422 but without regard to Code Section 422(d)) are exercisable for the first time by an Optionee during any calendar year under the Plan and all other plans of the Company and any parent or subsidiary corporation thereof (within the meaning of Code Sections 424(e) and 424(f), respectively) exceeds $100,000, the Options shall be treated as Non-Qualified Options to the extent required by Code Section 422. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of Shares shall be determined as of the time the respective options were granted.

3.2 Exercise Price

The exercise price per Share shall not be less than 100% of the FMV Per Share on the date of grant of the Incentive Option (or on the date the Incentive Option is modified, extended or renewed for purposes of Code Section 424(h)). In addition, in the case of Incentive Options granted to a Greater Than 10% Shareholder, the exercise price per Share shall not be less that 110% of the FMV Per Share on the date of grant of the Incentive Option (or on the date the Incentive Option is modified, extended or renewed for purposes of Code Section 424(h)).

3.3 Limited Transfer of Incentive Options

No Incentive Option granted hereunder (a) shall be transferable other than by will or by the laws of descent and distribution and (b) except as permitted under Code Section 422, shall be exercisable during the Optionee’s lifetime by any person other than the Optionee (or his guardian).

3.4 Option Period and Conditions and Limitations on Exercise

No Incentive Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Incentive Option shall be exercisable at such time or times as the Committee, in its discretion, may determine at the time such Incentive Option is granted.

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3.5 Option Repricing

Except as otherwise provided in Section 1.3 and Section 10.12, the Committee, subject to shareholder approval, may grant to holders of outstanding Incentive Options, in exchange for the surrender and cancellation of such Incentive Options, cash or other Awards, new Incentive Options having exercise prices lower (or higher with any required consent) than the exercise price provided in the Incentive Options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

3.6 Notification Upon Disposition

The Optionee shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Option which occurs within (a) two (2) years from the date of grant of the Option (or the date the Incentive Option is modified, extended or renewed for purposes of Code Section 424(h)), or (b) one year after the transfer of such Share to such Optionee.

Article IV	Bonus Shares

The Committee may, from time to time and subject to the provisions of the Plan, grant Bonus Shares to Employees. Such grants of Bonus Shares shall be in consideration of performance of services by the Participant without additional consideration, except as may be required by the Committee or pursuant to Section 10.1. Bonus Shares shall be Shares that are not subject to a Restricted Period under Article VI.

Article V	Share Appreciation Rights

The Committee is authorized to grant Share Appreciation Rights to Employees on the following terms and conditions:

5.1 Right to Payment

A Share Appreciation Right shall confer on the Participant to whom it is granted, upon exercise thereof, a right to receive Shares, the value of which is equal to the excess of (i) the FMV Per Share on the date of exercise over (ii) the FMV Per Share on the date of grant (such excess, the “Spread”) multiplied by the number of Shares covered by the Share Appreciation Right. Notwithstanding the foregoing, the Committee may provide, in its sole discretion, that the Spread covered by a Share Appreciation Right may not exceed a specified amount. The number of Shares which shall be issuable upon exercise of a Share Appreciation Right shall be determined by dividing (1) the number of Shares as to which the Share Appreciation Right is exercised multiplied by the Spread, by (2) the FMV Per Share on the date of exercise of the Share Appreciation Right.

5.2 Terms

The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Share Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Share Appreciation Right shall be in tandem or in combination with any other Award and any other terms and conditions of any Share Appreciation Right. Notwithstanding the foregoing, the term of any Share Appreciation Right shall not be more than ten (10) years from the date on which such Share Appreciation Right is granted.

5.3 Repricing

Except as otherwise provided in Section 1.3 and Section 10.12, the Committee, subject to shareholder approval, may grant to holders of outstanding Share Appreciation Rights, in exchange for the surrender and cancellation of such Share Appreciation Rights, cash or other Awards, new Share Appreciation Rights having exercise prices lower (or higher with any required consent) than the exercise price provided in the Share Appreciation Rights so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

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Article VI	Restricted Shares

6.1 Eligibility

All Employees shall be eligible for grants of Restricted Shares.

6.2 Purchase Price

The Committee may establish the purchase price (if any) for Restricted Shares, provided, however, that if a purchase price is charged, such purchase price shall be no less than the nominal value, if any, of the Shares to be purchased, unless otherwise permitted by applicable law.

6.3 Restrictions; Restricted Shares Held in Escrow or Trust

Restricted Shares shall be subject to such restrictions (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Code Section 83) and restrictions on transfer by the Participant as the Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions, the Participant shall not be permitted to transfer such Shares. The Restricted Shares awarded under the Plan shall, during the Restricted Period, be left on deposit with the Company, or in trust or escrow pursuant to an agreement satisfactory to the Committee, until such time as the restrictions on transfer have lapsed.

6.4 Forfeiture of Restricted Shares

Except as otherwise determined by the Committee at the time of grant of the Award or thereafter, if no price was paid by the Participant for the Restricted Shares, then upon a Participant’s termination of Service with the Company or an Affiliate during the applicable Restricted Period or if, for any reason, the restrictions imposed by the Committee upon Restricted Shares are not satisfied at the end of the Restricted Period, then, in either case, any Restricted Shares remaining subject to such restrictions shall thereupon be forfeited by the Participant without consideration therefor and shall be surrendered to the Company and cancelled or transferred to an employee benefit trust, as applicable, and the Participant may be required to complete certain documents in order to effectuate the transfer.

6.5 Delivery of Shares

Pursuant to Section 10.6 of the Plan and subject to the withholding requirements of Article XI of the Plan, at the expiration of the Restricted Period, the Restricted Shares (to the nearest full share) with respect to which the Restricted Period has expired shall be transferred to the Participant’s account with the Company’s designated broker for the Plan for the absolute benefit of the Participant or his personal representative (including delivery by DWAC to the Participant’s broker), free of all restrictions under the Plan.

6.6 Rights as a Shareholder

Unless otherwise provided by the Committee, a Participant who has received a grant of Restricted Shares shall have all the rights of a shareholder (including, without limitation, voting rights and the right to receive all dividends and other distributions paid or made the respect to the Shares) with respect to such Shares, subject to any restrictions provided in the applicable Award agreement. Notwithstanding the foregoing, dividends which are declared prior to vesting shall only be paid to the Holder to the extent that the vesting conditions are subsequently satisfied and the Restricted Share vests.

6.7 Repurchase of Restricted Shares

To the extent permissible under applicable law, if a price was paid by the Participant for the Restricted Shares, upon a termination of Service with the Company or an Affiliate during the applicable Restricted Period, the Company and/or an employee benefit trust, as applicable, shall have the right to repurchase from the Participant the unvested Restricted Shares then subject to restrictions at a cash price per Share equal to the price paid by the Participant for such Restricted Shares or such other amount as may be specified in the applicable Award agreement (or, if lower, the FMV Per Share). Notwithstanding the foregoing, the Committee, in its sole discretion, may provide that upon certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified termination of Service with the Company or an Affiliate or any other event, the Participant’s rights in unvested Restricted Shares shall not lapse, such Restricted Shares shall vest and, if applicable, the Company shall not have a right of repurchase.

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6.8 Code Section 83(b)

If a Participant makes an election under Code Section 83(b) to be taxed with respect to the Restricted Shares as of the date of transfer of the Restricted Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Code Section 83(a), the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

Article VII	Restricted Share Units

The Committee is authorized to grant Restricted Share Units to Employees, which are rights to receive a specified number of Shares at the end of a specified Restricted Period, subject to such terms and conditions as the Committee shall determine.

7.1 Award and Restrictions

Satisfaction of a Restricted Share Unit shall occur upon expiration of the Restricted Period specified for such Restricted Share Units by the Committee. In addition, Restricted Share Units shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose in its sole discretion, which restrictions may lapse at the expiration of the Restricted Period or at earlier specified times (including times based on achievement of performance goals and/or future service requirements), separately or in combination, as the Committee may determine in its sole discretion to be appropriate or advisable for any Award.

7.2 Purchase Price

The Committee may specify the purchase price (if any) to be paid to the Company with respect to any Shares issued upon settlement of a Restricted Share Unit, provided, however, that if a purchase price is charged, such purchase price shall be no less than the nominal value, if any, of a Share, unless otherwise permitted by applicable law.

7.3 Settlement

At the time of grant, the Committee shall specify the settlement date applicable to each grant of Restricted Share Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant holding such Award (if permitted by the applicable Award agreement); provided, however, that, except as otherwise determined by the Committee and set forth in any applicable Award agreement, and subject to compliance with Code Section 409A, in no event shall the settlement date relating to each Restricted Share Unit occur following the later of (a) the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which the applicable portion of the Restricted Share Unit vests; or (b) the fifteenth (15th) day of the third (3rd) month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Share Unit vests. On the settlement date, the Company shall transfer to the Participant one (1) unrestricted, fully transferable Share for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited.

7.4 Forfeiture

Except as otherwise determined by the Committee or as may be set forth in any Award or other agreement pertaining to a Restricted Share Unit, upon termination of Service with the Company or an Affiliate during the applicable Restricted Period or portion thereof to which forfeiture conditions apply, all Restricted Share Units that are at that time subject to forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases which it determines appropriate or advisable waive in whole or in part the forfeiture of Restricted Share Units.

7.5 Performance Goals

To the extent the Committee determines that any Award granted pursuant to this Article VII shall constitute performance-based compensation for purposes of Code Section 162(m), the grant or settlement of the Award shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8.2.

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Article VIII	Performance Awards

8.1 Performance Awards

The Committee may grant Performance Awards to Employees based on performance criteria measured over a period specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8.2 in the case of a Performance Award which is intended to meet the requirements of Code Section 162(m).

8.2 Performance Goals

The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8.2.

(a)	General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to an Employee which is intended to meet the requirements of the performance-based exception of Code Section 162(m), performance goals shall be designed to be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The Committee may determine that such Performance Awards shall be settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(b)	Business Criteria. With respect to any Performance Award granted to an Employee which is intended to meet the requirements of the performance-based exception of Code Section 162(m), one or more of the following business criteria (as they may be adjusted) for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions, businesses, asset class, or geographical units of the Company, or individual Employees (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant: (i) earnings per Share; (ii) price per Share; (iii) revenues; (iv) cash flow; (v) return on net assets; (vi) return on assets; (vii) return on investment; (viii) return on equity; (ix) return on capital employed; (x) economic value added; (xi) gross margin; (xii) net income; (xiii) pretax earnings; (xiv) pretax earnings before interest, depreciation and amortization (“EBITDA”); (xv) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xvi) operating income; (xvii) total shareholder return; (xviii) debt reduction; (xix) budget compliance; (xx) safety and environmental performance; (xxi) fleet size and growth; (xxii) fleet valuation; (xxiii) shipyard or repair time; (xxiv) shipyard or repair cost; (xxv) rig contracting; (xxvi) rig margin; (xxvii) rig revenues; (xxviii) utilization of, and day rates achieved for, drilling rigs; (xxix) downtime for drilling rigs under contract; (xxx) procurement efficiency; (xxxi) project execution; (xxxii) capital expenditures, including adherence to budget and schedule; (xxxiii) market share; (xxxiv) return on investment capital; (xxxv) cost control and/ or efficiency; (xxxvi) market penetration; (xxxvii) geographic business expansion; (xxxviii) acquisition cost efficiency; (xxxix) negotiation and completion of transactions, including mergers, acquisitions, divestitures, dispositions, joint ventures and similar transactions; (xl) customer satisfaction; (xli) employee satisfaction; (xlii) employee attrition or retention rate; and (xliii) human resource management. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index or internal benchmark deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or components thereof or a group of comparable companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, subsidiary, division, business segment, asset class or geographical unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Shares, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

(c)	Timing for Establishing Performance Goals and Selecting Participants. To the extent necessary to comply with the requirements of Code Section 162(m)(4)(C) of the Code, with respect to any Performance Award granted to an Employee which is intended to qualify as “performance-based compensation” under Code Section 162(m), the Committee shall, in writing, (i) establish performance goals in the case of any Award granted to a Participant, (ii) one or more Employees, (iii) select the business criteria applicable to the performance period, (iv) establish the amounts of such Awards which may be earned for such performance period based on the business criteria, and (v) specify the relationship between the business criteria and the performance goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such performance period, in each case, prior to

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the earlier to occur of (A) 90 days after the beginning of any performance period or designated fiscal period or period of Service applicable to such Performance Award, or (B) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is uncertain, or during such other time period that may be prescribed by, and otherwise complies with, Code Section 162(m).

(d)	Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. Unless otherwise provided in the applicable performance goals or Award agreement, a Participant shall be eligible to receive payments pursuant to Performance Awards for a performance period only if and to the extent that the performance goals for such period are achieved. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award that is intended to comply with Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service of the Participant prior to the end of a performance period or settlement of Performance Awards, subject to Code Section 162(m) if applicable; provided, however, that to the extent permitted by Code Section 162(m)(4)(C), with respect to any Performance Award intended to constitute “performance-based compensation” within the meaning of Code Section 162(m), the Participant must be employed by the Company or an Affiliate throughout the applicable performance period. The number of Shares which shall be issuable upon the earning of a Performance Award shall be determined by dividing (1) the amount of Performance Award that is earned and payable, by (2) the FMV Per Share on the date the Performance Award is earned and payable.

(e)	Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award and the achievement of performance goals relating to Performance Awards shall be made in a written agreement or other document covering the Performance Award. The Committee may not delegate any responsibility relating to such Performance Awards.

(f)	Status of Performance Awards under Code Section 162(m). It is the intent of the Company that certain of the Performance Awards shall constitute “performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of this Section 8.2 shall be interpreted in a manner consistent with Code Section 162(m).

Article IX	Other Awards

9.1 Dividend Equivalents

Dividend Equivalents may be granted by the Committee based on dividends declared on the Shares, to be credited as of dividend payment dates during the period between the date an Award is granted to a Participant and the date such Awards vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee. In addition, Dividend Equivalents that are based on dividends declared prior to the vesting of any Award shall only be paid to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Share Appreciation Rights.

Article X	Certain Provisions Applicable to All Awards

10.1 Vesting and Other General Provisions

Awards shall be evidenced by a written agreement or other document and may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of a termination of Service by the Participant and terms permitting a Participant to make elections relating to his or her Award which are not inconsistent with the Plan. The terms, conditions and/or restrictions contained in an Award may differ from the terms, conditions and restrictions contained in any other Award. The Committee may amend an Award at any time; provided, however, that, subject to Section 10.10, no amendment of an Award may, without the consent of the holder of the Award, materially and adversely affect such person’s rights with respect to such Award. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that, subject to Section 10.10, the Committee shall not have discretion to accelerate or waive any term or condition of an Award if such discretion would cause the Award to have adverse tax consequences to the Participant under Code Section 409A. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Act, no consideration other than services may be required for the grant of any Award.

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10.2 Stand-Alone, Additional, Tandem and Substitute Awards

Subject to the Plan limitations on repricing, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award for cancellation in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Any such action contemplated under this Section 10.2 shall be effective only to the extent that such action will not cause (a) the holder of the Award to lose the protection of Section 16(b) of the Exchange Act and rules and regulations promulgated thereunder, (b) any Award that is designed to qualify payments thereunder as performance-based compensation as defined in Code Section 162(m) to fail to qualify as such performance-based compensation or (c) any Award to violate the Act.

10.3 Payment for Awards by Participants

Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.4 Term of Awards

Subject to Sections 2.3(a) and 3.4 and 5.2, the term or Restricted Period of each Award shall be for such period as may be determined by the Committee.

10.5 Form and Timing of Payment of Awards by the Company; Deferrals

Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or an Affiliate upon the exercise or settlement of an Award may be made in a single payment or transfer, in installments or on a deferred basis. The payment or settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated in connection with such payment or settlement, in the discretion of the Committee or upon occurrence of one or more specified events; provided, however, that the Committee shall not accelerate the payment or settlement of an Award if such acceleration would result in adverse tax consequences to the Participant under Code Section 409A. Installment or deferred payments may be required by the Committee (subject to Section 1.7 of the Plan); provided, however, that (a) no deferral shall be required or permitted by the Committee if such deferral would result in adverse tax consequences to the Participant under Code Section 409A and (b) any such deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company (if any). Payments in respect of any Awards may include the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in Shares. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended.

10.6 Vested and Unvested Awards

After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award granted to a Participant pursuant to the Plan, the following shall be delivered to such Participant according to procedures established by the Company: (a) with respect to an Award of Restricted Shares, the number of Shares that are no longer subject to such restrictions, terms and conditions; (b) with respect to an Award of Restricted Share Units, the number of Shares equal to the number of Shares earned; and (c) with respect to an Award of Share Appreciation Rights or Performance Awards, the number of Shares equal in value to the number of Share Appreciation Rights or amount of Performance Awards vested. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested in his or her Award(s), any remaining unvested Options, Restricted Shares, Restricted Share Units, Share Appreciation Rights, Dividend Equivalents or Performance Awards held by such Participant, as the case may be, shall be cancelled without consideration and, in the event any Shares have previously been issued by the Participant pursuant to the Award, such Shares shall be surrendered to the Company (and cancelled) or transferred to an employee benefit trust established in connection with the Plan, as applicable, or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

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10.7 Conditions to Issuance of Shares

(a)	Securities Requirements. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or transfer any Shares or to make any book entries evidencing Shares with respect to any Award unless and until all then-applicable requirements imposed by applicable securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any securities market or exchange upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the grantee to take any reasonable action to meet such requirements and/ or make such reasonable covenants, agreements and representations as the Committee, in its sole discretion, deems advisable in order to comply with applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares pursuant to an Award to comply with any law or regulation described in the second preceding sentence.

(b)	Restrictions. All Shares delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with applicable law. The Committee may place legends or other indicators of applicable restrictions on any Shares or book entries evidencing the Shares issued under the Plan or subject to any Award. In addition, the Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

(c)	No Fractional Shares. No fractional Shares shall be issued and any such fractional Shares shall be eliminated by rounding down.

10.8 Transferability

(a)	Transfer of Awards. No Award and no right under the Plan, contingent or otherwise, other than Bonus Shares or Restricted Shares as to which restrictions have lapsed, will be (i) assignable, saleable or otherwise transferable by a Participant except by will or by the laws of descent and distribution or pursuant to a domestic relations order or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Participant’s will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 10.8(a) shall be void and ineffective for all purposes.

(b)	Ability to Exercise Rights. Except as otherwise specifically provided under the Plan, only the Participant or his guardian (if the Participant becomes disabled), or in the event of his death, his legal representative or beneficiary, may exercise Options, receive deliveries of Shares or otherwise exercise rights under the Plan. The legal representative of the Participant’s estate, or the person or persons to whom the Participant’s rights under any Award will pass by will or the laws of descent and distribution, shall be deemed to be the Participant’s beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder.

10.9 Rights as a Shareholder

Except as otherwise provided herein, a Participant who has received a grant of an Award shall have no rights as a shareholder with respect to any Shares (including, without limitation, voting rights and the right to receive all dividends and other distributions paid or made the respect to the Shares) until such person becomes the holder of record. Except as otherwise provided herein, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are issued.

10.10 Change in Control

(a)	Change in Control. Unless otherwise provided in the Award agreement, notwithstanding any other provision of the Plan, in the event of a Change in Control of the Company:

	(i)	the Committee may accelerate vesting and the time at which all Options and Share Appreciation Rights then outstanding may be exercised so that those types of Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Committee, after which specified date all unexercised Options and Share Appreciation Rights and all rights of Participants thereunder shall terminate, or the Committee may accelerate vesting and the time at which Options and Share Appreciation Rights may be exercised so that those types of Awards may be exercised in full for their then remaining term;

	(ii)	the Committee may waive all restrictions and conditions of all Restricted Shares, Restricted Share Units and Dividend Equivalents then outstanding with the result that those types of Awards shall be deemed satisfied, and the Restriction Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change in Control; and

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(iii) the Committee may determine to amend Performance Awards, or substitute new Performance Awards in consideration of cancellation of outstanding Performance Awards, in order to ensure that such Awards shall become fully vested, deemed earned in full (at target or maximum levels, as applicable) and promptly paid to the Participants as of the date of the Change in Control, without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions shall not have been completed or satisfied.

Notwithstanding the above provisions of this Section 10.10(a), the Committee shall not be required to take any action described in the preceding provisions of this Section 10.10(a), and any decision made by the Committee, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 10.10(a) shall be final, binding and conclusive with respect to the Company, all Participants and all other interested persons.

(b)	Right of Cash-Out. If approved by the Board prior to or within thirty (30) days after such time as a Change in Control shall be deemed to have occurred, the Board shall have the right for a forty-five (45)-day period immediately following the date that the Change in Control is deemed to have occurred to require all, but not less than all, Participants to transfer and deliver to the Company all Awards previously granted to the Participants in exchange for an amount equal to the “cash value” (defined below) of the Awards. Such right shall be exercised by written notice to all Participants. For purposes of this Section 10.10(b), the “cash value” of an Award shall equal the sum of (i) all cash to which the Participant would be entitled upon settlement or exercise of any Award which is not an Option and (ii) in the case of any Award that is an Option, the excess of the FMV Per Share over the Option price, if any, multiplied by the number of Shares subject to such Award, as if such settlement or exercise occurred immediately prior to the Change in Control. The amount payable to each Participant by the Company pursuant to this Section 10.10(b) shall be paid in cash or by certified check and shall be reduced by any taxes required to be withheld. No acceleration of payment under this Section 10.10(b) shall be made in the event it would result in adverse tax consequences to the Participant under Code Section 409A.

10.11 Equity Restructuring

In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 1.3 and 10.10:

(a)	The number and type of Shares subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(b)	The Committee shall make such equitable adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 1.3 on the maximum number and kind of Shares which may be issued under the Plan and adjustments of the manner in which Shares subject to Full Value Awards will be counted). The adjustments provided under this Section 10.11 shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

10.12 Prohibition on Repricing

Subject to Section 10.10, the Committee shall not, without the approval of the shareholders of the Company, (i) authorize the amendment of any outstanding Option or Share Appreciation Right to reduce its price per Share, or (ii) cancel any Option or Share Appreciation Right in exchange for cash or another Award when the Option or Share Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Subject to Section 10.10, the Committee shall have the authority, without the approval of the shareholders of the Company, to amend any outstanding Award to increase the price per Share or to cancel and replace an Award with the grant of an Award having a price per Share that is greater than or equal to the price per Share of the original Award. Furthermore, for purposes of this Section 10.12, except in connection with a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Share Appreciation Rights in exchange for cash, other Awards of Options or Share Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Share Appreciation Rights without the approval of the shareholders of the Company.

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Article XI	Withholding for Taxes

Any issuance of Shares pursuant to the exercise of an Option or in payment of any other Award under the Plan shall not be made until appropriate arrangements, satisfactory to the Company, have been made for the payment of any tax amounts (including any United Kingdom and/or United States federal, state, local and other tax, foreign tax, as well as any social insurance contributions, national insurance contributions, payment on account, fringe benefit tax and any other tax-related items related to participation in the Plan and legally applicable to Participant, including any amount deemed by the Company or the Participant’s employer, in its discretion, to be an appropriate charge to Participant even if legally applicable to the Company or the Participant’s employer) that may be required to be withheld or paid by the Company or an Affiliate with respect thereto.

Such arrangements may, at the discretion of the Committee, include allowing the person to request the Company to withhold Shares being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto at the minimum statutory rate or other applicable withholding rate, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company. The Committee may designate alternative methods for withholding of tax amounts with respect to the Award in the notice or agreement evidencing the Award.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company or an Affiliate the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of Shares (at the minimum statutory rate or other applicable withholding rate) from such Award payment or exercise.

Article XII	Miscellaneous

12.1 No Rights to Awards or Uniformity Among Awards

No Participant or other person shall have any claim to be granted any Award; there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards; and the terms and conditions of Awards need not be the same with respect to each recipient.

12.2 Conflicts with Plan

In the event of any inconsistency or conflict between the terms of the Plan and an Award, the terms of the Plan shall govern.

12.3 No Right to Continued Service

The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue providing services to, the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from Service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award.

12.4 Governing Law

The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable United States federal law and the laws of the State of Texas, without regard to any conflict of laws principles, except to the extent that the Act or the laws of England and Wales mandatorily apply.

12.5 Gender, Tense and Headings

Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

12.6 Severability

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended as necessary to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

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12.7 Other Laws

The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law.

12.8 Shareholder Agreements

The Committee may condition the grant, exercise or payment of any Award upon such person entering into a shareholders’ agreement in such form as approved from time to time by the Board or Committee.

12.9 Funding

Except as provided under Article VI of the Plan, no provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other Employees under general law.

12.10 No Guarantee of Tax Consequences

None of the Board, the Company or the Committee makes any commitment or guarantee that any particular tax treatment will apply or be available to any person participating or eligible to participate hereunder.

12.11 Code Section 409A

To the extent applicable, this Plan and all Award agreements shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any other provision of the Plan to the contrary, in the event that following the Effective Date, the Committee determines that any Award may be subject to Code Section 409A and Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Code Section 409A and related Department of Treasury guidance, thereby avoiding the application of any penalty taxes under Code Section 409A; provided, however, that nothing in this Section 12.11 does not, and shall not be construed so as to, create any obligation on the part of the Committee to adopt any such amendments or to take any other such actions or create any liability on the part of the Company, the Committee or any other Person for any failure to do so. To the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A, the Plan and the Award agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A.

12.12 Shareholder Approval

The Plan shall be submitted for approval of the Company’s shareholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such shareholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse, and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the shareholders; and provided further, that if such approval has not been obtained at the end of such twelve (12)-month period, (i) all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void, and (ii) the Original Plan will continue in full force and effect in accordance with its terms. Upon approval of the Plan by the Company’s shareholders, any awards outstanding under the Original Plan as of the date of such approval shall remain outstanding and, if applicable, exercisable pursuant to the terms of such individual grants.

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Annex 1

(To the Amended and Restated 2013 Rowan Companies plc Incentive Plan)

This Annex 1 to the Amended and Restated 2013 Rowan Companies plc Incentive Plan (the “Plan”) governs Awards granted to Non-Employee Directors and/or Consultants of the Company under the Plan. Awards granted pursuant to this Annex 1 are subject to all of the terms and conditions set forth in the Plan, except as modified by the following provisions, which shall replace and/or supplement certain provisions of the Plan as indicated with respect to Awards granted to Non-Employee Directors and/or Consultants.

Article I	Introduction

1.	The following paragraph shall replace Section 1.1 of the Plan:

1.1	Purpose

This Annex 1 to the Plan is intended to promote the interests of the Company and its shareholders by promoting performance and encouraging Non-Employee Directors and/or Consultants to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board also contemplates that, through the Plan, the Company will be better able to compete for the services of the individuals needed for the continued growth and success of the Company. The Plan provides for payment of various forms of incentive compensation, and accordingly, is not intended to be a plan that is subject to the United States Employee Retirement Income Security Act of 1974, as amended, and shall be administered accordingly. Subject to approval of the Plan by the Company’s shareholders, the Plan constitutes an amendment and restatement of the 2013 Rowan Companies plc Incentive Plan, as amended (the “Original Plan”), which initially became effective on April 26, 2013. Notwithstanding the foregoing, the Original Plan shall remain in effect unless and until the Plan is approved by the Company’s shareholders.

2.	The following definitions shall supplement and/or replace, as applicable, the applicable definitions set forth in Section 1.2 of the Plan:

“Awards” means, collectively, Options, Bonus Shares, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Performance Awards, Dividend Equivalents or Cash Awards, in each case, that may be awarded or granted under the Plan pursuant to this Annex 1.

“Consultant” means any person, including any advisor, engaged by the Company or an Affiliate to render services to such entity if: (i) the consultant or advisor renders bona fide services to the Company; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person, or such other advisor or consultant as is approved by the Committee.

“Cash Award” means an Award granted pursuant to Section 9.2 of the Plan that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, cash.

“Eligible Individual” means any person who is a Consultant or Non-Employee Director, as determined by the Committee.

“Full Value Award” means any Award denominated in or determined by reference to Shares, other than an Option or a Share Appreciation Right. For the avoidance of doubt, any Cash Award or other Awards settled or payable in cash shall not constitute a “Full Value Award.”

“Non-Employee Director” means a Director who is not an Employee.

“Participant” means any Eligible Individual granted an Award under the Plan pursuant to this Annex 1.

“Performance Award” means an Award granted pursuant to Article VIII of the Plan, that, if earned, shall be payable in Shares, cash or any combination thereof as determined by the Committee.

“Restricted Share Unit” means an Award, granted pursuant to Article VII of the Plan, of the right to receive (a) Shares, (b) the Fair Market Value of Shares paid in cash or (c) a combination of Shares and cash, as determined by the Committee.

“Service” means a Participant’s service as a Consultant and/or Non-Employee Director, as applicable.

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3.	The following paragraph shall supplement Section 1.3(a) of the Plan:

“Notwithstanding anything to the contrary contained in the Plan, the following limitations shall apply to Awards granted to Non-Employee Directors and Consultants:

(i)	no Participant may be granted Cash Awards in respect of any one (1)-year period having a value determined on the date of grant in excess of $15,000,000; and

(ii)	no Non-Employee Director may be granted Awards in respect of any one (1)-year period having a value determined on the date of grant in excess of $600,000.”

Article II	Non-Qualified Options

1.	The following paragraph shall replace Section 2.1 of the Plan:

2.1	Eligibility

The Committee may grant Non-Qualified Options to purchase Shares to any Non-Employee Director and/or Consultant. Each Non-Qualified Option granted hereunder shall be evidenced by a written agreement between the Company and the individual to whom such Non-Qualified Option is granted in such form as the Committee shall provide.

Article IV	Bonus Shares

1.	The following paragraph shall replace Article IV of the Plan:

“The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Shares to Non-Employee Directors and/or Consultants. Such grants of Bonus Shares shall be in consideration of performance of services by the Participant without additional consideration, except as may be required by the Committee or pursuant to Section 10.1. Bonus Shares shall be Shares that are not subject to a Restricted Period under Article VI.”

Article V	Share Appreciation Rights

1.	The following paragraph shall replace the first sentence of Article V of the Plan:

“The Committee is authorized to grant Share Appreciation Rights to Non-Employee Directors and/or Consultants on the following terms and conditions:”

2.	The following sentence shall supplement Section 5.1 of the Plan:

“Notwithstanding the foregoing, the Committee may provide, in its sole discretion, that the Spread covered by a Share Appreciation Right may be paid in cash instead of in Shares.”

Article VI	Restricted Shares

1.	The following paragraph shall replace Section 6.1 of the Plan:

6.1	Eligibility

All Non-Employee Directors and Consultants shall be eligible for grants of Restricted Shares.

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Article VII	Restricted Share Units

1.	The following paragraph shall replace the first paragraph of Article VII of the Plan:

“The Committee is authorized to grant Restricted Share Units to Non-Employee Directors and/or Consultants, which are rights to receive a specified number of Shares or the Fair Market Value of such Shares in cash at the end of a specified Restricted Period, subject to such terms and conditions as the Committee shall determine.”

2.	The following paragraph shall replace Section 7.3 of the Plan:

7.3	Settlement

At the time of grant, the Committee shall specify the settlement date applicable to each grant of Restricted Share Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant holding such Award (if permitted by the applicable Award agreement); provided, however, that, except as otherwise determined by the Committee and set forth in any applicable Award agreement, and subject to compliance with Code Section 409A, in no event shall the settlement date relating to each Restricted Share Unit occur following the later of (a) the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which the applicable portion of the Restricted Share Unit vests; or (b) the fifteenth (15th) day of the third (3rd) month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Share Unit vests. On the settlement date, the Company shall transfer to the Participant one (1) unrestricted, fully transferable Share or the Fair Market Value of one Share in cash, as applicable, for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited.

Article VIII	Performance Awards

1.	The following paragraph shall replace the first sentence of Section 8.1 of the Plan:

“The Committee is authorized to grant Performance Awards to Non-Employee Directors and/or Consultants based on performance criteria measured over a period specified by the Committee.”

Article IX	Other Awards

1.	The following paragraph shall replace Section 9.1 of the Plan:

9.1	Dividend Equivalents

Dividend Equivalents may be granted by the Committee based on dividends declared on the Shares, to be credited as of dividend payment dates during the period between the date an Award is granted to a Participant and the date such Awards vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee. In addition, Dividend Equivalents that are based on dividends declared prior to the vesting of such Award shall only be paid to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Share Appreciation Rights.

2.	The following paragraph be added to the Plan as Section 9.2 of the Plan:

9.2	Cash Awards

The Committee is hereby authorized to grant to Non-Employee Directors and/or Consultants, Cash Awards, which shall consist of a right which (a) is not an Award described in any other Article of the Plan and (b) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, cash as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Cash Awards, which shall be contained in a written agreement or other document covering such Awards.

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Annex 2

(To the Amended and Restated 2013 Rowan Companies plc Incentive Plan)

This Annex 2 to the Amended and Restated 2013 Rowan Companies plc Incentive Plan (the “Plan”) governs Cash Awards (as defined below) granted hereunder and Awards granted under the Plan that are payable in cash, Shares or any combination thereof, as determined by the Committee. Any Awards granted pursuant to this Annex 2 are subject to all of the terms and conditions set forth in the Plan (and, with respect to Awards granted to Consultants and/or Non-Employee Directors, in Annex 1) except as modified by the following provisions, which shall replace and/or supplement certain provisions of the Plan as indicated.

Article I	Introduction

1.	The following definitions shall supplement and/or replace, as applicable, the applicable definitions set forth in Section 1.2 of the Plan:

“Awards” means, collectively, Options, Bonus Shares, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Performance Awards, Dividend Equivalents or Cash Awards, in each case, that may be awarded or granted under the Plan.

“Cash Award” means an Award granted pursuant to Section 9.2 of the Plan that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, cash.

“Performance Award” means an Award granted pursuant to Article VIII of the Plan, that, if earned, shall be payable in Shares, cash or any combination thereof as determined by the Committee.

“Restricted Share Unit” means an Award, granted pursuant to Article VII of the Plan, of the right to receive (a) Shares, (b) the Fair Market Value of Shares paid in cash or (c) a combination of Shares and cash, as determined by the Committee.

2.	The following paragraph shall supplement Section 1.3 of the Plan:

“No Participant may be granted Cash Awards in respect of any one (1)-year period having a value determined on the date of grant in excess of $15,000,000.”

Article V	Share Appreciation Rights

1.	The following sentence shall supplement Section 5.1 of the Plan:

“Notwithstanding the foregoing, the Committee may provide, in its sole discretion, that the Spread covered by a Share Appreciation Right may be paid in cash instead of in Shares.”

Article VII	Restricted Share Units

1.	The following paragraph shall replace the first paragraph of Article VII of the Plan:

“The Committee is authorized to grant Restricted Share Units to Employees, which are rights to receive a specified number of Shares or the Fair Market Value of such Shares in cash at the end of a specified Restricted Period, subject to such terms and conditions as the Committee shall determine.”

Article VIII	Performance Awards

1.	The following sentence shall supplement Section 8.2(d) of the Plan:

“Settlement of Performance Awards may be in cash or Shares as the Committee shall determine.”

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Article IX	Other Awards

1.	The following paragraph shall replace Section 9.1 of the Plan:

9.1	Dividend Equivalents

Dividend Equivalents may be granted by the Committee based on dividends declared on the Shares, to be credited as of dividend payment dates during the period between the date an Award is granted to a Participant and the date such Awards vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends declared prior to the vesting of such Award shall only be paid to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Share Appreciation Rights.”

2.	The following paragraph shall be added to the Plan as Section 9.2 of the Plan:

9.2	Cash Awards

The Committee is hereby authorized to grant to Employees Cash Awards, which shall consist of a right which (a) is not an Award described in any other Article of the Plan and (b) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, cash as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Cash Awards, which shall be contained in a written agreement or other document covering such Awards.

Article X	Certain Provisions Applicable to All Awards

1.	The following provision shall supplement Section 10.5 of the Plan and, to the extent inconsistent with Section 10.5 of the Plan, supersede Section 10.5 of the Plan:

“The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events; provided, however, that the Committee shall not accelerate settlement if such discretion would result in adverse tax consequences to the Participant under Code Section 409A. In the discretion of the Committee, Awards granted pursuant to Article VIII of the Plan may be payable in cash or Shares to the extent permitted by the terms of the applicable Award agreement and the Plan.”

2.	The following provision shall supplement Section 10.6 of the Plan:

“After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award granted to a Participant pursuant to Annex 2 of the Plan, the following shall be delivered to such Participant: cash and/or the number of Shares equal in value to the number of Restricted Share Units, Share Appreciation Rights or Performance Awards, as applicable.”

3.	The following sentence shall supplement Section 10.8(b) of the Plan:

“Except as otherwise specifically provided under the Plan, only the Participant or his guardian (if the Participant becomes disabled), or in the event of his death, his legal representative or beneficiary, may receive cash payments under the Plan.”

4.	The following provision shall be added as Section 10.10(a)(iv) of the Plan:

“(iv)	The Committee may determine to amend Cash Awards, or substitute new Cash Awards in consideration of cancellation of outstanding Cash Awards, in order to ensure that such Awards shall become fully vested, deemed earned in full and promptly paid to the Participants as of the date of the Change in Control, without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions shall not have been completed or satisfied.”

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Exhibit II	Form of Share Repurchase Contract

This agreement (this “Agreement”) is made on between:

Rowan Companies plc (the “Company”)
Cannon Place
78 Cannon Street
London EC4N 6AF
United Kingdom
Registered number: 07805263

_________________ (the “Counterparty”)

_________________ [Address]

It is agreed that the Counterparty will purchase on a principal basis interests in Class A Ordinary Shares of the Company, nominal (i.e., par) value $0.125 per share (the “Ordinary Shares”), for subsequent sale and delivery to the Company under the terms of this Agreement as follows:

1.	Ordinary Shares will be purchased up to the quantity and purchase price level advised by telephone from an authorised person at the Company (the “Purchase Price”), such authorised person(s) to be notified in writing to the Counterparty by the Company from time to time (each an “Authorised Person”).

2.	Unless otherwise instructed, Ordinary Shares will be purchased in accordance with all applicable laws and regulations, including (without limitation) in accordance with:

(a)	The volume limitations of Rule 10b-18(b)(4) and 10b-18(c)(2) of the Securities Exchange Act of 1934, as may be amended or superseded from time to time (the “Exchange Act”). The maximum value of Ordinary Shares, at acquisition cost, to be purchased under this programme will be advised to the Counterparty by an Authorised Person from time to time following the execution of this Agreement;

(b)	The timing conditions of Rules 10b-18(b)(2) and 10b-18(c)(1) of the Exchange Act, as may be amended or superseded from time to time; and

(c)	The price conditions of Rule 10b-18(b)(3) of the Exchange Act, as may be amended or superseded from time to time.

3.	All purchases will be effected pursuant to Rule 10b-18 of the Exchange Act, as may be amended or superseded from time to time, from or through only one broker or dealer on any single day or as otherwise allowed by Rule 10b-18(b)(1) of the Exchange Act, as may be amended or superseded from time to time.

4.	Purchases may be made on any national securities exchange, electronic communication network (ECN), alternative trading system (ATS) or in over-the-counter (OTC) transactions.

5.	Before purchases commence under this Agreement, the Company will have officially disclosed the repurchase programme to the public.

6.	The Company represents that the purchases of Ordinary Shares by the Counterparty pursuant to the terms of this Agreement will not violate or contravene any legal, regulatory or contractual restriction applicable to the Company or the Ordinary Shares, including Section 10(b) and Rule 10b-5 of the Exchange Act.

7.	Daily purchase information will be provided to the Company by phone or e-mail, and trade confirmations will be sent by e-mail or fax the following day.

8.	The Company’s tax identification number is ___________.

9.	Purchases of Ordinary Shares in accordance with the instructions contained herein, will commence on the date to be agreed between the Company and the Counterparty.

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10.	Notices for the attention of the Company shall be sent to:

Rowan Companies plc
Attn: Chief Financial Officer
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056
Email: ________@rowancompanies.com

Notices for the attention of the Counterparty shall be sent to the address notified in writing to the Company by the Counterparty.

11.	The Counterparty shall (including, without limitation, by liaising with Computershare Trust Company, N.A. (or its successor or assign) as transfer agent and registrar of the Company (the “Transfer Agent”)) procure that any Ordinary Share to be sold by the Counterparty to the Company is transmitted or delivered by DWAC or similar means of transmission so that such Ordinary Shares is withdrawn from the facilities of the Depositary Trust Company (the “DTC System”) (in particular by removing any Ordinary Share deposited with the nominee of the DTC System, Cede & Co.) and the Company receives the Ordinary Share in record form (a “Record Share”).

12.	In accordance with Paragraph 11, the Counterparty shall sell, and the Company shall purchase, such Record Shares, and following such purchase and delivery, at the election of the Company, the Company shall be registered as the record holder of such Record Shares, or such Record Shares shall otherwise be cancelled. The Company shall be responsible for any stamp duty that is due in respect of the purchase of Record Shares from the Counterparty.

13.	The Counterparty shall deliver to the Transfer Agent any documents as may be necessary or as may be reasonably requested by the Transfer Agent to give effect to the purchase, delivery, registration or cancellation of any Record Shares to the Company in accordance with the terms of this letter.

14.	The Company will pay for any and all Record Shares purchased by it in accordance with Paragraph 12 above by wiring funds to the bank account of the Counterparty or other designee by no later than the date of delivery of Record Shares. Any commission payable by the Company in respect of the delivery of Record Shares shall be agreed in writing from time to time between the Company and the Counterparty, and shall be paid to the Counterparty by the Company on delivery of Record Shares. The relevant bank account details of the Counterparty shall be notified to the Company by the Counterparty in writing from time to time.

15.	The Counterparty and the Company each acknowledge and agree that:

(a)	Prior to an acquisition by the Company under Paragraph 12 hereof, the Company shall not acquire, nor have any legal or beneficial interest in, any Ordinary Share purchased by the Counterparty pursuant to this Agreement;

(b)	Nothing in this letter is or shall constitute a party acting as the agent of the other for any purpose. Neither party shall describe itself as an agent or in any way hold itself out as being an agent of the other; and

(c)	The Counterparty shall act as principal in respect of its acquisition of the Ordinary Shares and shall effect purchases of shares hereunder in “riskless principal transactions” as defined in Rule 10b-18(a)(12) of the Exchange Act.

16.	This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

Rowan Companies plc	[Counterparty]

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Exhibit III	Form of Rule 10b5-1 Repurchase Plan

Repurchase Plan, dated _______________ (the “Repurchase Plan”), between Rowan Companies plc (the “Company”) and ____________________ (the “Counterparty”). Capitalised terms used and not otherwise defined in the body of this Repurchase Plan shall have the meaning given to such terms in Exhibit A hereto, which is incorporated herein and made part of this Repurchase Plan.

WHEREAS, the Company desires to establish this Repurchase Plan to purchase its Class A Ordinary Shares, nominal value $0.125 per share (the “Ordinary Shares”); and

WHEREAS, the Company desires to purchase Ordinary Shares from the Counterparty in accordance with this Repurchase Plan:

NOW, THEREFORE, the Company and the Counterparty hereby agree as follows:

1.	Prior to the commencement of transactions contemplated by this Repurchase Plan the parties shall agree in writing in a form substantially as set forth on Exhibit A hereto to certain terms in respect of the proposed repurchase.

2.	During the Trading Period (as defined in Exhibit A), the Counterparty shall purchase as principal Ordinary Shares having a maximum aggregate value of no more than the Total Repurchase Amount (as defined in Exhibit A). On each day (each, a “Trading Day”) during the Trading Period on which The New York Stock Exchange (the “Exchange”) is open for trading the Counterparty shall purchase that number of Ordinary Shares having an aggregate value of up to the Maximum Amount (as defined in Exhibit A), plus or minus up to $1,000, using its reasonable efforts to purchase such Ordinary Shares at a price equal to the volume weighted average price for such day’s trading session, and trade confirmations will be sent by e-mail or fax the following day. Notwithstanding the foregoing, the Counterparty shall not purchase any Ordinary Shares at a price exceeding the Limit Price (as defined in Exhibit A).

3.	The Counterparty shall (including without limitation, by liaising with Computershare Trust Company, N.A. (or its successor or assign) as transfer agent and registrar of the Company (the “Transfer Agent”)) procure that any Ordinary Share to be sold by the Counterparty to the Company is transmitted or delivered by DWAC or similar means of transmission so that such Ordinary Share is withdrawn from the facilities of the Depositary Trust Company (the “DTC System”) (in particular by removing any Ordinary Share deposited with the nominee of the DTC System, Cede & Co.) and the Company receives the Ordinary Share in record form (a “Record Share”).

4.	In accordance with Paragraph 3, the Counterparty shall sell, and the Company shall purchase all such Record Shares, and following such purchase and delivery, at the election of the Company, the Company shall be registered as the record holder of such Record Shares or such Record Shares shall otherwise be cancelled. The Company shall be responsible for any stamp duty that is due in respect of the purchase of Record Shares from the Counterparty. The Counterparty shall deliver to the Transfer Agent any documents as may be necessary or as may be reasonably requested by the Transfer Agent to give effect to the purchase, delivery, registration or cancellation of any Record Shares to the Company in accordance with the terms of this letter.

5.	The Company will pay for any Record Shares purchased by it in accordance with Paragraph 4 above by wiring funds to the bank account of the Counterparty or other designee by no later than the date of delivery of the Record Shares. Any commission payable by the Company in respect of the delivery of Record Shares shall be set forth on Exhibit A, and shall be paid to the Counterparty by the Company on delivery of the Record Shares. The relevant bank account details of the Counterparty or its designee shall be notified to the Company by the Counterparty in writing from time to time.

6.	The Repurchase Plan shall terminate upon the earliest of:

(a)	the repurchase of the Total Repurchase Amount contemplated by the Repurchase Plan, as set forth in Paragraph 2;

(b)	the close of business on the last day of the Trading Period;

(c)	the close of business on the second business day following the date of receipt by the Counterparty of notice of early termination, delivered by the Company by facsimile to ___________, attention:___________ or by e-mail to ____________;

(d)	the commencement of any voluntary or involuntary case or other proceeding seeking liquidation, reorganisation or other relief under any bankruptcy, insolvency or similar law or seeking the appointment of a trustee, receiver or other similar official, or the taking of any corporate action by the Company to authorise or commence any of the foregoing; and

(e)	the public announcement of a tender or exchange offer for the Ordinary Shares or of a merger, acquisition, recapitalisation or other similar business combination or transaction as a result of which the Ordinary Shares would be exchanged for or converted into cash, securities or other property.

7.	The Counterparty shall comply with the requirements of paragraph (b)(2), (b)(3) and (b)(4) of Rule 10b-18 under the Securities Exchange Act of 1934, as may be amended or superseded from time to time (the “Exchange Act”), in connection with purchases of the Ordinary Shares in the open market pursuant to this Repurchase Plan. The Company agrees not to take any action that would cause purchases not to comply with Rule 10b-18, Rule 10b5-1 or Regulation M of the Exchange Act.

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8.	The Company confirms that, on the date hereof that (a) it is not aware of material, non-public information with respect to the Company or the Ordinary Shares, (b) it is entering into this Repurchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act or other applicable securities laws, (c) it understands the proscriptions of Rule 10b5-1 in respect of offsetting and hedging transactions, (d) it will not disclose to any persons at the Counterparty effecting purchases under the Repurchase Plan any information regarding the Company that might influence the execution of the Repurchase Plan and (e) it will inform the Counterparty as soon as possible of any subsequent legal or contractual restrictions affecting the execution of the Repurchase Plan by the Counterparty or by the Company and of the occurrence of any event that would cause the Repurchase Plan to end or be suspended as contemplated in Paragraph 6.

9.	If the Counterparty must suspend purchases of Ordinary Shares under this Repurchase Plan on a particular day for any of the following reasons:

(a)	a day specified by the Repurchase Plan is not a day on which the Ordinary Shares trade regular way on the Exchange;

(b)	trading of the Ordinary Shares on the Exchange is suspended for any reason; or

(c)	the Counterparty cannot effect a purchase of Ordinary Shares due to legal, regulatory or contractual restrictions applicable to it or to the Company (including without limitation, Regulation M, Rule 10b-5 or Rule 10b-18);

If purchases have been so suspended, the Counterparty will resume purchases in accordance with this Agreement on the next day specified in the Repurchase Plan after the condition causing the suspension of purchases has been resolved.

10.	It is the intent of the Company and the Counterparty that this Repurchase Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and Rule 10b-18 under the Exchange Act, and this Repurchase Plan shall be interpreted to comply with the requirements thereof.

11.	The Repurchase Plan may be signed in counterparts, each of which will be an original.

12.	The Repurchase Plan and any attachment together constitute the entire agreement between the Company and the Counterparty and supersede any prior agreements or understandings regarding the Repurchase Plan.

13.	All notices given by the parties under this Repurchase Plan will be as follows:

(a)	If to the Counterparty: Address: Attention: Fax no:

(b)	If to the Company: Rowan Companies plc Attn: Chief Financial Officer 2800 Post Oak Boulevard, Suite 5450 Houston, Texas 77056 Email: ___________@rowancompanies.com

14.	This Repurchase Plan will be governed by and construed in accordance with the internal laws of the State of New York.

15.	The number of Ordinary Shares, together with other share amounts and prices, if applicable, as set forth in Paragraph 2 shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Ordinary Shares or any change in capitalisation with respect to the Company that occurs during the term of this Repurchase Plan.

16.	Except as otherwise set forth in this Repurchase Plan, the Company acknowledges and agrees that it does not have authority, influence or control over any purchase executed by the Counterparty pursuant to this Repurchase Plan. The Counterparty agrees not to seek advice from the Company with respect to the manner in which it executes purchases under this Repurchase Plan.

17.	The Counterparty and the Company each acknowledges and agrees that:

(a)	Prior to any acquisition by the Company pursuant to Paragraph 4, the Company shall not acquire, nor have any legal or beneficial interest in, any Ordinary Shares purchased by the Counterparty pursuant to this Repurchase Plan;

(b)	Nothing in this Repurchase Plan is or shall constitute a party acting as the agent of the other for any purpose. Neither party shall describe itself as an agent or in any way hold itself out as being an agent of the other; and

(c)	The Counterparty shall act as principal in respect of its acquisition of Ordinary Shares and shall effect purchases of Ordinary Shares hereunder in “riskless principal transactions” as defined in Rule 10b-18(a)(12) of the Exchange Act.

ROWAN COMPANIES PLC - 2017 Proxy Statement    III-2

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IN WITNESS WHEREOF, the parties hereto have executed this Repurchase Plan as of the date first written above.

Rowan Companies plc

By:

Name:

Title:

Acknowledged and Agreed:

By:

Name:

Title:

Exhibit A

(To Form of Rule 10b5-1 Repurchase Plan)

The Counterparty and the Company shall hereby agree that the following terms shall have the following meanings:

“Limit Price” shall mean a per share price of US$ ________;

“Maximum Amount” is the maximum purchase amount in a single trading day and shall mean US$ _________;

“Trading Period” shall mean the period commencing on _________ and terminating at close of business on _________ ;

“Total Repurchase Amount” is the maximum aggregate purchase amount in the Trading Period and shall means US$ _________.

Commission paid under this Repurchase Plan shall equal $__________ per Record Share to the Company.

ROWAN COMPANIES PLC - 2017 Proxy Statement    III-3

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VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. (New York Time) on May 23, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (New York Time) on May 23, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 for delivery no later than May 23, 2017.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E25352-P86887 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROWAN COMPANIES PLC

The Board of Directors recommends you vote FOR all of the nominees listed in Proposal 1 below, each to be elected by way of a separate resolution:

1. To elect directors:	For	Against	Abstain
1a. William E. Albrecht	☐	☐	☐
1b. Thomas P. Burke	☐	☐	☐
1c. Thomas R. Hix	☐	☐	☐
1d. Jack B. Moore	☐	☐	☐
1e. Thierry Pilenko	☐	☐	☐
1f. Suzanne P. Nimocks	☐	☐	☐
1g. John J. Quicke	☐	☐	☐
1h. Tore I. Sandvold	☐	☐	☐
1i. Charles L. Szews	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. To recommend, as a non-binding advisory resolution, the frequency of executive officer compensation votes	☐	☐	☐	☐

Please indicate if you plan to attend this meeting in person.	Yes	No
	☐	☐

	For	Against	Abstain
4. To approve the Directors' Remuneration Policy (in accordance with requirements applicable to U.K. companies under the U.K. Companies Act)	☐	☐	☐
5. To approve, as a non-binding advisory resolution, the Directors' Remuneration Report (in accordance with requirements applicable to U.K. companies under the U.K. Companies Act)	☐	☐	☐
6. To receive the Company's U.K. annual report and accounts for the year ended December 31, 2016	☐	☐	☐
7. To ratify the Audit Committee's appointment of Deloitte & Touche LLP as the Company's U.S. independent registered public accounting firm	☐	☐	☐
8. To re-appoint Deloitte LLP as the Company's U.K. statutory auditor under the U.K. Companies Act	☐	☐	☐
9. To authorize the Audit Committee to determine the remuneration of the Company's U.K. statutory auditor	☐	☐	☐
10. To approve an amendment to the Company's incentive plan to, among other things, increase the number of shares available for issuance under the plan	☐	☐	☐
11. To approve forms of share repurchase contracts and repurchase counterparties	☐	☐	☐
12. To authorize the Board in accordance with the U.K. Companies Act to exercise all powers of the Company to allot shares	☐	☐	☐
13. To authorize the Board in accordance with the U.K. Companies Act, by way of a special resolution, to allot equity securities for cash without the rights of pre-emption	☐	☐	☐
14. To authorize the Board in accordance with the U.K. Companies Act, by way of a special resolution, to allot equity securities for cash without the rights of pre-emption in connection with an acquisition or specified capital investment (in addition to Proposal 13)	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

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E25353-P86887

The shareholder(s) hereby appoint(s) Stephen Butz, Geji Loether and Heather McLemore, or any one of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Rowan Companies plc that the shareholder(s) is/are entitled to vote at the 2017 Annual General Meeting of Shareholders, and any adjournment or postponement thereof, and, in their discretion, on all other matters that may properly come before such meeting. **The undersigned hereby revokes all proxies previously given by the undersigned to vote at the 2017 Annual General Meeting of Shareholders or any adjournment or postponement thereof.**

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES IN PROPOSAL 1, FOR PROPOSAL 2, FOR EACH PROPOSAL 4-14 AND FOR ONE YEAR IN PROPOSAL 3. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Your Board of Directors recommends a vote FOR the resolutions in proposals 1, 2, 4 through 14 and ONE YEAR in proposal 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

V.1.1